EXHIBIT 10.23

MEZZANINE LOAN AGREEMENT

Dated as of September 12, 2005

Between

MERISTAR MEZZANINE BORROWER SPE, LLC

as Borrower

and

LEHMAN BROTHERS BANK, FSB,

individually and as Agent for one or more Co-Lenders,

as Lender

I.	DEFINITIONS; PRINCIPLES OF CONSTRUCTION		1

	Section 1.1	Definitions.	1

	Section 1.2	Principles of Construction.	28

II.	GENERAL TERMS		28

	Section 2.1	Loan Commitment; Disbursement to Borrower.	28

	2.1.1	Agreement to Lend and Borrow.	28

	2.1.2	Single Disbursement to Borrower.	29

	2.1.3	The Note, Pledge Agreement and Loan Documents.	29

	2.1.4	Use of Proceeds.	29

	Section 2.2	Interest; Loan Payments; Late Payment Charge.	29

	2.2.1	Payments.	29

	2.2.2	Interest Calculation.	30

	2.2.3	Eurodollar Rate Unascertainable; Illegality; Increased Costs.	31

	2.2.4	Payment on Maturity Date.	33

	2.2.5	Payments after Default.	33

	2.2.6	Late Payment Charge.	33

	2.2.7	Usury Savings.	34

	2.2.8	Indemnified Taxes.	34

	2.2.9	Replacement of Lenders.	35

	Section 2.3	Prepayments.	36

	2.3.1	Voluntary Prepayments.	36

	2.3.2	Liquidation Events.	37

	2.3.3	Prepayments After Default.	37

	2.3.4	Making of Payments.	38

	2.3.5	Application of Prepayments.	38

	Section 2.4	Interest Rate Cap Agreement.	38

	Section 2.5	Release of Property.	40

	2.5.1	Release of Individual Property.	40

	2.5.2	Release on Payment in Full.	43

	Section 2.6	Substitution of Properties.	43

III.	CASH MANAGEMENT		51

	Section 3.1	Mortgage Loan Cash Management.	51

	Section 3.2	Removal of Mortgage Loan Cash Management.	51

	Section 3.3	Rights During Event of Default and Acceleration of the Debt.	51

	Section 3.4	Application of Mezzanine Loan Account Funds.	52

IV.	REPRESENTATIONS AND WARRANTIES		52

	Section 4.1	Borrower Representations.	52

	4.1.1	Organization.	52

	4.1.2	Proceedings.	52

	4.1.3	No Conflicts.	53

	4.1.4	Litigation.	53

	4.1.5	Agreements.	53

	4.1.6	Title.	53

	4.1.7	Solvency.	54

	4.1.8	Full and Accurate Disclosure.	55

	4.1.9	No Plan Assets.	55

	4.1.10	Compliance.	55

	4.1.11	Financial Information.	55

	4.1.12	Condemnation.	56

	4.1.13	Federal Reserve Regulations.	56

	4.1.14	Utilities and Public Access.	56

	4.1.15	Not a Foreign Person.	56

	4.1.16	Separate Lots.	56

	4.1.17	Assessments.	56

	4.1.18	Enforceability.	57

	4.1.19	No Prior Assignment.	57

	4.1.20	Insurance.	57

	4.1.21	Use of Property.	57

	4.1.22	Certificate of Occupancy; Licenses.	57

	4.1.23	Flood Zone.	57

	4.1.24	Physical Condition.	58

	4.1.25	Boundaries.	58

	4.1.26	Leases.	58

	4.1.27	[Reserved]	59

	4.1.28	[Reserved]	59

	4.1.29	Filing and Recording Taxes.	59

	4.1.30	Franchise Agreement.	59

	4.1.31	Management Agreement.	59

	4.1.32	Illegal Activity.	59

	4.1.33	No Change in Facts or Circumstances; Disclosure.	59

	4.1.34	Investment Company Act.	60

	4.1.35	Principal Place of Business; State of Organization.	60

	4.1.36	Single Purpose Entity.	60

	4.1.37	Business Purposes.	65

	4.1.38	Taxes.	65

	4.1.39	Forfeiture.	65

	4.1.40	Environmental Representations and Warranties.	66

	4.1.41	Taxpayer Identification Number.	66

	4.1.42	OFAC.	66

	4.1.43	Ground Lease Representations.	67

	4.1.44	Deposit Accounts.	68

	4.1.45	Embargoed Person.	68

	4.1.46	Affiliates.	69

	4.1.47	Mortgage Borrower Representations.	69

	4.1.48	List of Mortgage Loan Documents.	69

	4.1.49	Mortgage Loan Event of Default.	69

	4.1.50	Personal Property.	69

	4.1.51	Operating Lease.	69

	Section 4.2	Survival of Representations.	69

V.	BORROWER COVENANTS		70

	Section 5.1	Affirmative Covenants.	70

	5.1.1	Existence; Compliance with Legal Requirements.	70

	5.1.2	Taxes and Other Charges.	71

	5.1.3	Litigation.	72

	5.1.4	Access to Properties.	72

	5.1.5	Notice of Default.	72

	5.1.6	Cooperate in Legal Proceedings.	72

	5.1.7	Award and Insurance Benefits.	72

	5.1.8	Further Assurances.	72

5.1.9	Mortgage and Intangible Taxes.	73

5.1.10	Financial Reporting.	73

5.1.11	Business and Operations.	75

5.1.12	Costs of Enforcement.	75

5.1.13	Estoppel Statement.	76

5.1.14	Loan Proceeds.	77

5.1.15	Performance by Borrower.	77

5.1.16	Confirmation of Representations.	77

5.1.17	Leasing Matters.	78

5.1.18	Management Agreement.	79

5.1.19	Environmental Covenants.	81

5.1.20	Alterations.	82

5.1.21	Franchise Agreement.	83

5.1.22	The Ground Lease.	84

5.1.23	OFAC.	86

5.1.24	Operating Lease.	86

5.1.25	Maintenance of Personal Property.	88

5.1.26	REIT Status.	88

5.1.27	O&M Program.	88

5.1.28	Mortgage Loan Reserve Funds.	89

5.1.29	Notices.	89

5.1.30	Special Distributions.	89

5.1.31	Mortgage Borrower Covenants.	89

Section 5.2	Negative Covenants.	89

5.2.1	Liens.	90

5.2.2	Dissolution.	90

5.2.3	Change In Business.	90

5.2.4	Debt Cancellation.	91

5.2.5	Zoning.	91

5.2.6	No Joint Assessment.	91

5.2.7	Name, Identity, Structure, or Principal Place of Business.	91

5.2.8	ERISA.	92

5.2.9	Affiliate Transactions.	92

	5.2.10	Transfers.	93

	5.2.11	Limitation on Securities Issuances.	96

	5.2.12	Distributions.	96

	5.2.13	Refinancing or Prepayment of the Mortgage Loan.	96

	5.2.14	Acquisition of the Mortgage Loan.	96

	5.2.15	Material Agreements.	97

	5.2.16	Permitted Transfer.	98

	Section 5.3	REIT.	100

VI.	INSURANCE; CASUALTY; CONDEMNATION		100

	Section 6.1	Insurance.	100

	Section 6.2	Casualty.	102

	Section 6.3	Condemnation.	102

	Section 6.4	Restoration.	102

	Section 6.5	Rights of Lender.	103

VII.	RESERVE FUNDS		103

	Section 7.1	Required Repair Funds.	103

	Section 7.2	Tax and Insurance Escrow Fund.	103

	Section 7.3	Replacements and Replacement Reserve.	103

	Section 7.4	Intentionally Deleted.	104

	Section 7.5	Intentionally Deleted.	104

	Section 7.6	Ground Lease Escrow Fund.	104

	Section 7.7	Reserve Funds, Generally.	104

VIII.	DEFAULTS		104

	Section 8.1	Event of Default.	104

	Section 8.2	Remedies.	110

	Section 8.3	Right to Cure Defaults.	111

	Section 8.4	Remedies Cumulative; Waivers.	111

	Section 8.5	Power of Attorney.	112

IX.	SPECIAL PROVISIONS		112

	Section 9.1	Sale of Notes and Securitization	112

	Section 9.2	Securitization Indemnification.	114

	Section 9.3	Servicer.	117

	Section 9.4	Exculpation.	117

v

Section 10.16	No Joint Venture or Partnership; No Third Party Beneficiaries.	135

Section 10.17	Publicity.	136

Section 10.18	Waiver of Marshalling of Assets.	136

Section 10.19	Waiver of Counterclaim.	136

Section 10.20	Conflict; Construction of Documents; Reliance.	137

Section 10.21	Brokers and Financial Advisors.	137

Section 10.22	Prior Agreements.	137

SCHEDULE I Properties - Allocated Loan Amounts

SCHEDULE II Rent Roll / Leases

SCHEDULE III Reserved

SCHEDULE IV Organizational Chart of Borrower

SCHEDULE V Scheduled Amortization Payments

SCHEDULE VI Ground Leases

SCHEDULE VII O&M Program Properties

SCHEDULE VIII Reserved

SCHEDULE IX Reserved

SCHEDULE X Franchise Agreement / Franchisor

SCHEDULE XI Management Agreement / Manager

SCHEDULE XII Operating Lease / Operating Tenant / Subordination and Attornment Agreement

SCHEDULE XIII Borrower’s Principal Place of Business / Organizational ID Number / Tax ID Number

SCHEDULE XIV Mortgage Loan Documents

EXHIBIT A Reserved

EXHIBIT B Reserved

EXHIBIT C Form of Assignment of Interest Rate Cap

LOAN AGREEMENT

THIS LOAN AGREEMENT, dated as of September     , 2005 (as amended, restated, replaced, supplemented, extended or otherwise modified from time to time, this “Agreement”), between LEHMAN BROTHERS BANK, FSB, a federal stock savings bank, having an address at 1000 West Street, Suite 200, Wilmington, Delaware 19801, individually and as Agent for one or more Co-Lenders (“Lender”) and MERISTAR MEZZANINE BORROWER SPE, LLC, a Delaware limited liability company, having an office at 4501 N. Fairfax Drive, Suite 500, Arlington, Virginia 22203 (“Borrower”).

W I T N E S S E T H:

WHEREAS, Borrower desires to obtain the Loan (as hereinafter defined) from Lender; and

WHEREAS, Lender is willing to make the Loan to Borrower, subject to and in accordance with the terms of this Agreement and the other Loan Documents (as hereinafter defined).

NOW THEREFORE, in consideration of the making of the Loan by Lender and the covenants, agreements, representations and warranties set forth in this Agreement, the parties hereto hereby covenant, agree, represent and warrant as follows:

I. DEFINITIONS; PRINCIPLES OF CONSTRUCTION

Section 1.1 Definitions.

For all purposes of this Agreement, except as otherwise expressly required or unless the context clearly indicates a contrary intent:

“Acceptable Counterparty” means any Counterparty to the Interest Rate Cap Agreement that has and shall maintain, until the expiration of the applicable Interest Rate Cap Agreement, a long-term unsecured debt rating of not less than “AA-” (or the equivalent) by the Rating Agencies.

“Account Collateral” shall mean: (i) the Accounts, and all Cash, checks, drafts, certificates and instruments, if any, from time to time deposited or held in the Accounts from time to time; (ii) any and all amounts invested in Permitted Investments; (iii) all interest, dividends, Cash, instruments and other property from time to time received, receivable or otherwise payable in respect of, or in exchange for, any or all of the foregoing; and (iv) to the extent not covered by clauses (i) - (iii) above, all “proceeds” (as defined under the UCC as in effect in the State in which the Accounts are located) of any or all of the foregoing.

“Accounts” shall mean all reserve, escrow and security accounts which have been or may be established by the Loan Documents.

“ACM” shall have the meaning set forth in Section 5.1.27.

“Additional Indemnified Liabilities” shall have the meaning set forth in Section 10.13(b) hereof.

“Adjusted Debt Service” shall mean, with respect to any particular period of time, the payments of principal and interest that would be due on the outstanding principal balance of the Loan assuming a loan constant equal to 8.558% for such period.

“Adjusted Prime Rate” shall mean an interest rate per annum equal to the Prime Rate in effect from time to time plus one percent (1%) per annum.

“Affiliate” shall mean, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by or is under common control with such Person or is a director or officer of such Person or of an Affiliate of such Person. Such term shall include the Guarantor unless otherwise specified or if the context may otherwise require.

“Affiliated Manager” shall mean any property manager which is an Affiliate of, or in which Borrower, Mortgage Borrower, Principal, or any Guarantor has, directly or indirectly, any legal, beneficial or economic interest.

“Agent” shall have the meaning set forth in Section 9.7.2(d) hereof.

“Allocated Loan Amount” shall mean, for an Individual Property, the amount set forth on Schedule I attached hereto.

“ALTA” shall mean American Land Title Association, or any successor thereto.

“Alteration Threshold Amount” shall have the meaning set forth in Section 5.1.20 hereof.

“Annual Budget” shall mean the operating budget, including all planned capital expenditures, for each Individual Property prepared by Mortgage Borrower for the applicable Fiscal Year or other period.

“Applicable Contribution” shall have the meaning set forth in Section 9.6(f) hereof.

“Applicable Interest Rate” shall mean (A) from and including the date of this Agreement through October 8, 2005, an interest rate per annum equal to 5.08%; and (B) for each successive Interest Period through and including the date on which the Debt is paid in full, an interest rate per annum equal to (I) the Eurodollar Rate or (II) the Adjusted Prime Rate, if the Loan begins bearing interest at the Adjusted Prime Rate in accordance with the provisions of Section 2.2.3 hereof.

“Applicable Laws” shall mean all existing and future federal, state and local laws, orders, ordinances, governmental rules and regulations and court orders.

“Appraisal” shall mean an appraisal prepared in accordance with the requirements of FIRREA and USPAP, prepared by an independent third party appraiser holding an MAI designation, who is State licensed or State certified if required under the laws of the State where the applicable Individual Property is located, who meets the requirements of FIRREA and USPAP and who is otherwise reasonably satisfactory to Lender.

“Approved Accountant” shall mean a “Big Four” accounting firm, or other independent certified public accountant reasonably acceptable to Lender.

“Approved Annual Budget” shall have the meaning set forth in Section 5.1.10(d) hereof.

“Approved Capital Budget” shall mean a Capital Budget that has been approved by Lender.

“Assignment and Assumption” shall have the meaning set forth in Section 9.7.2 hereof.

“Assignment of Interest Rate Cap” shall mean that certain Collateral Assignment of Interest Rate Cap Agreement made by Borrower to Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Assignment of Leases” shall mean, with respect to each Individual Property, that certain first priority Assignment of Leases and Rents, dated as of the date hereof, from Mortgage Borrower, as assignor, to Mortgage Lender, as assignee, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Assignment of Management Agreement” shall mean, with respect to each Individual Property, that certain Subordination of Management Agreement and Management Fees dated the date hereof among Lender, Borrower, Operating Tenant and Manager, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Assignment of Security Agreement” shall mean, with respect to each Operating Lease, that certain assignment of security agreement dated the date hereof given by Borrower to Lender with respect to the related Operating Lease Security Agreement.

“Austin Pledged Interests” shall have the meaning set forth in the Mortgage Loan Agreement.

“Award” shall mean any compensation paid by any Governmental Authority in connection with a Condemnation in respect of all or any part of any Individual Property.

“Bankruptcy Code” shall mean Title 11 U.S.C. § 101 et seq., and the regulations adopted and promulgated pursuant thereto (as the same may be amended from time to time).

“Basic Carrying Costs” shall mean, with respect to each Individual Property, the sum of the following costs associated with such Individual Property for the relevant Fiscal Year or payment period: (i) Taxes and (ii) Insurance Premiums and (iii) if applicable to such Individual Property, Ground Rent.

“Benefit Amount” shall have the meaning set forth in Section 9.6(d) hereof.

“Borrower” shall have the meaning set forth in the introductory paragraph hereto and any New Borrower, together with their respective successors and assigns.

“Breakage Costs” shall have the meaning set forth in Section 2.2.3(d) hereof.

“Business Day” shall mean any day other than a Saturday, Sunday or any other day on which national banks in New York, New York are not open for business.

“Business Party” shall have the meaning set forth in Section 4.1.36(aa) hereof.

“Capital Budget” shall have the meaning set forth in the Operating Lease.

“Capital Expenditures” shall mean, for any period, the amount expended with respect to the Properties for items capitalized under GAAP (including expenditures for building improvements or major repairs, leasing commissions and tenant improvements).

“Cash” shall mean coin or currency of the United States of America or immediately available federal funds, including such fund delivered by wire transfer.

“Casualty” shall mean the occurrence of any casualty, damage or injury, by fire or otherwise, to any Individual Property or any part thereof.

“Certificate of Sources and Uses” shall mean the Certificate of Sources and Uses of Funds delivered to Lender in connection with the Loan.

“Closing Date” shall mean the date of the funding of the Loan.

“Code” shall mean the Internal Revenue Code of 1986, as amended, as it may be further amended from time to time, and any successor statutes thereto, and all applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

“Co-Lender” shall have the meaning set forth in Section 9.7.2(a) hereof.

“Co-Lending Agreement” shall mean the Co-Lending Agreement entered into between Lender, individually as a Co-Lender and as Agent and the other Co-Lenders in the event of a Syndication, as the same may be further supplemented, modified, amended or restated.

“Collateral” shall mean (i) the Collateral as defined in the Pledge Agreement, and (ii) all other collateral for the Loan granted in the Loan Documents and shall include all Substitute Collateral.

“Condemnation” shall mean a temporary or permanent taking by any Governmental Authority as the result or in lieu or in anticipation of the exercise of the right of condemnation or eminent domain, of all or any part of any Individual Property, or any interest therein or right accruing thereto, including any right of access thereto or any change of grade affecting such Individual Property or any part thereof.

“Contribution” shall have the meaning set forth in Section 9.6(a) hereof.

“Control” (and the correlative terms “controlled by” and “controlling”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management and policies of the business and affairs of the entity in question by reason of the ownership of beneficial interests, by contract or otherwise.

“Counterparty” shall mean the issuer of the Interest Rate Cap Agreement.

“Debt” shall mean the outstanding principal amount set forth in, and evidenced by, this Agreement and the Note together with all interest accrued and unpaid thereon and all other sums due to Lender in respect of the Loan under the Note, this Agreement, the Pledge Agreement or any other Loan Document, including, without limitation, all Reserve Fund Deposits.

“Debt Service” shall mean, with respect to any particular period of time, interest payments and all Scheduled Amortization Payments due under the Note and the Mortgage Note for such period.

“Debt Service Coverage Ratio” shall mean a ratio in which:

(a) the numerator is the Net Operating Income for the 12 full calendar month period preceding the date of calculation as set forth in the financial statements required hereunder, adjusted for (i) assumed management fees of three percent (3%) of Gross Income from Operations and (ii) assumed Replacement Reserve Fund contributions equal to four percent (4%) of Gross Income from Operations; and

(b) the denominator is the greater of (i) the aggregate amount of Debt Service and Mortgage Debt Service which would be due and payable for such period, and (ii) the aggregate amount of Adjusted Debt Service and Mortgage Adjusted Debt Service which would be due and payable for such period.

“Default” shall mean the occurrence of any event hereunder or under any other Loan Document which, but for the giving of notice or passage of time, or both, would constitute an Event of Default.

“Default Rate” shall mean, with respect to the Loan, a rate per annum equal to the lesser of (a) the Maximum Legal Rate, or (b) five percent (5%) above the Applicable Interest Rate.

“Disclosure Document” shall have the meaning set forth in Section 9.2(a) hereof.

“Doubletree Albuquerque Property” shall mean the Individual Property identified as property number          on Schedule I attached hereto.

“Eligible Account” shall mean a separate and identifiable account from all other funds held by the holding institution that is either (a) an account or accounts maintained with a federal or State-chartered depository institution or trust company which complies with the definition of Eligible Institution or (b) a segregated trust account or accounts maintained with a federal or State chartered depository institution or trust company acting in its fiduciary capacity which, in the case of a State chartered depository institution or trust company, is subject to regulations substantially similar to 12 C.F.R.§9.10(b), having in either case a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal and State authority. An Eligible Account will not be evidenced by a certificate of deposit, passbook or other instrument.

“Eligible Institution” shall mean a depository institution or trust company, insured by the Federal Deposit Insurance Corporation, (a) the short term unsecured debt obligations or commercial paper of which are rated at least A-1 by S&P, P-1 by Moody’s and F-1 by Fitch in the case of accounts in which funds are held for thirty (30) days or less, or (b) the long term unsecured debt obligations of which are rated at least AA by Fitch and S&P and Aa2 by Moody’s in the case of accounts in which funds are held for more than thirty (30) days.

“Embargoed Person” shall have the meaning set forth in Section 4.1.45 hereof.

“Environmental Indemnity” shall mean that certain Environmental Indemnity Agreement executed by Borrower and Guarantor in connection with the Loan for the benefit of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Environmental Law” shall mean any federal, State and local laws, statutes, ordinances, rules, regulations, and other legally enforceable standards, policies, government directives or requirements, as well as common law, related to the generation, manufacture, processing, use, treatment, storage, Release or handling of Hazardous Materials, that, apply to Borrower and Guarantor or any Property, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act and the Resource Conservation and Recovery Act.

“Environmental Liens” shall have the meaning set forth in Section 5.1.19(a) hereof.

“Environmental Reports” shall have the meaning set forth in Section 4.1.40 hereof.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

“Eurodollar Rate” shall mean, with respect to any Interest Period, an interest rate per annum equal to LIBOR plus 1.35% per annum.

“Event of Default” shall have the meaning set forth in Section 8.1(a) hereof.

“Exchange Act” shall have the meaning set forth in Section 9.2(a) hereof.

“Exchange Act Filing” shall have the meaning set forth in Section 9.2(a) hereof.

“Extended Maturity Date” shall have the meaning set forth in Section 2.2.1(c) hereof.

“Extension Fee” shall mean one-quarter percent (0.25%) of the original principal amount of the Loan.

“Extraordinary Expense” shall have the meaning set forth in the Mortgage Loan Agreement.

“Fee Estate” shall mean, with respect to any Ground Lease the fee interest of the lessor under such Ground Lease in the Land and the Improvements demised under such Ground Lease.

“Fee Owner” shall mean, with respect to any Ground Lease, the owner of the lessor’s interest in such Ground Lease and the related Fee Estate.

“FF&E” shall mean, with respect to each Individual Property, furnishings, fixtures and equipment in the guest rooms, hallways, lobbies, restaurants, lounges, meeting and banquet rooms, parking facilities and other public areas and other items included in the term “FF&E” as defined in the Operating Lease.

“FF&E Note” shall have the meaning set forth in the Operating Lease.

“FF&E Limitation” shall have the meaning set forth in the Operating Lease.

“FIRREA” means the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as the same may be amended from time to time.

“Fiscal Year” shall mean each twelve (12) month period commencing on January 1 and ending on December 31 during the term of the Loan.

“Fitch” shall mean Fitch, Inc.

“Franchise Agreement” shall mean those certain franchise agreements more specifically identified on Schedule X attached hereto.

“Franchisor” shall mean the franchisors with respect to the Franchise Agreement, as same is identified on Schedule X attached hereto.

“GAAP” shall mean generally accepted accounting principles in the United States of America as of the date of the applicable financial report.

“Governmental Authority” shall mean any court, board, agency, commission, office, central bank or other authority of any nature whatsoever for any governmental unit (federal, State, county, district, municipal, city, country or otherwise) or quasi-governmental unit whether now or hereafter in existence having jurisdiction over all or any portion of an Individual Property, Borrower, Principal, Operating Tenant, Mezzanine Borrower, REIT or Guarantor.

“Gross Income from Operations” shall mean all income, computed in accordance with GAAP, derived from the ownership and operation of the Properties from whatever source, including, but not limited to, the Rents, utility charges, escalations, service fees or charges, license fees, parking fees, rent concessions or credits, and other required pass-throughs and Mortgage Borrower or Borrower, as applicable, but excluding sales, use and occupancy or other taxes on receipts required to be accounted for by Mortgage Borrower to any Governmental Authority, refunds and uncollectible accounts, sales of furniture, fixtures and equipment, Insurance Proceeds (other than business interruption or other loss of income insurance), Awards, security deposits, utility and other similar deposits, payments received under the Mortgage Interest Rate Cap Agreement or the Interest Rate Cap Agreement, as applicable, interest on credit accounts, interest on the Reserve Funds, and any disbursements to Mortgage Borrower from the Mortgage Reserve Funds. Gross income shall not be diminished as a result of the Pledge Agreement or the creation of any intervening estate or interest in a Property or any part thereof.

“Ground Lease” shall mean, individually and collectively, as the context may require, each ground lease described on Schedule VI attached hereto and made a part hereof, if any, as such Schedule may be amended from time to time upon the release and/or substitution of an Individual Property.

“Ground Lease Escrow Fund” shall have the meaning set forth in the Mortgage Loan Agreement.

“Ground Rent” shall have the meaning set forth in the Mortgage Loan Agreement.

“Guarantor” shall mean the Operating Partnership, jointly and severally, and any other entity guaranteeing any payment or performance obligation of Borrower.

“Guaranty” shall mean that certain Guaranty of Recourse Obligations of Borrower, dated as of the date hereof, from Guarantor to Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Hazardous Materials” shall mean any material or substance now or in the future defined or regulated as a “hazardous substance,” “hazardous material,” “hazardous waste,” “toxic substance,” “toxic pollutant,” “contaminant,” “pollutant” or other words of similar import within the meaning of applicable Environmental Law, including; without limitation, petroleum and petroleum by-products, gasoline, diesel fuel and oil; radioactive materials; polychlorinated biphenyls (“PCBs”); lead and lead-based paint; asbestos or asbestos-containing materials in any form that is or could reasonably be expected to become friable; and mold that could reasonably be expected to adversely affect human health.

“Hilton Airport Grand Rapids Property” shall mean the Individual Property identified as property number          on Schedule I attached hereto.

“Improvements” shall have the meaning set forth in Article 1 of the related Pledge Agreements with respect to each Individual Property.

“Indebtedness” of a Person, at a particular date, shall mean the sum (without duplication) at such date of (a) all indebtedness or liability of such Person (including, without limitation, amounts for borrowed money); (b) obligations evidenced by bonds, debentures, notes, or other similar instruments; (c) obligations for the deferred purchase price of property or services (including trade obligations); (d) obligations under letters of credit; (e) all guaranties, endorsements (other than for collection or deposit in the ordinary course of business) and other contingent obligations to purchase, to provide funds for payment, to supply funds, to invest in any Person or entity, or otherwise to assure a creditor against loss; and (f) obligations secured by any Liens, whether or not the obligations have been assumed.

“Indemnified Liabilities” shall have the meaning set forth in Section 9.7.4(c) hereof.

“Indemnified Parties” shall mean Lender, any Affiliate of Lender who is or will have been involved in the origination of the Loan, any Person who is or will have been involved in the servicing of the Loan, any Person in whose name the encumbrance created by the Security Instruments is or will have been recorded, Persons who may hold or acquire or will have held a full or partial interest in the Loan, the holders of any Securities, as well as custodians, trustees and other fiduciaries who hold or have held a full or partial interest in the Loan for the benefit of third parties) as well as the respective directors, officers, shareholders, partners, members, employees, agents, representatives, Affiliates, subsidiaries, participants, successors and assigns of any and all of the foregoing (including but not limited to any other Person who holds or acquires or will have held a participation or other full or partial interest in the Loan or any Property, whether during the term of the Loan or as a part of or following a foreclosure of the Loan and including, but not limited to, any successors by merger, consolidation or acquisition of all of Lender’s assets and business).

“Indemnified Taxes” shall mean any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority.

“Indemnitee” shall have the meaning set forth in Section 9.7.4(c) hereof.

“Independent Director” shall have the meaning set forth in Section 4.1.36(aa) hereof.

“Individual Property” shall mean each parcel of real property, including any Release Property prior to its release or Substitute Property upon substitution, the Improvements thereon and all Personal Property owned by Mortgage Borrower and encumbered by a Security Instrument, together with all rights pertaining to such Property and Improvements, as more particularly described in Article 1 of each Security Instrument and referred to therein as the “Property”.

“Information” shall have the meaning set forth in Section 9.7.3(b) hereof.

“Insolvency Opinion” shall mean, that certain bankruptcy non-consolidation opinion letter delivered by counsel for Borrower in connection with the Loan and approved by Lender or the Rating Agencies, as the case may be.

“Insurance Premiums” shall have the meaning set forth in the Mortgage Loan Agreement.

“Insurance Proceeds” shall have the meaning set forth in the Mortgage Loan Agreement.

“Intercreditor Agreement” shall have the meaning set forth in Section 9.11 hereof.

“Interest Period” shall mean, in connection with the calculation of interest accrued with respect to any specified Payment Date, the period from and including the ninth (9th) day of the prior calendar month to and including the eighth (8th) day of the calendar month in which the applicable Payment Date occurs; provided, however, that with respect to the Payment Date occurring in October, 2005, the Interest Period shall be the period commencing on the Closing Date to and including October 8, 2005. Each Interest Period, except for the Interest Period ending October 8, 2005, shall be a full month and shall not be shortened by reason of any payment of the Loan prior to the expiration of such Interest Period.

“Interest Rate Cap Agreement” shall mean the Interest Rate Cap Agreement (together with the confirmation and schedules relating thereto), between an Acceptable Counterparty and Borrower obtained by Borrower as and when required under Section 2.4 hereof. After delivery of a Replacement Interest Rate Cap Agreement to Lender, the term “Interest Rate Cap Agreement” shall be deemed to mean such Replacement Interest Rate Cap Agreement.

“Interest Shortfall” shall have the meaning set forth in Section 2.3.1(b) hereof.

“Inventory” shall mean “Inventories” as such term is defined in the Operating Lease.

“Investment Grade” shall mean a rating of BBB- or its equivalent by the Rating Agencies.

“Investor” shall have the meaning set forth in Section 5.1.10(i) hereof.

“Leases” shall have the meaning set forth in Article 1 of the Security Instrument with respect to each Individual Property.

“Legal Requirements” shall mean all federal, State, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities affecting Borrower, the Collateral, Mortgage Borrower or any Individual Property or any part thereof, or the zoning, construction, use, alteration, occupancy or operation thereof, or any part thereof, whether now or hereafter enacted and in force, and all permits, licenses and authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to Borrower, at any time in force affecting such Individual Property or any part thereof, including, without limitation, any which may (a) require repairs, modifications or alterations in or to such Individual Property or any part thereof, or (b) in any way limit the use and enjoyment thereof.

“Lehman” shall have the meaning set forth in Section 9.2(b) hereof.

“Lehman Group” shall have the meaning set forth in Section 9.2(b) hereof.

“Lender” shall have the meaning set forth in the introductory paragraph hereto, together with its successors and assigns.

“Liabilities” shall have the meaning set forth in Section 9.2(b) hereof.

“LIBOR” shall mean, for the first Interest Period 3.73% per annum. For each Interest Period thereafter LIBOR shall mean the quoted offered rate for one-month United States dollar deposits with leading banks in the London interbank market that appears as of 11:00 a.m. (London time) on the related LIBOR Determination Date on the display page designated as Telerate Page 3750.

If, as of such time on any LIBOR Determination Date, no quotation is given on Telerate Page 3750, then the Lender shall establish LIBOR on such LIBOR Determination Date by requesting four Reference Banks meeting the criteria set forth herein to provide the quotation offered by its principal London office for making one-month United States dollar deposits with leading banks in the London interbank market as of 11:00 a.m., London time, on such LIBOR Determination Date.

(i) If two or more Reference Banks provide such offered quotations, then LIBOR for the next Interest Period shall be the arithmetic mean of such offered quotations (rounded upward if necessary to the nearest whole multiple of 1/1,000%).

(ii) If only one or none of the Reference Banks provides such offered quotations, then LIBOR for the next Interest Period shall be the Reserve Rate.

(iii) If on any LIBOR Determination Date, Lender is required but is unable to determine LIBOR in the manner provided in paragraphs (i) and (ii) above, LIBOR for the next Interest Period shall be LIBOR as determined on the preceding LIBOR Determination Date.

The establishment of LIBOR on each LIBOR Determination Date by the Lender shall be final and binding.

“LIBOR Business Day” shall mean a day upon which United States dollar deposits may be dealt in on the London interbank markets and commercial banks and foreign exchange markets are open in London, England.

“LIBOR Determination Date” shall mean, with respect to any Interest Period, the date that is two (2) LIBOR Business Days prior to the fifteenth (15th) calendar day of the month in which such Interest Period commenced.

“Licenses” shall have the meaning set forth in Section 4.1.22 hereof.

“Lien” shall mean any mortgage, deed of trust, lien, pledge, hypothecation, assignment, security interest, or any other encumbrance, charge or transfer of, on or affecting Borrower, the Mortgage Borrower, the Collateral or any related Individual Property, any portion thereof or any interest therein, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement, and mechanic’s, materialmen’s and other similar liens and encumbrances.

“Liquidation Event” shall have the meaning set forth in Section 2.3.2(a) hereof.

“Loan” shall mean the loan made by Lender to Borrower pursuant to this Agreement and the other Loan Documents as the same may be amended or split pursuant to the terms hereof.

“Loan Documents” shall mean, collectively, this Agreement, the Note, the Pledge Agreement, the Environmental Indemnity, the Subordination of Management Agreement, the

Certificate of Source and Uses, the Guaranty, the Subordination Agreement, the Assignment of Interest Rate Cap Agreement, the Assignment of Security Agreement, and all other documents executed and/or delivered in connection with the Loan now existing or hereinafter executed.

“Loan Party” shall mean individually and collectively, as the context requires, Borrower, Principal, Mortgage Borrower and Mortgage Borrower’s Principal.

“Lockbox Account” shall have the meaning set forth in the Mortgage Loan Agreement.

“Lockbox Bank” shall have the meaning set forth in the Mortgage Loan Agreement.

“Lockout Period” shall mean the period from the date hereof through and including April 9, 2007.

“Losses” shall mean any and all claims, suits, liabilities (including, without limitation, strict liabilities), actions, proceedings, obligations, debts, damages, losses, costs, expenses, fines, penalties, charges, fees, expenses, judgments, awards, amounts paid in settlement of whatever kind or nature (including but not limited to reasonable attorneys’ fees and other costs of defense).

“Major Lease” shall mean (i) any Lease which together with all other Leases to the same tenant and to all Affiliates of such tenant, (A) provides for rental income representing five percent (5%) or more of the annual hotel gross room revenues for any Individual Property, (B) covers more than 2,500 square feet of the total space at any Individual Property, in the aggregate, (C) provides for a lease term of more than ten (10) years including options to renew or (D) is with an Affiliate of Borrower and (ii) any instrument guaranteeing or providing credit support for any Major Lease and (iii) any Operating Lease.

“Management Agreement” shall mean, with respect to any Individual Property, the management agreement entered into by and between Operating Tenant and Manager, as more specifically identified on Schedule XI attached hereto, or, if the context requires, the Replacement Management Agreement executed in accordance with the terms and provisions of this Agreement.

“Manager” shall mean the manager with respect to the Management Agreements as more specifically identified on Schedule XI attached hereto or, if the context requires, a Qualified Manager who is managing the Properties or any Individual Property in accordance with the terms and provisions of this Agreement.

“Material Agreement” means all agreements, other than the Management Agreement, the Franchise Agreement, the Leases and the Operating Lease, entered into by any Loan Party affecting or relating to the Property, the Collateral or any other direct or indirect ownership interest of a Loan Party in Mortgage Borrower which require the payment of more than $250,000.00, in payments or liability in any annual period (on a per Individual Property basis) and which (i) do not have the payments or liability thereunder reflected in the Approved Annual Budget; or (ii) is not an Ordinary Contract which is not cancellable without penalty or premium on no more than ninety (90) days notice.

“Maturity Date” shall mean October 9, 2007, as such date may be extended pursuant to the terms hereof, or such other date on which the final payment of the principal of the Note becomes due and payable as therein or herein provided, whether at such stated maturity date, by declaration of acceleration, or otherwise.

“Maximum Legal Rate” shall mean the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the indebtedness evidenced by the Note and as provided for herein or in the other Loan Documents, under the laws of such State or States whose laws are held by any court of competent jurisdiction to govern the interest rate provisions of the Loan.

“Monthly Debt Service Payment Amount” shall mean the amount of interest and the Scheduled Amortization Payment due and payable on each Payment Date, pursuant to the Note and Section 2.2 hereof.

“Moody’s” shall mean Moody’s Investors Service, Inc.

“Mortgage Accounts” shall mean “Accounts” as such term is defined in the Mortgage Loan Agreement.

“Mortgage Adjusted Debt Service” shall mean “Adjusted Debt Service” as such term is defined in the Mortgage Loan Agreement.

“Mortgage Borrower” shall have the meaning assigned to the term “Borrower” in the Mortgage Loan Agreement.

“Mortgage Debt Service” shall mean “Debt Service” as such term is defined in the Mortgage Loan Agreement.

“Mortgage Interest Rate Cap Agreement” shall mean the “Interest Rate Cap Agreement” under and as defined in the Mortgage Loan Agreement.

“Mortgage Lender” shall mean Lehman Brothers Bank, FSB, a federal stock savings bank, together with its successors and assigns.

“Mortgage Loan” shall mean that certain loan made by Mortgage Lender to Mortgage Borrower in the principal amount of TWO HUNDRED THIRTY-ONE MILLION AND 00/100 DOLLARS ($231,000,000.00).

“Mortgage Loan Agreement” shall mean that certain Loan Agreement between Mortgage Borrower and Mortgage Lender in connection with the Mortgage Loan, dated as of the date hereof, as amended, restated, supplemented or otherwise modified from time to time.

“Mortgage Loan Documents” shall mean, collectively, the Mortgage Note, the Mortgage Loan Agreement, the Security Instruments, and any and all other documents defined as “Loan Documents” in the Mortgage Loan Agreement, as amended, restated, replaced, supplemented or otherwise modified from time to time.

“Mortgage Loan Event of Default” shall mean an “Event of Default” under and as defined in the Mortgage Loan Agreement.

“Mortgage Loan Extension Notice” shall have the meaning set forth in Section 2.2.10 hereof.

“Mortgage Loan Extension Option” shall have the meaning ascribed to the term “Extension Option” in the Mortgage Loan Agreement.

“Mortgage Loan Extension Request” shall have the meaning set forth in Section 2.2.10 hereof.

“Mortgage Note” shall mean that certain promissory note of even date herewith in the original principal amount of TWO HUNDRED THIRTY-ONE MILLION AND 00/100 DOLLARS ($231,000,000.00), made by Mortgage Borrower in favor of Mortgage Lender, as the same may be amended, restated, replaced, extended, renewed, supplemented, severed, split, or otherwise modified from time to time.

“Mortgage Reserve Funds” shall mean the “Reserve Funds” as such term is defined in the Mortgage Loan Agreement.

“Mortgage Securities” shall mean the “Securities” as such term is defined in the Mortgage Loan Agreement.

“Net Liquidation Proceeds After Debt Service” shall mean, with respect to any Liquidation Event, all amounts paid to or received by or on behalf of Mortgage Borrower in connection with such Liquidation Event, including, without limitation, proceeds of any sale, refinancing or other disposition or liquidation, less (i) in the event of a Liquidation Event consisting of a Casualty or Condemnation, Lender’s and/or Mortgage Lender’s reasonable costs incurred in connection with the recovery thereof, (ii) in the event of a Liquidation Event consisting of a Casualty or Condemnation, the costs incurred by Mortgage Borrower in connection with a restoration of all or any portion of the applicable Property made in accordance with the Mortgage Loan Documents, (iii) in the event of a Liquidation Event consisting of a Casualty or Condemnation or a Transfer, amounts required or permitted to be deducted therefrom and amounts paid pursuant to the Mortgage Loan Documents to Mortgage Lender, (iv) in the event of a Liquidation Event consisting of a Casualty or Condemnation, those proceeds paid to Mortgage Borrower pursuant to Section 6.4(b)(vii) of the Mortgage Loan Agreement, (v) in the case of a foreclosure sale, disposition or transfer of a Property in connection with realization thereon following an Event of Default under the Mortgage Loan, such reasonable and customary costs and expenses of sale or other disposition (including attorneys’ fees and brokerage commissions), (vi) in the case of a foreclosure sale, such costs and expenses incurred by Mortgage Lender under the Mortgage Loan Documents as Mortgage Lender shall be entitled to receive reimbursement for under the terms of the Mortgage Loan Documents and (vii) in the case of a refinancing of the Mortgage Loan, such costs and expenses (including reasonable attorneys’ fees) of such refinancing, and (vii) the amount of any prepayments required pursuant to the Mortgage Loan Documents in connection with any such Liquidation Event.

“Net Cash Flow” for any period shall mean the amount obtained by subtracting Operating Expenses and Capital Expenditures for such period from Gross Income from Operations for such period.

“Net Cash Flow After Debt Service” for any period shall mean the amount obtained by subtracting Debt Service for such period from Net Cash Flow for such period.

“Net Liquidation Proceeds After Debt Service” shall have the meaning set forth in the Mezzanine Loan Agreement.

“Net Operating Income” shall mean the amount obtained by subtracting Operating Expenses from Gross Income from Operations (but excluding any payments received by Mortgage Borrower, as applicable, under the Mortgage Interest Rate Cap Agreement and the Interest Rate Cap Agreement, as applicable).

“Net Proceeds” shall have the meaning set forth in the Mortgage Loan Agreement.

“New Borrower” shall have the meaning set forth in Section 5.2.16(iii) hereof.

“Non-U.S. Entity” shall have the meaning set forth in Section 2.2.8(b) hereof.

“Note” shall mean that certain promissory note of even date herewith in the original principal amount of EIGHTY-ONE MILLION AND 00/100 DOLLARS ($81,000,000.00), made by Borrower in favor of Lender, as the same may be amended, restated, replaced, extended, renewed, supplemented, severed, split, or otherwise modified from time to time.

“O&M Program” shall have the meaning set forth in the Mortgage Loan Agreement.

“Obligations” shall mean Borrower’s obligation to pay the Debt and perform its obligations under the Note, this Agreement and the other Loan Documents.

“Officer’s Certificate” shall mean a certificate delivered to Lender by Borrower which is signed by a Responsible Officer of Borrower.

“Operating Expenses” shall mean the total of all expenditures, computed in accordance with GAAP, of whatever kind relating to the operation, maintenance and management of the Properties that are incurred on a regular monthly or other periodic basis, including without limitation, utilities, ordinary repairs and maintenance, insurance premiums, license fees, property taxes and assessments, advertising and marketing expenses, franchise fees, management fees, payroll and related taxes, computer processing charges, operational equipment or other lease payments as approved by Lender, and other similar costs, but excluding depreciation, Debt Service, Capital Expenditures and contributions to the Reserve Funds or the Mortgage Reserve Funds.

“Operating Lease” shall mean those certain operating leases between Borrower and Operating Tenant as more specifically set forth on Schedule XII attached hereto as the same may be modified, amended, supplemented or extended from time to time.

“Operating Lease Rent” shall mean “Rent” as defined in the Operating Lease.

“Operating Lease Security Agreement” shall mean, with respect to each Operating Lease, the Security Agreement (as defined in the Operating Lease) between Operating Tenant and Borrower with respect to Operating Tenant’s personal property and any FF&E transferred to Operating Tenant in accordance with Section 5.2.10(f) hereof and (ii) with respect to the Property Account and Gross Income from Operations, the security interest granted by Operating Tenant to Borrower in the Operating Lease.

“Operating Partnership” shall mean MeriStar Hospitality Operating Partnership L.P., a Delaware limited partnership.

“Operating Tenant” shall mean the tenants under the Operating Leases, as more specifically set forth on Schedule XII attached hereto.

“Ordinary Contract” shall mean any trade or operational contracts entered into in the ordinary course of business, in arm’s-length transactions, with trade creditors and in amounts as are customary and reasonable under the circumstances.

“Organizational Documents” shall mean (i) with respect to a corporation, such Person’s certificate of incorporation and by laws, and any shareholder agreement, voting trust or similar arrangement applicable to any of such Person’s authorized shares of capital stock, (ii) with respect to a partnership, such Person’s certificate of limited partnership, partnership agreement, voting trusts or similar arrangements applicable to any of its partnership interests, (iii) with respect to a limited liability company, such Person’s certificate of formation, limited liability company agreement or other document affecting the rights of holders of limited liability company interests, and (iv) any and all agreements between any constituent member, partner or shareholder of the Person in question, including any contribution agreement or indemnification agreements. In each case, “Organizational Documents” shall include any indemnity, contribution, shareholders or other agreement among any of the owners of the entity in question.

“Other Charges” shall mean all Ground Rents, maintenance charges, impositions other than Taxes, and any other charges, including, without limitation, vault charges and license fees for the use of vaults, chutes and similar areas adjoining any Individual Property, now or hereafter levied or assessed or imposed against such Individual Property or any part thereof.

“Owner’s Title Policy” shall mean that certain ALTA extended coverage owner’s policy of title insurance issued in connection with the closing of the Mortgage Loan insuring the Mortgage Borrower as the owner of each Individual Property.

“Ownership Interest” means (i) any interest in the Property or (ii) in the case of any Loan Party, any ownership interest in such Loan Party, direct or indirect, contingent or fixed, at any level or any tier, of any nature whatsoever, whether in the form of a partnership interest, stock interest, membership interest, equitable interest, beneficial interests, profit interest, loss interest, voting rights, control rights, management rights or otherwise.

“Participant” shall have the meaning set forth in Section 9.7.2(i) hereof.

“Payment Date” shall mean the ninth (9th) day of each calendar month during the term of the Loan or, if such day is not a Business Day, the immediately preceding Business Day.

“Permitted Encumbrances” shall mean, with respect to an Individual Property, collectively, (a) the Liens and security interests created by the Mortgage Loan Documents, (b) all Liens, encumbrances and other matters disclosed in the Title Insurance Policy relating to such Individual Property or any part thereof, (c) Liens, if any, for Taxes imposed by any Governmental Authority not yet delinquent, or which are being contested in good faith in accordance with Section 5.1.2 hereof, (d) all easements, restrictions, covenants, reservations and rights-of-way permitted pursuant to Section 5.2.10(g) hereof, (e) Permitted Equipment Financing, (f) Liens being contested in good faith in accordance with Section 5.2.1 hereof , and (g) such other title and survey exceptions as Lender has approved or may approve in writing in Lender’s sole discretion.

“Permitted Equipment Financing” shall have the meaning set forth in the Mortgage Loan Agreement.

“Permitted Investments” shall mean any one or more of the following obligations or securities acquired at a purchase price of not greater than par, including those issued by Servicer, the trustee under any Securitization or any of their respective Affiliates, payable on demand or having a maturity date not later than the Business Day immediately prior to the first Payment Date following the date of acquiring such investment and meeting one of the appropriate standards set forth below:

(i) obligations of, or obligations fully guaranteed as to payment of principal and interest by, the United States or any agency or instrumentality thereof provided such obligations are backed by the full faith and credit of the United States of America including, without limitation, obligations of: the U.S. Treasury (all direct or fully guaranteed obligations), the Farmers Home Administration (certificates of beneficial ownership), the General Services Administration (participation certificates), the U.S. Maritime Administration (guaranteed Title XI financing), the Small Business Administration (guaranteed participation certificates and guaranteed pool certificates), the U.S. Department of Housing and Urban Development (local authority bonds) and the Washington Metropolitan Area Transit Authority (guaranteed transit bonds); provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an “r” highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity;

(ii) Federal Housing Administration debentures;

(iii) obligations of the following United States government sponsored agencies: Federal Home Loan Mortgage Corp. (debt obligations), the Farm Credit System (consolidated systemwide bonds and notes), the Federal Home Loan Banks

(consolidated debt obligations), the Federal National Mortgage Association (debt obligations), the Financing Corp. (debt obligations), and the Resolution Funding Corp. (debt obligations); provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an “r” highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity;

(iv) federal funds, unsecured certificates of deposit, time deposits, bankers’ acceptances and repurchase agreements with maturities of not more than 365 days of any bank, the short term obligations of which at all times are rated in the highest short term rating category by each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one Rating Agency in the highest short term rating category and otherwise acceptable to each other Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to the Securities); provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an “r” highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity;

(v) fully Federal Deposit Insurance Corporation-insured demand and time deposits in, or certificates of deposit of, or bankers’ acceptances with maturities of not more than 365 days and issued by, any bank or trust company, savings and loan association or savings bank, the short term obligations of which at all times are rated in the highest short term rating category by each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one Rating Agency in the highest short term rating category and otherwise acceptable to each other Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to the Securities); provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an “r” highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity;

(vi) debt obligations with maturities of not more than 365 days and at all times rated by each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one Rating Agency and otherwise acceptable to each other Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to the Securities) in its highest long-term unsecured rating category; provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an “r” highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity;

(vii) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) with maturities of not more than 365 days and that at all times is rated by each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one Rating Agency and otherwise acceptable to each other Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to the Securities) in its highest short-term unsecured debt rating; provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an “r” highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity;

(viii) units of taxable money market funds, with maturities of not more than 365 days and which funds are regulated investment companies, seek to maintain a constant net asset value per share and invest solely in obligations backed by the full faith and credit of the United States, which funds have the highest rating available from each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one Rating Agency and otherwise acceptable to each other Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to the Securities) for money market funds; and

(ix) any other security, obligation or investment which has been approved as a Permitted Investment in writing by (a) Lender and (b) each Rating Agency, as evidenced by a written confirmation that the designation of such security, obligation or investment as a Permitted Investment will not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to the Securities by such Rating Agency;

provided, however, that no obligation or security shall be a Permitted Investment if (A) such obligation or security evidences a right to receive only interest payments or (B) the right to receive principal and interest payments on such obligation or security are derived from an underlying investment that provides a yield to maturity in excess of 120% of the yield to maturity at par of such underlying investment.

“Permitted Transferee” shall have the meaning set forth in the Mortgage Loan Agreement.

“Person” shall mean any individual, corporation, partnership, joint venture, limited liability company, estate, trust, unincorporated association, any federal, State, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

“Personal Property” shall have the meaning set forth in Article 1 of the Security Instrument with respect to each Individual Property.

“Philadelphia Property” shall have the meaning set forth in the Mortgage Loan Agreement.

“Physical Conditions Report” shall mean, with respect to each Individual Property, a structural engineering report prepared by a company satisfactory to Lender and Mortgage Lender regarding the physical condition of such Individual Property, satisfactory in form and substance to Lender and Mortgage Lender in their respective sole discretion, which report shall, among other things, (a) confirm that such Individual Property and its use complies, in all material respects, with all applicable Legal Requirements (including, without limitation, zoning, subdivision and building laws) and (b) include a copy of a final certificate of occupancy with respect to all Improvements on such Individual Property.

“Plan” shall mean an employee benefit plan (as defined in section 3(3) of ERISA) whether or not subject to ERISA or a plan or other arrangement within the meaning of section 4975 of the Code.

“Plan Assets” shall mean assets of a Plan within the meaning of section 29 C.F.R. section 2510.3-101 or similar law.

“Pledge Agreement” shall mean, individually and collectively, as the context may require, (i) that certain Pledge and Security Agreement, dated as of the date hereof, executed and delivered by Borrower to Lender, and/or (ii) that certain Pledge and Security Agreement, dated as of the date hereof, executed and delivered by River Hotel Pledgor to Lender, each as security for the Loan, as each may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Pledged Interests” shall mean all membership interests, partnership interests, stock and any other equity interests owned by Borrower and River Hotel Pledgor in each Mortgage Borrower and Mortgage Borrower’s Principal, if applicable, and more fully described in the Pledge Agreement.

“Policies” shall have the meaning specified in the Mortgage Loan Agreement.

“Post-Termination Property Account” shall have the meaning set forth in the Mortgage Loan Agreement.

“Prepayment Date” shall have the meaning set forth in Section 2.3.1(a) hereof.

“Prime Rate” shall mean, on a particular date, a rate per annum equal to the rate of interest published in The Wall Street Journal as the “prime rate”, as in effect on such day, with any change in the prime rate resulting from a change in said prime rate to be effective as of the date of the relevant change in said prime rate; provided, however, that if more than one prime rate is published in The Wall Street Journal for a day, the average of the prime rates shall be used; provided, further, however, that the Prime Rate (or the average of the prime rates) will be rounded to the nearest 1/16 of 1% or, if there is no nearest 1/16 of 1%, to the next higher 1/16 of 1%. In the event that The Wall Street Journal should cease or temporarily interrupt publication, then the Prime Rate shall mean the daily average prime rate published in another business newspaper, or business section of a newspaper, of national standing chosen by Lender. If The Wall Street Journal resumes publication, the substitute index will immediately be replaced by the prime rate published in The Wall Street Journal. In the event that a prime rate is no longer generally published or is limited, regulated or administered by a governmental or quasi-governmental body, then Lender shall select a comparable interest rate index which is readily available to Borrower and verifiable by Borrower but is beyond the control of Lender. Lender shall give Borrower prompt written notice of its choice of a substitute index and when the change became effective. Such substitute index will also be rounded to the nearest 1/16 of 1% or, if there is no nearest 1/16 of 1%, to the next higher 1/16 of 1%. The determination of the Prime Rate by Lender shall be conclusive and binding absent manifest error.

“Principal” shall have the meaning set forth in Section 4.1.36 hereof, together with its successors and assigns.

“Pro Rata Share of the Loan” shall have the meaning set forth in Section 9.7.2(a) hereof.

“Prohibited Person” shall mean any Person:

(a) listed in the Annex to, or otherwise subject to the provisions of, the Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (the “Executive Order”);

(b) that is owned or controlled by, or acting for or on behalf of, any person or entity that is listed to the Annex to, or is otherwise subject to the provisions of, the Executive Order;

(c) with whom Lender is prohibited from dealing or otherwise engaging in any transaction by any terrorism or money laundering law, including the Executive Order;

(d) who commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order;

(e) that is named as a “specially designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, http://www.treas.gov.ofac/t11sdn.pdf or at any replacement website or other replacement official publication of such list; or

(f) who is an Affiliate of or affiliated with a Person listed above.

“Projections” shall have the meaning set forth in Section 9.7.3(b) hereof.

“Properties” shall mean, collectively, each and every Individual Property.

“Property” shall mean, as the context may require, the Properties or an Individual Property.

“Property Account” shall have the meaning set forth in the Mortgage Loan Agreement.

“Property Account Agreement” shall have the meaning set forth in the Mortgage Loan Agreement.

“Property Account Bank” shall have the meaning set forth in the Mortgage Loan Agreement.

“Provided Information” shall have the meaning set forth in Section 9.1(a) hereof.

“Qualified Franchisor” shall mean (a) any nationally recognized franchisor under whose flag there are at least fifty (50) full-service hotels, exclusive of the Properties, and (b) prior to whose employment as franchisor of the Property (i) prior to the occurrence of a Securitization, such employment shall have been approved by Lender, in its reasonable discretion, and (ii) after the occurrence of a Securitization, Lender shall have received a Rating Confirmation.

“Qualified Manager” shall mean a reputable and experienced professional management organization (a) which manages, together with its Affiliates, ten (10) full service hotels exclusive of the Properties totaling in the aggregate no less than 3,500 rooms and (b) prior to whose employment as manager of the Property (i) prior to the occurrence of a Securitization, such employment shall have been approved by Lender, in its reasonable discretion, and (ii) after the occurrence of a Securitization, Lender shall have received a Rating Confirmation.

“Qualified Transferee” shall mean any one of the following Persons:

(i)	a pension fund, pension trust or pension account that (a) has total real estate assets of at least $1 Billion and (b) is managed by a Person who controls at least $1 Billion of real estate equity assets; or

(ii)	a pension fund advisor who (a) immediately prior to such transfer, controls at least $1 Billion of real estate equity assets and (b) is acting on behalf of one or more pension funds that, in the aggregate, satisfy the requirements of clause (i) of this definition; or

(iii)	an insurance company which is subject to supervision by the insurance commissioner, or a similar official or agency, of a state or territory of the United States (including the District of Columbia) (a) with a net worth, as of a date no more than six (6) months prior to the date of the transfer, of at least $500 Million and (b) who, immediately prior to such transfer, controls real estate equity assets of at least $1 Billion; or

(iv)	a corporation organized under the banking laws of the United States or any state or territory of the United States (including the District of Columbia) (a) with a combined capital and surplus of at least $500 Million and (b) who, immediately prior to such transfer, controls real estate equity assets of at least $1 Billion; or

(v)	any Person (a) with a long-term unsecured debt rating from the Rating Agencies of at least Investment Grade or (b) who (i) owns or operates at least ten (10) full service hotels exclusive of the Properties totaling in the aggregate no less than 3,500 rooms, (ii) has a net worth, as of a date no more than six (6) months prior to the date of such transfer, of at least $500 Million and (iii) immediately prior to such transfer, controls real estate equity assets of at least $1 Billion.

“Quality Assurance Reports” shall mean any quality assurance reports of inspection or compliance from a Franchisor under a Franchise Agreement with respect to any Individual Property.

“Rating Agencies” shall mean each of S&P, Moody’s, and Fitch, and any other nationally-recognized statistical rating agency which has been approved by Lender and has rated the Securities.

“Rating Confirmation” means each of the Rating Agencies which have assigned ratings to any Securities shall have confirmed in writing that the occurrence of the event with respect to which such Rating Confirmation is sought shall not result in a downgrade, qualification or withdrawal of the then current ratings assigned to the Securities in connection with a Securitization. In the event that no Securities are outstanding or the Loan is not part of a Securitization, any action that would otherwise require a Rating Confirmation shall require the consent of the Lender.

“Real Estate Investment Trust” shall have the meaning set forth in Section 5.1.26 hereof.

“Reference Bank” shall mean a leading bank engaged in transactions in Eurodollar deposits in the international Eurocurrency market that has an established place of business in London. If any such Reference Bank should be removed from the Telerate Page 3750 or in any other way fail to meet the qualifications of a Reference Bank, Lender may designate alternative Reference Banks meeting the criteria specified above.

“Register” shall have the meaning set forth in Section 9.7.2(h) hereof.

“Registration Statement” shall have the meaning set forth in Section 9.2(b) hereof.

“Reimbursement Contribution” shall have the meaning set forth in Section 9.6(c) hereof.

“REIT” shall mean MeriStar Hospitality Corporation, a Maryland corporation, together with its successors and permitted assigns.

“REIT Rules” shall have the meaning set forth in Section 5.1.26 hereof.

“Release of Hazardous Materials” shall mean any release, deposit, discharge, emission, leaking, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, or disposing of Hazardous Materials into the environment.

“Release Price” shall mean, for each Individual Property, (i) prior to the Payment Date occurring in [October], 2006, provided that the aggregate Allocated Loan Amounts of all Individual Properties released pursuant to Section 2.5 hereof (including the Individual Property which is the subject of the release) does not exceed ten percent (10%) of the original principal amount of the Loan, one hundred five percent (105%) of the Allocated Loan Amount for such Individual Property, and (ii) on or after the earlier to occur of (a) the Payment Date occurring in [October], 2006 and (b) the date on which the aggregate Allocated Loan Amounts of all Individual Properties released pursuant to Section 2.5 hereof (including the Individual Property which is the subject of the release) would exceed ten percent (10%) of the original principal amount of the Loan, one hundred twenty percent (120%) of the Allocated Loan Amount for such Individual Property.

“Release Property” shall have the meaning set forth in Section 2.6 hereof.

“Release Property Transferor” shall have the meaning set forth in Section 2.5.1(h) hereof.

“REMIC Trust” shall mean a “real estate mortgage investment conduit” within the meaning of Section 860D of the Code that holds the Note.

“Renewal Lease” shall have the meaning set forth in Section 5.1.17(a) hereof.

“Rents” shall have the meaning set forth in Article 1 of the Security Instrument with respect to each Individual Property.

“Replacement Franchise Agreement” shall mean, collectively, (a) either (i) a franchise agreement with a Qualified Franchisor substantially in the same form and substance as the Franchise Agreement, or (ii) a franchise agreement with a Qualified Franchisor, which franchise agreement shall be reasonably acceptable to Lender in form and substance, provided, with respect to this subclause (ii), Lender, at its option, may require that (A) after the occurrence of a Securitization, Borrower obtain a Rating Confirmation with respect to such franchise agreement; and (B) a “comfort letter” reasonably satisfactory in form and substance to Lender, be executed and delivered by the Qualified Franchisor to Lender.

“Replacement Interest Rate Cap Agreement” means an interest rate cap agreement from an Acceptable Counterparty with terms substantially identical to the Interest Rate Cap Agreement.

“Replacement Management Agreement” shall mean, collectively, (a) either (i) a management agreement with a Qualified Manager substantially in the same form and substance as the Management Agreement, or (ii) a management agreement with a Qualified Manager, which management agreement shall be acceptable to Lender in form and substance, provided, with respect to this subclause (ii), Lender, at its option, may require that (A) after the occurrence of a Securitization, Borrower obtain a Rating Confirmation with respect to such management agreement; and (B) a subordination of management agreement substantially in the form of the Assignment of Management Agreement (or such other form acceptable to Lender), be executed and delivered to Lender by Borrower, Mortgage Borrower and such Qualified Manager at Borrower’s expense and (C) after the occurrence of a Securitization, if such replacement manager is an Affiliated Manager, Borrower shall have delivered, or cause to be delivered, to Lender, an updated Insolvency Opinion acceptable to Lender with respect to such Affiliated Manager.

“Replacement Operating Lease” shall have the meaning set forth in Section 5.1.24(c) hereof.

“Replacement Reserve Fund” shall have the meaning set forth in the Mortgage Loan Agreement.

“Replacements” shall have the meaning set forth in the Mortgage Loan Agreement.

“Required Repair Fund” shall have the meaning set forth in the Mortgage Loan Agreement.

“Required Repairs” shall have the meaning set forth in the Mortgage Loan Agreement.

“Reserve Fund Deposits” shall mean the amounts to be deposited into the Reserve Funds for any given month or at any other time as provided in this Agreement or in the other Loan Documents.

“Reserve Funds” shall mean the Tax and Insurance Escrow Fund, the Replacement Reserve Fund, the Required Repair Fund, the Ground Lease Escrow Fund or any other escrow or reserve fund established by the Loan Documents.

“Reserve Rate” shall mean the rate per annum which Lender determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 1/1,000%) of the one-month United States dollar lending rates that at least three major New York City banks selected by Lender are quoting, at 11:00 a.m. (New York time) on the relevant LIBOR Determination Date, to the principal London offices of at least two of the Reference Banks, or (ii) in the event that at least two such rates are not obtained, the lowest one-month United States dollar lending rate which New York City banks selected by Lender are quoting as of 11:00 a.m. (New York time) on such LIBOR Determination Date to leading European banks.

“Responsible Officer” means with respect to a Person, the chairman of the board, president, chief operating officer, chief financial officer, treasurer or vice president-finance or the equivalent of such Person.

“Restoration” shall have the meaning set forth in the Mortgage Loan Agreement.

“Restricted Party” shall mean Mortgage Borrower, Borrower, Principal, any Guarantor, or any Affiliated Manager or any shareholder, partner, member or non-member manager, or any direct or indirect legal or beneficial owner of, Mortgage Borrower, Borrower, Principal, any Guarantor, any Affiliated Manager or any non-member manager.

“River Hotel Pledgor” shall mean River Hotel Ltd. I, a Texas limited partnership, together with its successors and assigns.

“S&P” shall mean Standard & Poor’s Ratings Services, a division of McGraw-Hill, Inc.

“Sale or Pledge” shall mean a voluntary or involuntary sale, conveyance, transfer or pledge of a direct or indirect legal or beneficial interest.

“Scheduled Amortization Payments” shall mean the amount of principal set forth on Schedule V hereto to be paid on each Payment Date.

“Securities” shall have the meaning set forth in Section 9.1 hereof.

“Securitization” shall have the meaning set forth in Section 9.1 hereof.

“Securities Act” shall have the meaning set forth in Section 9.2(a) hereof.

“Security Instrument” shall mean, with respect to each Individual Property, that certain first priority Mortgage (or Deed of Trust or Deed to Secure Debt, as applicable) and Security Agreement, executed and delivered by Mortgage Borrower, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Servicer” shall have the meaning set forth in Section 9.3 hereof.

“Servicing Agreement” shall have the meaning set forth in Section 9.3 hereof.

“Severed Loan Documents” shall have the meaning set forth in 8.2.(c) hereof.

“Spread Maintenance Premium” means, with respect to any repayment of the outstanding principal amount of the Loan prior to the end of the Lockout Period, a payment to Lender in an amount equal to the sum of the present value of each future installment of interest that would be payable under the Note on the outstanding principal amount of the Loan from the date of such prepayment through, but including, the end of the Lockout Period assuming an interest rate equal to the Eurodollar Rate Margin, discounted at an interest rate per annum equal to the LIBOR then in effect which such premium is payable for instruments having a maturity coterminous with the end of the Lockout Period.

“State” shall mean, with respect to an Individual Property, the State or Commonwealth in which such Individual Property or any part thereof is located.

“Strike Rate” shall mean 5.75%.

“Subordination Agreement” means the subordination agreement dated the date hereof between Lender and Operating Tenant as more specifically described on Schedule XII attached hereto.

“Subordination of Management Agreement” shall mean those certain Subordination of Management Agreement, dated as of the date hereof, among Lender, Borrower, Mortgage Borrower and Manager, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Substitute Allocated Loan Amount” shall have the meaning set forth in Section 2.6(ii) hereof.

“Substitute Collateral” shall have the meaning set forth in Section 2.6 (hh) hereof.

“Substitute Property” shall have the meaning set forth in Section 2.6 hereof.

“Survey” shall mean, with respect to an Individual Property, a survey prepared by a surveyor licensed in the State where such Individual Property is located and reasonably satisfactory to Lender and the company or companies issuing the Title Insurance Policies, and containing a certification of such surveyor reasonably satisfactory to Lender or an update or certificate of no change with respect to the same, reasonably satisfactory to Lender.

“Syndication” shall have the meaning set forth in Section 9.7.2(a) hereof.

“Tax and Insurance Escrow Fund” shall have the meaning set forth in Section 7.2 hereof.

“Taxes” shall mean all real estate and personal property taxes, assessments, water rates or sewer rents, now or hereafter levied or assessed or imposed against any Individual Property or part thereof.

“Telerate Page 3750” means the display designated as page 3750 on the Dow Jones Telerate Service (or such other page as may replace page 3750 on that service or such other service as may be nominated by the British Bankers-Association as the information vendor for the purposes of displaying British Bankers-Association Interest Settlement Rates for U.S. dollar deposits).

“Termination Event” shall have the meaning set forth in the Mortgage Loan Agreement.

“Title Insurance Policy” shall have the meaning set forth in the Mortgage Loan Agreement.

“Transfer” shall have the meaning set forth in Section 5.2.10(a) hereof.

“UCC” or “Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect in the State of New York.

“UCC Financing Statements” shall mean the UCC financing statement delivered in connection with the Pledge Agreement and the other Loan Documents and filed in the applicable filing offices.

“UCC Title Insurance Policy” shall mean, with respect to the Collateral, a UCC title insurance policy in the form acceptable to Lender issued with respect to the Collateral and insuring the lien of the Pledge Agreement encumbering such Collateral.

“Underwriter Group” shall have the meaning set forth in Section 9.2(b) hereof.

“U.S. Obligations” shall mean direct non-callable obligations of the United States of America.

“USPAP” shall mean the Uniform Standard of Professional Appraisal Practice.

“Working Day” shall mean any day on which dealings in foreign currencies and exchange are carried on in London, England and in New York, New York.

Section 1.2 Principles of Construction.

(a) All references to sections and schedules are to sections and schedules in or to this Agreement unless otherwise specified. All uses of the word “including” shall mean “including, without limitation” unless the context shall indicate otherwise. Unless otherwise specified, the words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined. All covenants, representations, terms and conditions contained in this Agreement applicable to (i) Property or Properties shall be deemed to apply to each Individual Property individually, (ii) Operating Tenant shall be deemed to apply to each Operating Tenant individually, (iii) Operating Lease shall be deemed to apply to each Operating Lease individually and (iv) Mortgage Borrower shall be deemed to apply to each Mortgage Borrower, as applicable, individually. With respect to terms defined by cross-reference to the Mortgage Loan Documents, such defined terms shall have the definitions set forth in the Mortgage Loan Documents as of the date hereof, and no modifications to the Mortgage Loan Documents shall have the effect of changing such definitions for the purpose of this Agreement unless Lender expressly agrees that such definitions as used in this Agreement have been revised or Lender consents to the modification documents. With respect to any provisions incorporated by reference herein from the Mortgage Loan Agreement, such provisions shall be deemed a part of this Agreement notwithstanding the fact that the Mortgage Loan shall no longer be effective for any reason.

II. GENERAL TERMS

Section 2.1 Loan Commitment; Disbursement to Borrower.

2.1.1 Agreement to Lend and Borrow.

Subject to and upon the terms and conditions set forth herein, Lender hereby agrees to make and Borrower hereby agrees to accept the Loan on the Closing Date.

2.1.2 Single Disbursement to Borrower.

Borrower may request and receive only one borrowing hereunder in respect of the Loan and any amount borrowed and repaid hereunder in respect of the Loan may not be reborrowed.

2.1.3 The Note, Pledge Agreement and Loan Documents.

The Loan shall be evidenced by the Note and secured by the Pledge Agreement and the other Loan Documents.

2.1.4 Use of Proceeds.

Borrower shall use the proceeds of the Loan solely for the purposes set forth in the Certificate of Sources and Uses. All of the Mortgage Loan proceeds advanced to Mortgage Borrower have been and will be used solely in accordance with the Mortgage Loan Documents.

Section 2.2 Interest; Loan Payments; Late Payment Charge.

2.2.1 Payments.

(a) Interest. Interest on the outstanding principal balance of the Loan shall accrue from the Closing Date to the end of the Interest Period in which the Maturity Date occurs at the Applicable Interest Rate. Monthly installments of interest only shall be paid on each Payment Date commencing on November 9, 2005 and on each subsequent Payment Date thereafter up to and including the Maturity Date for the Interest Period in which such Payment Date or Maturity Date occurs. Interest on the outstanding principal amount of the Loan for the period through and including October 8, 2005 shall be paid by Borrower on the Closing Date. The outstanding principal balance of the Loan together with all accrued and unpaid interest thereon shall be due and payable on the Maturity Date (including, without limitation, all interest that would accrue on the outstanding principal balance of the Loan through the end of the Interest Period during which the Maturity Date occurs (even if such period extends beyond the Maturity Date)).

(b) Principal. The Scheduled Amortization Payments shall be paid on November 9, 2005 and on each subsequent Payment Date thereafter.

(c) Extension of the Maturity Date. Borrower shall have the option to extend the term of the Loan beyond the initial Maturity Date for three (3) successive terms (each, an “Extension Option”) of one (1) year each (each, an “Extension Period”) to (x) the Payment Date occurring in October, 2008, (y) the Payment Date occurring in October, 2009 and (z) the Payment Date occurring in October, 2010 (each such date, the “Extended Maturity Date”), respectively, and, as to each Extension Option, upon satisfaction of the following terms and conditions:

(i) no Event of Default shall have occurred and be continuing at the time the applicable Extension Option is exercised and on the date that the applicable Extension Period is commenced;

(ii) Borrower shall notify Lender of its irrevocable election to extend the Maturity Date as aforesaid not earlier than one hundred twenty (120) days and no later than sixty (60) days prior to the then applicable Maturity Date;

(iii) Borrower shall obtain and deliver to Lender prior to exercise of such Extension Option, one or more Replacement Interest Rate Cap Agreements, which Replacement Interest Rate Cap Agreements shall be effective commencing on the first day of such Extension Option and shall have a maturity date not earlier than the next succeeding Extended Maturity Date;

(iv) in connection with each Extension Option, Borrower shall have delivered to Lender together with its notice pursuant to subsection (c)(ii) of this Section 2.2.1 and as of the commencement of the applicable Extension Option, an Officer’s Certificate in form reasonably acceptable to the Lender certifying that each of the representations and warranties of Borrower contained in the Loan Documents is true, complete and correct in all material respects as of the date of such Officer’s Certificate except to the extent such representations and warranties are matters which by their nature can no longer be true and correct (i) as a result of the passage of time or (ii) as a result of changes permitted hereunder or otherwise approved in writing by Lender;

(v) in connection with the exercise of the second and third Extension Option, Borrower shall have paid to Lender the Extension Fee; no Extension Fee shall be due in connection with the First Extension Option; and

(vi) the Mortgage Loan Extension Option corresponding to the applicable Extension Period shall have been exercised in accordance with the terms of the Mortgage Loan Agreement.

(d) All references in this Agreement and in the other Loan Documents to the Maturity Date shall mean the applicable Extended Maturity Date in the event the applicable Extension Option is exercised.

(e) All payments and other amounts due under the Note, this Agreement and the other Loan Documents shall be made without any setoff, defense or irrespective of, and without deduction for, counterclaims.

2.2.2 Interest Calculation.

Interest on the outstanding principal balance of the Loan shall be calculated by multiplying (a) the actual number of days elapsed in the period for which the calculation is being made by (b) a daily rate equal to the Applicable Interest Rate divided by three hundred sixty (360) by (c) the outstanding principal balance on the first day of the applicable Interest Period.

2.2.3 Eurodollar Rate Unascertainable; Illegality; Increased Costs.

(a) (i) In the event that Lender shall have determined (which determination shall be in Lender’s reasonable judgment and shall be conclusive and binding upon Borrower absent manifest error) that by reason of circumstances affecting the interbank eurodollar market, and reasonable means do not exist for ascertaining LIBOR, then Lender shall forthwith give notice by telephone of such determination, to Borrower at least one (1) Business Day prior to the last day of the related Interest Period, with a written confirmation of such determination promptly thereafter. If such notice is given, the Loan shall bear interest at the Adjusted Prime Rate beginning on the first day of the next succeeding Interest Period.

(ii) If, pursuant to the terms of this Section 2.2.3, Loan is bearing interest at the Adjusted Prime Rate and Lender shall determine (which determination shall be in Lender’s reasonable judgment and shall be conclusive and binding upon Borrower absent manifest error) that the event(s) or circumstance(s) which resulted in such conversion shall no longer be applicable, Lender shall give notice thereof to Borrower by telephone of such determination, confirmed in writing, to Borrower as soon as reasonably practical, but in no event later than one (1) Business Day prior to the last day of the then current Interest Period. If such notice is given, the Loan shall bear interest at the Eurodollar Rate beginning on the first day of the next succeeding Interest Period. Notwithstanding any provision of this Agreement to the contrary, in no event shall Borrower have the right to elect to have the Loan bear interest at either the Eurodollar Rate or the Adjusted Prime Rate.

(b) If any requirement of law or any change therein or in the interpretation or application thereof, shall hereafter make it unlawful for Lender or any Co-Lender in good faith to make or maintain the portion of the Loan bearing interest at the Eurodollar Rate, (I) the obligation of Lender or such Co-Lender hereunder to make the Loan bearing interest at the Eurodollar Rate shall be canceled forthwith and (II) the Loan shall automatically bear interest at the Adjusted Prime Rate on the next succeeding Payment Date or within such earlier period as required by Applicable Law. Borrower hereby agrees promptly to pay Lender or any Co-Lender (within ten (10) days of Lender’s or any Co-Lender’s written demand therefor), any additional amounts necessary to compensate Lender or any Co-Lender for any reasonable costs incurred by Lender or such Co-Lender in making any conversion in accordance with this Agreement, including, without limitation, any interest or fees payable by Lender or such Co-Lender to lenders of funds obtained by it in order to make or maintain the Loan hereunder. Upon written demand from Borrower, Lender or the applicable Co-Lender shall demonstrate in reasonable detail the circumstances giving rise to Lender’s or such Co-Lender’s determination and the calculation substantiating the Adjusted Prime Rate and any additional costs incurred by Lender or such Co-Lender in making the conversion. Lender’s or Co-Lender’s written notice of such costs, as certified to Borrower, shall be conclusive absent manifest error.

(c) In the event that any change in any requirement of any Applicable Law or in the interpretation or application thereof, or compliance in good faith by Lender or any Co-Lender with any request or directive (whether or not having the force of law)

hereafter issued from any Governmental Authority which is generally applicable to all Lenders subject to such Governmental Authority’s jurisdiction:

(i) shall hereafter impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of Lender or any Co-Lender which is not otherwise included in the determination of LIBOR hereunder;

(ii) shall, if the Loan is then bearing interest at the Eurodollar Rate, hereafter have the effect of reducing the rate of return on Lender’s or any Co-Lender’s capital as a consequence of its obligations hereunder to a level below that which Lender or any Co-Lender could have achieved but for such adoption, change or compliance (taking into consideration Lender’s or any Co-Lender’s policies with respect to capital adequacy) by any amount deemed by Lender or any Co-Lender to be material; or

(iii) shall, if the Loan is then bearing interest at the Eurodollar Rate, hereafter impose on Lender or any Co-Lender any other condition, the result of which is to increase the cost to Lender or such Co-Lender of making, renewing or maintaining loans or extensions of credit or to reduce any amount receivable hereunder;

then, in any such case, Borrower shall promptly pay Lender or such Co-Lender (within ten (10) days of Lender’s or such Co-Lender’s written demand therefor), any additional amounts necessary to compensate Lender or such Co-Lender for such additional cost or reduced amount receivable which Lender or such Co-Lender reasonably deems to be material. If Lender or any Co-Lender becomes entitled to claim any additional amounts pursuant to this Section 2.2.3(c), Lender and such Co-Lender shall provide Borrower with written notice specifying in reasonable detail the event or circumstance by reason of which it has become so entitled and the additional amount required to fully compensate Lender and such Co-Lender for such additional cost or reduced amount. A certificate as to any additional costs or amounts payable pursuant to the foregoing sentence submitted by Lender or such Co-Lender to Borrower shall be conclusive absent manifest error. This provision shall survive payment of the Note and the satisfaction of all other obligations of Borrower under the Note, this Agreement and the other Loan Documents.

(d) Borrower agrees to indemnify Lender and the Co-Lenders and to hold Lender and the Co-Lenders harmless from any loss or expense which Lender or any Co-Lender sustains or incurs as a consequence of (I) any default by Borrower in payment of the principal of or interest on the Loan while bearing interest at the Eurodollar Rate, including, without limitation, any such loss or expense arising from interest or fees payable by Lender or any Co-Lenders to lenders of funds obtained by it in order to maintain the Eurodollar Rate, (II) any prepayment (whether voluntary or mandatory) of the Loan on a day that is not the day immediately following the last day of an Interest Period with respect thereto, including, without limitation, such loss or expense arising from interest or fees payable by Lender or any Co-Lender to lenders of funds obtained by it in order to maintain the Eurodollar Rate hereunder and (III) the conversion (for any reason whatsoever, whether voluntary or involuntary) of the Applicable Interest Rate from the Eurodollar Rate to the Adjusted Prime Rate with respect to any portion of the outstanding principal amount of the Loan then bearing interest at the Eurodollar Rate on a date other than the day immediately following the last day of an Interest Period, including, without limitation, such loss or expenses arising from interest or fees payable by Lender or any Co-Lender to lenders of funds obtained by it in order to maintain the Eurodollar Rate hereunder (the amounts referred to in clauses (I), (II) and (III) are herein referred to collectively as the “Breakage Costs”). This provision shall survive payment of the Note and the satisfaction of all other obligations of Borrower under this Agreement and the other Loan Documents.

2.2.4 Payment on Maturity Date.

Borrower shall pay to Lender on the Maturity Date the outstanding principal balance, all accrued and unpaid interest thereon, and all other amounts due hereunder and under the Note, the Pledge Agreement and the other Loan Documents, including, without limitation, all interest that would accrue on the outstanding principal balance of the Loan through and including the Maturity Date.

2.2.5 Payments after Default.

Upon the occurrence and during the continuance of an Event of Default, (a) interest on the outstanding principal balance of the Loan and, to the extent permitted by Applicable Law, overdue interest and other amounts due in respect of the Loan, shall accrue at the Default Rate, calculated from the date such payment was due without regard to any grace or cure periods contained herein and (b) Lender shall be entitled to receive and Borrower shall pay to Lender on each Payment Date an amount equal to the Net Cash Flow After Debt Service for the prior month, such amount to be applied by Lender to the payment of the Debt in such order as Lender shall determine in its sole discretion, including, without limitation, alternating applications thereof between interest and principal. Interest at the Default Rate and Net Cash Flow After Debt Service shall both be computed from the occurrence of the Default which gave rise to the Event of Default until the actual receipt and collection of the Debt (or that portion thereof that is then due). To the extent permitted by Applicable Law, interest at the Default Rate shall be added to the Debt, shall itself accrue interest at the same rate as the Loan and shall be secured by the Pledge Agreement. This paragraph shall not be construed as an agreement or privilege to extend the date of the payment of the Debt, nor as a waiver of any other right or remedy accruing to Lender by reason of the occurrence of any Event of Default; the acceptance of any payment of Net Cash Flow After Debt Service shall not be deemed to cure or constitute a waiver of any Event of Default; and Lender retains its rights under the Note to accelerate and to continue to demand payment of the Debt upon the happening of any Event of Default, despite any payment of Net Cash Flow After Debt Service.

2.2.6 Late Payment Charge.

If any principal, interest or any other sums due under the Loan Documents is not paid by Borrower on the date on which it is due, Borrower shall pay to Lender within three (3) Business

Days after demand an amount equal to the lesser of four percent (4%) of such unpaid sum or the maximum amount permitted by Applicable Law in order to defray the expense incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment. Any such amount shall be secured by the Pledge Agreement and the other Loan Documents to the extent permitted by Applicable Law.

2.2.7 Usury Savings.

This Agreement and the Note are subject to the express condition that at no time shall Borrower be obligated or required to pay interest on the principal balance of the Loan at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the Maximum Legal Rate. If, by the terms of this Agreement or the other Loan Documents, Borrower is at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of the Maximum Legal Rate, the Applicable Interest Rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to the Maximum Legal Rate and all previous payments in excess of the Maximum Legal Rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the sums due under the Loan, shall, to the extent permitted by Applicable Law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the Maximum Legal Rate of interest from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.

2.2.8 Indemnified Taxes.

(a) All payments made by Borrower hereunder shall be made free and clear of, and without reduction for or on account of, Indemnified Taxes, excluding (i) Indemnified Taxes measured by Lender’s or any Co-Lender’s net income, and franchise taxes imposed on it, by the jurisdiction under the laws of which Lender or any Co-Lender is resident or organized, or any political subdivision thereof, (ii) taxes measured by Lender’s or any Co-Lender’s overall net income, and franchise taxes imposed on it, by the jurisdiction of Lender’s or such Co-Lender’s applicable lending office or any political subdivision thereof or in which Lender or such Co-Lender is resident or engaged in business, and (iii) withholding taxes imposed by the United States of America, any state, commonwealth, protectorate territory or any political subdivision or taxing authority thereof or therein as a result of the failure of Lender or any Co-Lender which is a Non-U.S. Entity to comply with the terms of paragraph (b) below. If any non excluded Indemnified Taxes are required to be withheld from any amounts payable to Lender or any Co-Lender hereunder, the amounts so payable to Lender or such Co-Lender shall be increased to the extent necessary to yield to Lender or such Co-Lender (after payment of all non excluded Indemnified Taxes) interest or any such other amounts payable hereunder at the rate or in the amounts specified hereunder. Whenever any non excluded Indemnified Tax is payable pursuant to Applicable Law by Borrower, Borrower shall send to Lender or the applicable Co-Lender an original official receipt showing payment of such non excluded Indemnified Tax or other evidence of payment reasonably satisfactory to Lender or the applicable Co-Lender. Borrower hereby indemnifies Lender and each Co-Lender for any incremental taxes, interest or penalties that may become payable by Lender or any Co-Lender which may result from any failure by Borrower to pay any such non excluded Indemnified Tax when due to the appropriate taxing authority or any failure by Borrower to remit to Lender or any Co-Lender the required receipts or other required documentary evidence.

(b) In the event that Lender or any Co-Lender or any successor and/or assign of Lender or any Co-Lender is not incorporated under the laws of the United States of America or a state thereof (a “Non-U.S. Entity”) Lender and such Co-Lender agrees that, prior to the first date on which any payment is due from such entity hereunder, it will deliver to Borrower two duly completed copies of United States Internal Revenue Service Form W 8BEN or W 8ECI or successor applicable form, as the case may be, certifying in each case that such entity is entitled to receive payments under the Note, without deduction or withholding of any United States federal income taxes. Each entity required to deliver to Borrower a Form W 8BEN or W 8ECI pursuant to the preceding sentence further undertakes to deliver to Borrower two further copies of such forms, or successor applicable forms, or other manner of certification, as the case may be, on or before the date that any such form expires (which, in the case of the Form W 8ECI, is the last day of each U.S. taxable year of the Non-U.S. Entity) or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to Borrower, and such other extensions or renewals thereof as may reasonably be requested by Borrower, certifying in the case of a Form W 8BEN or W 8ECI that such entity is entitled to receive payments under the Note without deduction or withholding of any United States federal income taxes, unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such entity from duly completing and delivering any such form with respect to it and such entity advises Borrower that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

2.2.9 Replacement of Lenders.

Borrower shall be permitted to replace any Co-Lender that (i) requests reimbursement for amounts owing pursuant to Section 2.2.3 or 2.2.8 or (ii) defaults in its obligation to make Loans hereunder, with a replacement financial institution, provided that (A) such replacement does not conflict with any Applicable Law, (B) no Event of Default shall have occurred and be continuing at the time of such replacement, (C) the replacement financial institution shall purchase, at par, such Co-Lender’s Pro Rate Share of the Loan and pay all other amounts owing to such replaced Co-Lender under this Agreement and the other Loan Documents on or prior to the date of replacement, (E) the Borrower shall be liable to such replaced Co-Lender under Section 2.2.3(d) if the Loan owing to such replaced Co-Lender shall be purchased other than on the last day of the Interest Period relating thereto, (F) the replacement financial institution, if not already a Co-Lender, shall be reasonably satisfactory to Lender and shall comply with the requirements of the Intercreditor Agreement with respect to transfers of the Loan, (G) until such time as such replacement shall be consummated, the Borrower shall pay all additional amounts (if any) required pursuant to Section 2.2.3 or 2.2.8, as the case may be, and (I) any such replacement shall not be deemed to be a waiver of any rights that the Borrower, the Lender or any Co-Lender shall have against the replaced Co-Lender.

Section 2.3 Prepayments.

2.3.1 Voluntary Prepayments.

On any Payment Date, Borrower may, at its option, prepay the Loan in whole or in part, upon satisfaction of the following conditions:

(a) Borrower shall provide prior written notice to Lender (which notice shall be irrevocable) specifying the date (the “Prepayment Date”) upon which the prepayment is to be made, which notice shall be delivered to Lender not less than twenty (20) Business Days prior to such payment;

(b) Borrower shall pay to Lender, simultaneously with such prepayment, (i) all accrued and unpaid interest calculated at the Applicable Interest Rate on the amount of principal being prepaid through and including the Prepayment Date, (ii) if such prepayment is not made on a Payment Date, all accrued and unpaid interest on the amount of principal being prepaid through and including the Prepayment Date, together with all interest on the principal amount being prepaid which would have accrued from the Prepayment Date through and including the immediately succeeding Payment Date, in each case calculated at the Applicable Interest Rate for the Interest Period in which the prepayment occurs (the “Interest Shortfall”), (iii) Breakage Costs, if any, without duplication of any sums paid pursuant to the preceding clauses (i) and (ii), (iv) if such prepayment occurs prior to the expiration of the Lockout Period, an amount equal to the Spread Maintenance Premium, and (v) all other sums then due under this Agreement, the Note or the other Loan Documents;

(c) each prepayment shall be in an aggregate principal amount of $1,000,000.00 or any integral multiple of $100,000.00 in excess thereof;

(d) Mortgage Borrower shall have simultaneously with such prepayment made a pro rata prepayment of the Mortgage Loan pursuant to the Mortgage Loan Agreement; and

(e) Such prepayment shall not be prohibited pursuant to the Mortgage Loan Documents.

If a notice of prepayment is given by Borrower to Lender pursuant to this Section 2.3.1, the amount designated for prepayment and all other sums required under this Section 2.3.1 shall be due and payable on the Prepayment Date. Notwithstanding the foregoing, Borrower shall be permitted the right to rescind and revoke or postpone its notice of prepayment given in accordance with this Section 2.3.1, provided that (i) a written notice of such rescission and revocation or postponement is received by Lender no later than three (3) Business Days prior to the date of prepayment indicated by Borrower and (ii) Borrower pays Lender’s reasonable out-of-pocket costs and expenses incurred as a result of Lender’s receipt of such notice of prepayment and its rescission, revocation or postponement.

2.3.2 Liquidation Events.

(a) In the event of (i) any Casualty to all or any portion of any Individual Property, (ii) any Condemnation of all or any portion of any Individual Property, (iii) a Transfer of any Individual Property in connection with realization thereon by the Mortgage Lender following an Event of Default under the Mortgage Loan, including without limitation a foreclosure sale, or (iv) any refinancing of any Individual Property or the Mortgage Loan (each, a “Liquidation Event”), Borrower shall cause the related Net Liquidation Proceeds After Debt Service to be deposited directly into an account designated by Lender. On each date on which Lender actually receives a distribution of Net Liquidation Proceeds After Debt Service, if such date is a Payment Date, such Net Liquidation Proceeds After Debt Service shall be applied to the outstanding principal balance of the Note in an amount equal to one hundred percent (100%) of such Net Liquidation Proceeds After Debt Service, together with interest that would have accrued on such amount through the next Payment Date and all other sums then due. In the event Lender receives a distribution of Net Liquidation Proceeds After Debt Service on a date other than a Payment Date, such amounts shall be held by Lender as collateral security for the Loan in an interest bearing account, with such interest accruing to the benefit of Borrower, and shall be applied by Lender on the next Payment Date.

(b) Borrower shall immediately notify Lender of any Liquidation Event once Borrower has knowledge of such event. Borrower shall be deemed to have knowledge of (i) a sale (other than a foreclosure sale) of any Individual Property on the date on which a contract of sale for such sale is entered into, and a foreclosure sale, on the date notice of such foreclosure sale is given, and (ii) a refinancing of any Individual Property, on the date on which a commitment for such refinancing is entered into. The provisions of this Section 2.3.2 shall not be construed to contravene in any manner the restrictions and other provisions regarding refinancing of the Mortgage Loan or Transfer of the Property set forth in this Agreement and the other Loan Documents.

2.3.3 Prepayments After Default.

If, following an Event of Default, Borrower tenders payment of all or any part of the Debt, or if all or any portion of the Debt is recovered by Lender after such Event of Default (including, without limitation, through application of any Net Liquidation Proceeds After Debt Service), such tender or recovery shall be deemed a voluntary prepayment hereunder and Borrower shall pay, in addition to the Debt, (i) all accrued and unpaid interest calculated at the Applicable Interest Rate on the amount of principal being prepaid through and including the Prepayment Date, (ii) the Interest Shortfall, if applicable, with respect to the amount prepaid, (iii) Breakage Costs, if any, without duplication of any sums paid pursuant to the preceding clause (ii), (iv) if such payment occurs prior to the expiration of the Lockout Period, an amount equal to the Spread Maintenance Premium, and (v) all other sums due under this Agreement, the Note or the other Loan Documents in connection with a partial or total prepayment.

2.3.4 Making of Payments.

Each payment by Borrower hereunder or under the Note shall be made in funds settled through the New York Clearing House Interbank Payments System or other funds immediately available to Lender by 12:00 p.m., New York City time, on or prior to the date such payment is due, to Lender by deposit to such account as Lender may designate by written notice to Borrower. Whenever any payment hereunder or under the Note shall be stated to be due on a day which is not a Business Day, such payment shall be made on the first Business Day succeeding such scheduled due date.

2.3.5 Application of Prepayments.

All prepayments received pursuant to this Section 2.3 and Section 2.5 shall be applied first, to interest on the outstanding principal balance being prepaid that accrued through and including the Prepayment Date, second, to interest on the outstanding principal balance being prepaid that would have accrued through the end of the Interest Period in which the prepayment occurred, and if applicable, through the end of the Succeeding Interest Period, notwithstanding that such Interest Period or Succeeding Interest Period extends beyond the date of prepayment, and third, to the payments of principal due under the Loan in the inverse order of maturity.

Section 2.4 Interest Rate Cap Agreement.

(a) In the event that Mortgage Lender waives the requirement for Mortgage Borrower to obtain and maintain the Mortgage Interest Rate Cap Agreement in accordance with the terms of Section 2.4 of the Mortgage Loan Agreement, the Mortgage Loan has been paid in full, or Mortgage Borrower is in violation of its obligations of Section 2.4 of the Mortgage Loan Agreement, Borrower shall, simultaneously with the occurrence of any such event, obtain, or cause to be obtained, and shall thereafter maintain in effect, an Interest Rate Cap Agreement with an Acceptable Counterparty, which shall be coterminous with the Loan and the Mortgage Loan, if applicable, and have a notional amount which shall not at any time be less than the outstanding principal balance of the Loan and the Mortgage Loan, if applicable, and which shall at all times have a strike rate equal to the Strike Rate. The Interest Rate Cap Agreement shall be written on the then current standard ISDA documentation, and shall provide for interest periods and calculations consistent with the payment terms of this Agreement. The Counterparty shall be obligated under the Interest Rate Cap Agreement to make monthly payments equal to the excess of one (1) month LIBOR over the Strike Rate, calculated on the notional amount. The notional amount of the Interest Rate Cap Agreement may be reduced from time to time in amounts equal to any prepayment of the principal of the Loan in accordance with Sections 2.3 and 2.5 hereof.

(b) Borrower shall collaterally assign to Lender pursuant to an Assignment of Interest Rate Cap Agreement substantially in the form annexed hereto as Exhibit C, all of its right, title and interest to receive any and all payments under the Interest Rate Cap Agreement (and any related guarantee, if any) and shall deliver to Lender an executed counterpart of such Interest Rate Cap Agreement and notify the Counterparty of such collateral assignment (either in such Interest Rate Cap Agreement or by separate instrument). Borrower shall cause the Counterparty to agree in writing to make all payments it is required to make under the Interest Rate Cap Agreement directly to the

Lockbox Account or if the Lockbox Account is not then required to be in effect, into such account as specified by Lender. At such time as the Loan is repaid in full, all of Lender’s right, title and interest in the Interest Rate Cap Agreement shall terminate and Lender shall promptly execute and deliver at Borrower’s sole cost and expense, such documents as may be required to evidence Lender’s release of the Interest Rate Cap Agreement and to notify the Counterparty of such release.

(c) Borrower shall comply with all of its material obligations under the terms and provisions of the Interest Rate Cap Agreement. All amounts paid by the Counterparty under the Interest Rate Cap Agreement shall be deposited immediately into the Lockbox Account or if the Lockbox Account is not then required to be in effect, into such account as specified by Lender. Borrower shall take all actions reasonably requested by Lender to enforce Lender’s rights under the Interest Rate Cap Agreement in the event of a default by the Counterparty and shall not waive, amend or otherwise modify any of its rights thereunder.

(d) In the event of any downgrade, withdrawal or qualification of the rating of the Counterparty below “AA-” (or the equivalent) by the Rating Agencies, Borrower shall replace the Interest Rate Cap Agreement with a Replacement Interest Rate Cap Agreement with an Acceptable Counterparty not later than thirty (30) Business Days following receipt of notice from Lender or Servicer of such downgrade, withdrawal or qualification.

(e) In the event that Borrower fails to purchase and deliver to Lender the Interest Rate Cap Agreement or any Replacement Interest Cap Agreement as and when required hereunder, Lender may purchase such Interest Rate Cap Agreement and the cost incurred by Lender in purchasing such Interest Rate Cap Agreement shall be paid by Borrower to Lender with interest thereon at the Default Rate from the date such cost was paid by Lender until such cost is paid by Borrower to Lender.

(f) Each Interest Rate Cap Agreement shall contain the following language or its equivalent: “In the event of any downgrade, withdrawal or qualification of the rating of the Counterparty below “AA-” (or the equivalent) by the Rating Agencies, the Counterparty must, within 30 Business Days, either (x) post collateral on terms acceptable to each Rating Agency or (y) find a replacement Acceptable Counterparty, at the Counterparty’s sole cost and expense, acceptable to each Rating Agency (notwithstanding the foregoing, if the Counterparty’s rating is downgraded to “A” or lower, only the option described in clause (y) will be acceptable); provided that, notwithstanding such a downgrade, withdrawal or qualification, unless and until the Counterparty transfers the Interest Rate Cap Agreement to a replacement Acceptable Counterparty pursuant to the foregoing clause (y), the Counterparty will continue to perform its obligations under the Interest Rate Cap Agreement. Failure to satisfy the foregoing shall constitute an Additional Termination Event as defined by Section 5(b)(v) of the ISDA Master Agreement, with the Counterparty as the Affected Party.”

(g) In connection with an Interest Rate Cap Agreement, Borrower shall obtain and deliver to Lender an opinion of counsel from counsel for the Counterparty (upon which Lender and its successors and assigns may rely) which shall provide, in relevant part, that:

(1) the Counterparty is duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation and has the organizational power and authority to execute and deliver, and to perform its obligations under, the Interest Rate Cap Agreement;

(2) the execution and delivery of the Interest Rate Cap Agreement by the Counterparty, and any other agreement which the Counterparty has executed and delivered pursuant thereto, and the performance of its obligations thereunder have been and remain duly authorized by all necessary action and do not contravene any provision of its certificate of incorporation or by-laws (or equivalent Organizational Documents) or any law, regulation or contractual restriction binding on or affecting it or its property;

(3) all consents, authorizations and approvals required for the execution and delivery by the Counterparty of the Interest Rate Cap Agreement, and any other agreement which the Counterparty has executed and delivered pursuant thereto, and the performance of its obligations thereunder have been obtained and remain in full force and effect, all conditions thereof have been duly complied with, and no other action by, and no notice to or filing with any governmental authority or regulatory body is required for such execution, delivery or performance;

Section 2.5 Release of Property.

2.5.1 Release of Individual Property.

Provided no Event of Default has occurred and is continuing, unless such Event of Default relates solely to an Individual Property and such Event of Default would be cured by the release of such Individual Property, Borrower may (A) obtain the release of (i) the security interest held by Lender in the Pledged Interests in the applicable Mortgage Borrower owning the Individual Property being simultaneously released from the Lien of the Security Instrument thereon pursuant to Section 2.5.1 of the Mortgage Loan Agreement, provided that such Mortgage Borrower shall not continue to own any other Individual Property after giving effect to the release and Borrower shall not continue to own any direct or indirect ownership interest in such Mortgage Borrower, and (ii) Borrower’s obligations under the Loan Documents with respect to such Pledged Interests (other than those expressly stated to survive), or (B) cause Mortgage Borrower to obtain a release of an Individual Property from the Lien of the related Security Instrument pursuant to the terms of Section 2.5.1 of the Mortgage Loan Agreement in the event that such Mortgage Borrower shall continue after such release to own any other Individual Property, but only upon the satisfaction of each of the following conditions:

(a) Borrower shall provide Lender with at least twenty (20) days but no more than ninety (90) days prior written notice of its request to obtain a release of such security interest;

(b) Borrower shall have delivered to Lender evidence that would be satisfactory to a prudent institutional mezzanine loan lender that (i) Mortgage Borrower has simultaneously complied with all of the terms and conditions set forth in Section 2.5.1 of the Mortgage Loan Agreement in all material respects, with respect to a release of the Security instrument corresponding to the release requested pursuant to this Section 2.5.1 and (ii) Mortgage Lender has delivered (or is simultaneously delivering) such release to Mortgage Borrower;

(c) Lender shall have received a wire transfer of immediately available federal funds in an amount equal to the Release Price for the applicable Individual Property, together with (i) all accrued and unpaid interest calculated at the Applicable Interest Rate on the amount of principal being prepaid through and including the Prepayment Date together with an amount equal to the interest that would have accrued at the Applicable Interest Rate on the amount of principal being prepaid through the end of the Interest Period in which such prepayment occurs, notwithstanding that such Interest Period extends beyond the date of prepayment, (ii) the Interest Shortfall, if applicable, with respect to the amount prepaid, (iii) Breakage Costs, if any, without duplication of any sums paid pursuant to the preceding clauses (i) and (ii), (iv) if such release occurs prior to the expiration of the Lockout Period, an amount equal to the Spread Maintenance Premium; notwithstanding the foregoing, no Spread Maintenance Premium shall be due in connection with such release if such release occurs prior to the Payment Date occurring in [October], 2006 and the aggregate Allocated Loan Amounts of all Individual Properties released pursuant to this Section 2.5 (including the Individual Property that is the subject of the release) does not exceed ten percent (10%) of the original principal balance of the Loan, and (v) all other sums due under this Agreement, the Note or the other Loan Documents in connection with a partial prepayment;

(d) Borrower shall submit to Lender, not less than twenty (20) days prior to the date of such release, a release of Lien of the Pledge Agreement (and related Loan Documents) for such security interests for execution by Lender. In addition, Borrower shall provide all other documents and affidavits that may be required by Applicable Law in connection with such release, together with an Officer’s Certificate certifying that (i) such documentation is in compliance with all applicable Legal Requirements, and (ii) the release will not impair or otherwise adversely affect the Liens, security interests and other rights of Lender under the Loan Documents not being released (or as to the parties to the Loan Documents and Collateral subject to the Loan Documents not being released);

(e) With respect to any partial prepayment of a portion of the outstanding principal balance of the Loan in connection with a release of the applicable Pledged Interests in accordance with all the conditions provided for in this Section 2.5.1, Lender shall release its security interest in the Pledged Interests in the applicable Mortgage Borrower owning the Individual Property being simultaneously released from the Lien of the Security Instrument thereon pursuant to Section 2.5.1 of the Mortgage Loan Agreement (but only in the event that such Mortgage Borrower does not continue to own any other Individual Property after giving effect to the release and Borrower does not continue to own any direct or indirect ownership interest in such Mortgage Borrower) and the other Loan Documents relating to such Pledged Interests and remit to Borrower any remaining Reserve Funds held solely with respect to such Individual Property;

(f) After giving effect to such release, Lender shall have determined that the Debt Service Coverage Ratio for the Properties then remaining subject to the Liens of the Security Instruments shall be at least equal to the greater of (i) the Debt Service Coverage Ratio for the twelve (12) full calendar months immediately preceding the Closing Date, and (ii) the Debt Service Coverage Ratio for all of the then remaining Properties (including the Individual Property to be released) for the twelve (12) full calendar months immediately preceding the release of the Individual Property; if the conditions set forth in this clause (e) are not satisfied at the time of the proposed release, Borrower may satisfy such conditions by prepaying, in accordance with the requirements of Section 2.3.1 hereof, an amount of principal sufficient to cause each of the required Debt Service Coverage Ratios set forth in this clause (f) to be satisfied; notwithstanding the foregoing, if the Individual Property proposed to be released is either the Doubletree Albuquerque Property or the Hilton Airport Grand Rapids Property, and such release occurs prior to the Payment Date occurring in [October], 2006, the conditions of this clause (f) do not have to be satisfied as a condition to such release;

(g) After giving effect to such release, Lender shall have determined that the aggregate Operating Lease Rents for the immediately preceding twelve (12) month period for the Properties then remaining subject to the Liens of the Security Instruments shall be sufficient to cover the Adjusted Debt Service, Mortgage Adjusted Debt Service, deposits to the Reserve Funds and all other amounts scheduled to become due and payable hereunder and under the Mortgage Loan Agreement during the next succeeding twelve (12) month period; if the conditions set forth in this clause (g) are not satisfied at the time of the proposed release, Borrower may satisfy such conditions by prepaying, in accordance with the requirements of Section 2.3.1 hereof, an amount of principal sufficient to cause the conditions set forth in this clause (g) to be satisfied;

(h) Lender shall have received evidence that would be satisfactory to a prudent institutional mezzanine loan lender that the Individual Property to be released pursuant to the Mortgage Loan Agreement shall be conveyed to a Person other than Mortgage Borrower, Borrower or Principal and that Borrower does not own any direct or indirect ownership interest in such Person;

(i) If the Operating Tenant with respect to the Operating Lease for the Individual Property to be released is also the Operating Tenant with respect to an Operating Lease for any Individual Property that shall remain subject to the Lien of a Security Instrument, then the Operating Lease for the Property to be released shall have been terminated, and, after giving effect to such release, the Mortgage Borrower that owned such Individual Property prior thereto (the “Release Property Transferor”) is the owner of an Individual Property that remains encumbered by the Lien of the Security Instruments, Borrower shall, or cause Mortgage Borrower to, deliver an estoppel certificate from the Operating Tenant in form that would be satisfactory to a prudent institutional mezzanine loan lender stating that the Operating Lease has been terminated and that the Operating Tenant has released the Release Property Transferor from all liability and obligation to the Operating Tenant in connection with the Operating Lease and that the Release Property Transferor has no liability for the payment of any termination payments or any other payments due to the Operating Tenant and no further liability or obligation in connection with said Operating Lease;

(j) Lender shall have received payment of all Lender’s costs and expenses, including due diligence review costs and reasonable counsel fees and disbursements incurred in connection with the release of such Individual Property from the Lien of the related Security Instrument and, if applicable, of such Pledged Interests from the lien of the related Pledge Agreement, and the review and approval of the documents and information required to be delivered in connection therewith; and

(k) If the Individual Property to be released pursuant to the Mortgage Loan Agreement is the Philadelphia Property, in addition to the above, Lender shall have received evidence that would be satisfactory to a prudent institutional mezzanine loan lender that the Austin Pledged Interests shall be conveyed to a Person other than Mortgage Borrower, Borrower or Principal and that Borrower does not own any direct or indirect ownership interest in such Person.

2.5.2 Release on Payment in Full.

Lender shall, upon the written request and at the expense of Borrower, upon payment in full of all principal and interest due on the Loan and all other amounts due and payable under the Loan Documents in accordance with the terms and provisions of the Note and this Agreement, release the Lien of the Pledge Agreement or the Collateral not theretofore released and remit any remaining Reserve Funds to Borrower if the Loan has been paid in full.

Section 2.6 Substitution of Properties.

Subject to the terms of this Section 2.6, Borrower may cause Mortgage Borrower to obtain from time to time a release of one or more Individual Properties from the Lien of the related Security Instrument (each, a “Release Property”) provided that the aggregate Allocated Loan Amounts of all the security interests released under this Section 2.6 (including the security interest that is the subject of the release), does not exceed 25% of the original principal amount of the Loan, by substituting therefor another hotel property of substantially similar kind and quality acquired by Mortgage Borrower or an Affiliate of Mortgage Borrower (individually, a “Substitute Property” and collectively, the “Substitute Properties”) (provided, however, if the Substitute Property shall be owned by an Affiliate of Mortgage Borrower said Affiliate, (i) shall be wholly owned and controlled directly by the Borrower, and if such Affiliate has a Principal, such Principal shall be wholly owned and controlled directly by Borrower, (ii) shall assume all the obligations of Mortgage Borrower under the Mortgage Loan Documents and (iii) shall become a party to the Mortgage Note and the other Loan Documents and shall be bound by the terms and provisions thereof as if it had executed the Mortgage Note and the Mortgage Loan Documents and shall have the rights and obligations of Mortgage Borrower thereunder), provided that the following conditions precedent are satisfied:

(a) Lender shall have received at least thirty (30) days prior written notice requesting the substitution and identifying the Substitute Property and Release Property.

(b) Borrower has delivered to Lender evidence satisfactory to a prudent institutional mezzanine loan lender that all of the conditions set forth in the Mortgage Loan Agreement for such release and substitution shall have been satisfied.

(c) If the applicable Mortgage Borrower shall continue to own an Individual Property after giving effect to the release and substitution, Lender shall have received (i) a copy of a deed conveying all of Mortgage Borrower’s right, title and interest in and to the Release Property to a Person other than Borrower, Mortgage Borrower or Principal pursuant to an arms length transaction and evidence that Borrower does not own any direct or indirect ownership interest in such Person and (ii) a letter from Mortgage Borrower countersigned by a title insurance company acknowledging receipt of such deed and agreeing to record such deed in the real estate records for the county in which the Release Property is located.

(d) If the Operating Tenant with respect to the Operating Lease for the Release Property is also the Operating Tenant with respect to an Operating Lease for any Individual Property that shall remain subject to the Lien of a Security Instrument, then the Operating Lease for the Release Property shall have been terminated, and, after giving effect to such Release, the Release Property Transferor is the owner of an Individual Property that remains encumbered by the Lien of the Security Instruments, an estoppel certificate from the Operating Tenant in form that would be satisfactory to a prudent institutional mezzanine loan lender stating that the Operating Lease has been terminated and that the Operating Tenant has released the Release Property Transferor from all liability for the payment of any and all termination payments or any other payments due to the Operating Tenant pursuant to the terms of the Operating Lease and that the Release Property Transferor has no further liability or obligation in connection with said Operating Lease.

(e) Evidence of the qualification and good standing of the related Mortgage Borrower and Operating Tenant (and the related Principals, if necessary) in the state where the Substitute Property is located.

(f) A certified copy of (i) the Operating Lease for the Substitute Property between the related Mortgage Borrower and Operating Tenant or (ii) an amendment to the Operating Lease to include the Substitute Property, in either case in a form and substance which would be satisfactory to a prudent institutional mezzanine loan lender, together with a Subordination Agreement with respect to such Operating Lease.

(g) Lender shall have received a current Appraisal of the Substitute Property prepared within one hundred eighty (180) days prior to the release and substitution showing an appraised value equal to or greater than the appraised value of the Release Property as of the Closing Date.

(h) Lender shall have received a certificate of Borrower certifying, together with other evidence that would be satisfactory to a prudent institutional mezzanine loan lender that, after the substitution of a Substitute Property and the release of the Release Property, (i) the Debt Service Coverage Ratio for the twelve (12) full calendar months immediately preceding the date of the substitution with respect to all Properties remaining subject to the lien of the Security Instruments after the substitution shall be equal to or greater than (A) Debt Service Coverage Ratio for the twelve (12) full calendar months immediately preceding the Closing Date and (B) Debt Service Coverage Ratio for the twelve (12) full calendar months immediately preceding the substitution (including the Release Property and excluding the Substitute Property) and (ii) the Debt Service Coverage Ratio for the twelve (12) months immediately preceding the substitution with respect to the Substitute Property is equal or greater than the Debt Service Coverage Ratio for the twelve (12) full calendar months immediately preceding the Closing Date with respect to the Release Property. If the conditions set forth in this clause (h) are not satisfied at the time of the proposed release and substitution, Borrower may satisfy such conditions by prepaying, in accordance with the requirements of Section 2.3.1 hereof, an amount of principal sufficient to cause each of the required Debt Service Coverage Ratios set forth in this clause (h) to be satisfied.

(i) If the Loan is part of a Securitization, Lender shall have received a Rating Confirmation with respect to such release and substitution. If the Loan is not part of a Securitization, Lender shall have consented in writing to such release and substitution, which consent shall be given in Lender’s reasonable discretion applying the requirements of a prudent institutional mezzanine loan lender with respect to real estate collateral of similar size, scope and value of the Substitute Property.

(j) No Event of Default shall have occurred and be continuing and Borrower shall be in compliance in all material respects with all terms and conditions set forth in this Agreement and in each other Loan Document on Borrower’s part to be observed or performed. Lender shall have received a certificate from Borrower confirming the foregoing, stating that the representations and warranties of Borrower contained in this Agreement and the other Loan Documents are true and correct in all material respects on and as of the date of the release and substitution with respect to Borrower, the Properties and the Substitute Property and containing any other representations and warranties with respect to Borrower, the Properties, the Substitute Property or the Loan as (i) Lender, if a Securitization has not occurred, or (ii) the Rating Agencies, if a Securitization has occurred, may require, unless such certificate would be inaccurate, such certificate to be in form and substance satisfactory to Lender or the Rating Agencies, as applicable.

(k) Borrower shall (A) have executed, acknowledged and delivered to Lender an Environmental Indemnity with respect to the Substitute Property from Borrower and Guarantor and (B) have caused Guarantor to acknowledge and confirm its obligations under the Loan Documents. The Environmental Indemnity shall be the same in form and substance as the Environmental Indemnity executed and delivered with respect to the related Release Property subject to modifications reflecting only the Substitute Property as the Individual Property and such modifications reflecting the laws of the State in which the Substitute Property is located.

(l) Mortgage Borrower shall have received an Owner’s Title Policy (or a marked, signed and redated commitment to issue such Owner’s Title Policy) insuring the Substitute Property, issued by the title company that issued the Owner’s Title Policy insuring the existing Individual Properties and dated as of the date of the substitution, with reinsurance and direct access agreements that replace such agreements issued in connection with the Owner’s Title Policy insuring the Release Property. The Owner’s Title Policy issued with respect to the Substitute Property shall (1) provide coverage in the amount of the fair market value of the Substitute Property, (2) insure the title on the Substitute Property, free and clear of all exceptions from coverage other than Permitted Encumbrances and standard exceptions and exclusions from coverage (as modified by the terms of any endorsements), (3) contain such endorsements and affirmative coverages as are then available and are contained in the Owner’s Policies insuring the existing Individual Properties, and such other endorsements or affirmative coverage that a prudent institutional property owner would require and (4) contain an endorsement to the Owner’s Title Policy insuring that the Substitute Property constitutes a separate tax lot or, if such an endorsement is not available in the State in which the Substitute Property is located, a letter from the title insurance company issuing such Title Insurance Policy stating that the Substitute Property constitutes a separate tax lot; if such endorsement or letter is not available, Borrower shall deliver a letter from the appropriate taxing authority stating that the Substitute Property constitutes a separate tax lot. Lender also shall have received copies of paid receipts or other evidence showing that all premiums in respect of such endorsements and Title Insurance Policies have been paid.

(m) Lender shall have received a current or updated Survey for each Substitute Property, certified to the title company and Lender and its successors and assigns, in the same form and having the same content as the certification of the Survey of the Release Property prepared by a professional land surveyor licensed in the State in which the Substitute Property is located and acceptable to the Rating Agencies in accordance with the 1999 Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys. Such Survey shall reflect the same legal description contained in the Owner’s Title Policy relating to such Substitute Property and shall include, among other things, a metes and bounds description of the real property comprising part of such Substitute Property (unless such real property has been satisfactorily designated by lot number on a recorded plat). The surveyor’s seal shall be affixed to each Survey and each Survey shall certify whether or not the surveyed property is located in a “one-hundred-year flood hazard area.”

(n) Lender shall have received valid certificates of insurance indicating that the requirements for the policies of insurance required for an Individual Property hereunder have been satisfied with respect to the Substitute Property and evidence of the payment of all Insurance Premiums payable for the existing policy period.

(o) Lender shall have received a Phase I environmental report dated not more than one hundred eighty (180) days prior to the proposed date of substitution and otherwise acceptable to a prudent institutional mezzanine loan lender and, if warranted by the findings of the Phase I environmental report, a Phase II environmental report that would be acceptable to a prudent institutional mezzanine loan lender, which concludes that the Substitute Property (i) does not contain any Hazardous Materials in contravention of Environmental Law in any material respect and (ii) is not subject to any significant risk of contamination from any off site Hazardous Materials in contravention of Environmental Law in any material respect.

(p) Borrower shall deliver or cause to be delivered to Lender (A) updates or, if the Substitute Property is to be owned by an Affiliate of Borrower, originals, in either case certified by Mortgage Borrower or such Affiliate, as applicable, of all organizational documentation related to Mortgage Borrower or such Affiliate, as applicable, and/or the formation, structure, existence, good standing and/or qualification to do business delivered to Lender on the Closing Date; (B) good standing certificates, certificates of qualification to do business in the jurisdiction in which the Substitute Property is located (if required in such jurisdiction); and (C) resolutions of Mortgage Borrower or such Affiliate, as applicable, authorizing the substitution and any actions taken in connection with such substitution.

(q) Lender shall have received the following opinions of Borrower’s counsel: (A) an enforceability, due-execution, delivery and authority opinion or opinions of counsel acceptable to the Rating Agencies if the Loan is part of a Securitization, or Lender if the Loan is not part of a Securitization, in form and substance substantially similar to the enforceability, due-execution, delivery and authority opinions delivered to Lender on the Closing Date; and (B) an update of the Insolvency Opinion indicating that the substitution does not affect the opinions set forth therein.

(r) Borrower shall have paid or reimbursed Lender for all costs and expenses incurred by Lender (including, without limitation, reasonable attorneys’ fees and disbursements) in connection with the release and substitution and Borrower shall have paid all recording charges, filing fees, taxes or other expenses (including, without limitation, title insurance premiums, UCC insurance policy premiums, mortgage and intangibles taxes and documentary stamp taxes) payable in connection with the substitution. Borrower shall have paid all costs and expenses of the Rating Agencies incurred in connection with the substitution.

(s) Lender shall have received annual operating statements and occupancy statements for the Substitute Property for the most current completed fiscal year and a current operating statement for the Release Property, each certified by Borrower to Lender as being true and correct in all material respects and a certificate from Borrower certifying that there has been no material adverse change in the financial condition of the Substitute Property since the date of such operating statements.

(t) Borrower shall have delivered to Lender estoppel certificates from all tenants under Major Leases at the Substitute Property. All such estoppel certificates shall be substantially in the form approved by Lender in connection with the origination of the Loan or such other form approved by Lender, such approval not to be unreasonably withheld, and shall indicate that (1) the subject Lease is a valid and binding obligation of the tenant thereunder, (2) to tenant’s knowledge, there are no defaults under such Lease on the part of the landlord or tenant thereunder, (3) the tenant thereunder has no knowledge of any defense or offset to the payment of rent under such Lease, (4) no rent under such Lease has been paid more than one (1) month in advance, (5) the tenant thereunder has no option under such Lease to purchase all or any portion of the Substitute Property, and (6) all tenant improvement work required under such Lease has been substantially completed and the tenant under such Lease is in actual occupancy of its leased premises. If an estoppel certificate indicates that all tenant improvement work required under the subject Lease has not yet been completed, Borrower shall deliver to Lender financial statements indicating that Borrower has adequate funds to pay all costs related to such tenant improvement work as required under such Lease.

(u) Lender shall have received copies of all Major Leases affecting the Substitute Property certified by Borrower as being true and correct.

(v) Lender shall have received a Physical Conditions Report with respect to the Substitute Property stating that the Substitute Property and its use comply in all material respects with all applicable Legal Requirements (including, without limitation, zoning, subdivision and building laws) and that the Substitute Property is in good condition and repair and free of material damage or waste.

(w) If the Substitute Property is located in a seismic area designated as Zone 3 or 4 by S&P or Moody’s (Source: ICBC, 1994 Uniform Building Code), Lender shall have received a seismic report indicating the seismic zone in which the Substitute Property is located and otherwise acceptable to a prudent institutional mezzanine loan lender.

(x) Lender shall have received evidence that would be satisfactory to a prudent institutional mezzanine loan lender to the effect that all material building and operating licenses and permits necessary for the use and occupancy of the Substitute Property as a hotel including, but not limited to, current certificates of occupancy, have been obtained and are in full force and effect.

(y) In the event the Release Property is subject to a Management Agreement along with one or more additional Properties, Lender shall have received a certified copy of an amendment to the Management Agreement reflecting the deletion of the Release Property and the addition of the Substitute Property as a property managed pursuant thereto and Manager shall have executed and delivered to Lender an amendment to the Subordination of Management Agreement reflecting such amendment to the Management Agreement. In the event that the Release Property is subject to a Management Agreement relating only to such Release Property, Lender shall have received a certified copy of a new Management Agreement for the Substitute Property on substantially the same terms as the Management Agreement for the Release Property and the Manager thereunder shall have executed and delivered to Lender a Subordination of Management Agreement with respect to such new Management Agreement on substantially the same terms as used in connection with the Release Property or such other terms as would be acceptable to a prudent institutional mezzanine loan lender.

(z) Lender shall have received such other approvals, opinions, documents and information in connection with the substitution as requested by the Rating Agencies if the Loan is part of a Securitization, or Lender if the Loan is not part of a Securitization.

(aa) Lender shall have received copies of all contracts and agreements relating to the leasing and operation of the Substitute Property (other than the Management Agreement), each of which shall be in a form and substance which would be satisfactory to a prudent institutional mezzanine loan lender together with a certification of Borrower attached to each such contract or agreement certifying that the attached copy is a true and correct copy of such contract or agreement and all amendments thereto.

(bb) Lender shall have received copies of all material consents, licenses and approvals, if any, required in connection with the substitution of a Substitute Property, including, without limitation, liquor licenses and evidence that such consents, licenses and approvals are in full force and effect.

(cc) Lender shall have received satisfactory (i.e., showing no Liens other than Permitted Encumbrances) UCC searches, together with tax lien, judgment and litigation searches with respect to the Substitute Property, and Mortgage Borrower (or the Affiliate of Mortgage Borrower taking title to the Substitute Property, and the Guarantor, if applicable, in the State where the Substitute Property is located and the jurisdictions where each such Person has its principal place of business.

(dd) Lender shall have received copies of the Franchise Agreement for the Substitute Property and a “comfort letter” from the Qualified Franchisor under the Franchise Agreement, each in form and substance reasonably satisfactory to a prudent institutional mezzanine loan lender.

(ee) Lender shall have received copies of the most recent Quality Assurance Reports, if any which shall be reasonably satisfactory to a prudent institutional mezzanine loan lender.

(ff) If the Substitute Property or any portion thereof is a leasehold estate, Lender shall have received, (i) a certified copy of the Ground Lease for the Substitute Property, together with all amendments and modifications thereto and a recorded memorandum thereof, which Ground Lease would be reasonably satisfactory in all respects to a prudent institutional mezzanine loan lender and which contains mezzanine lender provisions and protections which are comparable to customary leasehold mortgagee provisions and protections, and which shall provide, among other things, (A) for a remaining term of no less than the greater of (1) 20 years from the Maturity Date or (2) 10 years from the end of the scheduled amortization term of the Loan, (B) that the Ground Lease shall not be terminated until Lender has received notice of a default thereunder and has had a reasonable opportunity to cure or complete foreclosure, and fails to do so in a diligent manner, (C) for a new lease on the same terms to Lender as tenant if the Ground Lease is terminated for any reason, (D) the non-merger of fee and leasehold interests, and (E) that insurance proceeds and condemnation awards (from the fee interest as well as the leasehold interest) will be applied pursuant to the terms of this Agreement, and (ii) a ground lease estoppel executed by the fee owner and ground lessor of the Substitute Property, reasonably acceptable to a prudent institutional mezzanine loan lender.

(gg) Borrower shall deliver an Officers Certificate certifying that (i) the requirements set forth in this Section 2.6 have been satisfied, (ii) all of the conditions set forth in the Mortgage Loan Agreement for such release and substitution have been satisfied, and (iii) the aggregate Allocated Loan Amounts applicable to the total number of Release Properties which have been or currently are the subject of any Substitution pursuant to this Section shall not exceed 25% of the original principal balance of the Note.

(hh) If the Substitute Property shall be owned by an Affiliate of a Mortgage Borrower, (i) Borrower shall execute and deliver an amendment to the Pledge Agreement which shall grant Lender a first priority perfected security interest in Borrower’s 100% direct ownership interests in such Affiliate and, if applicable, 100% of Borrower’s direct ownership interests in the Principal of such Affiliate (such interests shall otherwise comply with the requirements of the Loan Documents and be substantially identical in structure, form and substance as the Collateral delivered at closing of the Loan (the “Substitute Collateral”); (ii) Borrower shall authorize Lender to file such UCC Financing Statements required by Lender with respect to the substitute Collateral; (iii) Borrower shall deliver, at its sole cost and expense, an endorsement to UCC Insurance Policy insuring the amended Pledge Agreement as a valid first lien on the ownership interest pledged thereunder subject to no exceptions other than those contained in the UCC Insurance Policy at the closing of the Loan; (iv) Guarantor shall reaffirm in writing its obligations under the Environmental Indemnity and Guaranty and confirm that the obligations thereunder shall also relate to Substitute Collateral; and (v) Borrower shall provide opinion letters in substantially the same form and substance as such opinion letters delivered at the closing of the Loan (including enforcement and perfection opinions and a substantive con-consolidation opinion of the such Affiliate and its constituent entities, which law firms and opinions shall be reasonably satisfactory to Lender.

(ii) Lender shall have received evidence that would be satisfactory to a prudent institutional mezzanine loan lender that the Release Property to be released pursuant to the Mortgage Loan Agreement shall be conveyed to a Person other than Mortgage Borrower, Borrower or Principal and that Borrower does not own any direct or indirect ownership interest in such Person.

(jj) Upon the satisfaction of the foregoing conditions precedent, Lender will release its security interest held by Lender in the Pledged Interests in the applicable Mortgage Borrower owning the Release Property (but only in the event that such Mortgage Borrower does not continue to own any other Individual Property after giving effect to the release and substitution and Borrower shall not continue to own any direct or indirect ownership interest in such Mortgage Borrower) and the Substitute Property shall be deemed to be an Individual Property for purposes of this Agreement and the Substitute Allocated Loan Amount with respect to such Substitute Property shall be deemed to be the Allocated Loan Amount with respect to such Substitute Property for all purposes hereunder. Concurrently with such release of its security interest in the Pledged Interests in the applicable Mortgage Borrower owning the Release Property being released from the Lien of the Security Instrument (but only in the event that such Mortgage Borrower does not continue to own any other Individual Property after giving effect to such release and substitution and Borrower shall not continue to own any direct or indirect ownership interest in such Mortgage Borrower), Lender shall release the Lien of the other Loan Documents on such Pledged Interests and remit to Borrower any remaining Reserve Funds held solely with respect to such Individual Property and which are not required to be held with respect to the applicable Substitute Property.

III. CASH MANAGEMENT

Section 3.1 Mortgage Loan Cash Management.

During the term of the Loan, Borrower shall cause Mortgage Borrower to comply with the terms and conditions of Article 3 of the Mortgage Loan Agreement. Subject to the terms of the Mortgage Loan Agreement, Borrower will not cause or permit Mortgage Borrower to in any way alter or modify the Lockbox Account, the Property Account or the Post-Termination Property Accounts without Lender’s prior written consent, which consent shall not be unreasonably withheld, and will notify Lender of the account number thereof. Borrower shall direct or cause Mortgage Borrower to direct that all cash distributions from the Lockbox Account which are required to be paid to Lender in accordance with the Mortgage Loan Agreement (including the Net Liquidation Proceeds After Debt Service) to be deposited into an account specified by Lender.

Section 3.2 Removal of Mortgage Loan Cash Management.

In the event Mortgage Lender waives the requirement of Mortgage Borrower to maintain the Lockbox Account, the Property Account, Post-Termination Property Account or any other Mortgage Account required to be maintained pursuant to the applicable provisions of the Mortgage Loan Documents (or to make any deposits into such Mortgage Accounts as required pursuant to the applicable provisions of the Mortgage Loan Documents) or the Mortgage Loan has been repaid in full, Lender shall have the right to require Borrower to establish and maintain a lockbox account or property accounts, that would operate in the same way as the Lockbox Account, the Property Account, the Post-Termination Property Account and/or such other Mortgage Accounts, as applicable, provided that Lender has obtained written consent from the Mortgage Lender in the event that the Mortgage Loan is still outstanding. Any such Account established hereunder shall be maintained at the applicable Property Bank or Lockbox Bank and the parties agree to enter into an account agreement substantially the same as the Property Account Agreement.

Section 3.3 Rights During Event of Default and Acceleration of the Debt.

Lender shall have all rights and remedies with respect to the Accounts and the amounts on deposit therein and the Account Collateral as described in this Agreement, in addition to all of the rights and remedies available to a secured party under the UCC, and, notwithstanding anything to the contrary contained in this Agreement, following acceleration of the Debt, Lender may apply the amounts of such Accounts as Lender determines in its sole discretion including, but not limited to, payment of the Debt.

Section 3.4 Application of Mezzanine Loan Account Funds.

Provided no Event of Default exists, any funds in the Mezzanine Loan Account (as defined in the Mortgage Loan Agreement), to the extent made available to Lender, shall be applied by Lender in accordance with the terms of this Agreement.

IV. REPRESENTATIONS AND WARRANTIES

Section 4.1 Borrower Representations.

Each Borrower on its own behalf represents and warrants as of the Closing Date that:

4.1.1 Organization.

(a) Borrower is duly organized and is validly existing and in good standing in the jurisdiction in which it is organized, with requisite power and authority to own its assets and to transact the businesses in which it is now engaged. Borrower is duly qualified to do business and is in good standing in each jurisdiction where it is required to be so qualified in connection with its assets, its businesses and operations. Borrower possesses all rights, licenses, permits and authorizations, governmental or otherwise, necessary to entitle it to own its assets and to transact the businesses in which it is now engaged. Attached hereto as Schedule IV is an organizational chart of Borrower. Borrower has delivered to Lender true and correct copies of the Mortgage Borrower Organizational Documents for the Mortgage Borrower, Borrower and Principal, all of which are in full force and effect.

(b) The organizational chart attached hereto as Schedule IV (the “Ownership Chart”) is true, correct and complete as of the Closing Date.

(c) Borrower has the power and authority and the requisite Ownership Interests to control the actions of Mortgage Borrower, and upon the realization of the Collateral under the Pledge Agreement, Lender or any other party succeeding to the Borrower’s interest in the Collateral described in the Pledge Agreement would have such control. Without limiting the foregoing, Borrower has sufficient control over Mortgage Borrower to cause Mortgage Borrower to (i) take any action on Mortgage Borrower’s part required by the Loan Documents and (ii) refrain from taking any action prohibited by the Loan Documents.

4.1.2 Proceedings.

Borrower has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the other Loan Documents. This Agreement and the other Loan Documents have been duly executed and delivered by or on behalf of Borrower and constitute legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms, subject only to applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

4.1.3 No Conflicts.

The execution, delivery and performance of this Agreement and the other Loan Documents by Borrower will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any Lien, charge or encumbrance (other than pursuant to the Loan Documents) upon any of the property or assets of Borrower pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, partnership agreement, management agreement, franchise agreement, or other material agreement or instrument to which Borrower is a party or by which any of Borrower’s property or assets is subject, nor to Borrower’s knowledge, will such action result in any violation of the provisions of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over Borrower or any of Borrower’s property or other assets, or any license or other approval required to own and manage its properties, and any consent, approval, authorization, order, registration or qualification of or with any Governmental Authority required for the execution, delivery and performance by Borrower of this Agreement or any other Loan Documents have been obtained and is in full force and effect.

4.1.4 Litigation.

There are no actions, suits or proceedings at law or in equity by or before any Governmental Authority or other agency now pending or to Borrower’s knowledge, threatened against or affecting Borrower, Mortgage Borrower, the Collateral or any Individual Property, which actions, suits or proceedings, if determined against Borrower, Mortgage Borrower, the Collateral or any Individual Property, might materially adversely affect the condition (financial or otherwise) or business of Borrower, Mortgage Borrower, the Collateral or the condition or ownership of any Individual Property.

4.1.5 Agreements.

Borrower is not a party to any agreement or instrument or subject to any restriction which might materially and adversely affect Borrower, Mortgage Borrower, the Collateral or any Individual Property, or Borrower’s or Mortgage Borrower’s business, properties or assets, operations or condition, financial or otherwise. Neither Borrower nor Mortgage Borrower is in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party or by which Borrower, Mortgage Borrower, the Collateral or any of the Properties are bound. Neither Borrower nor Mortgage Borrower has any material financial obligation under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Borrower or Mortgage Borrower is a party or by which Borrower, Mortgage Borrower, the Collateral or any Property is otherwise bound, other than (a) obligations incurred in the ordinary course of the business relating to Borrower’s ownership and operation of the Collateral, (b) obligations incurred in the ordinary course of the business relating to Mortgage Borrower’s ownership and operation of the Property and (c) obligations under the Loan Documents and the Mortgage Loan Documents, as applicable.

4.1.6 Title.

(a) Each Loan Party purporting to grant a Lien on any Collateral is the record and beneficial owner of, and has good title to, the Collateral, free and clear of all Liens whatsoever. The Pledge Agreement, together with the UCC Financing Statements relating to the Collateral when properly filed in the appropriate records, will create a valid, perfected first priority security interests in and to the Collateral, all in accordance with the terms thereof for which a Lien can be perfected by filing a UCC Financing Statement. For so long as the Lien of the Pledge Agreement is outstanding, Borrower shall forever warrant, defend and preserve such title and the validity and priority of the Lien of the Pledge Agreement and shall forever warrant and defend such title, validity and priority to Lender against the claims of all persons whomsoever.

(b) Mortgage Borrower has good title to the Properties and that Mortgage Borrower possesses a fee simple absolute estate or a leasehold interest Property pursuant to the Ground Lease, in each Individual Property and that it owns the Properties free and clear of all liens, encumbrances and charges whatsoever except for the Permitted Encumbrances. The Permitted Encumbrances do not and will not materially adversely affect or interfere with the value, or materially adversely affect or interfere with the current use or operation, of the Property or the ability of Borrower to repay the Note or any other amount owing under the Note, the Pledge Agreement, the Loan Agreement, or the other Loan Documents or to perform its obligations thereunder in accordance with the terms of the Loan Agreement, the Note, the Pledge Agreement or the other Loan Documents. Other than Mortgage Lender, no Person other than Mortgage Borrower owns any interest in any payments due under such Leases. Borrower shall cause Mortgage Borrower to forever warrant, defend and preserve the title to the Property and to forever warrant and defend the same to Lender against the claims of all persons whomsoever.

4.1.7 Solvency.

Borrower (a) has not entered into the transaction or executed the Note, this Agreement or any other Loan Documents with the actual intent to hinder, delay or defraud any creditor and (b) has received reasonably equivalent value in exchange for its obligations under the Loan Documents. Giving effect to the Loan, the fair saleable value of Borrowers’ assets exceeds and will, immediately following the making of the Loan, exceed Borrower’s total liabilities, including, without limitation, subordinated, unliquidated, disputed and contingent liabilities. Borrower’s assets do not and, immediately following the making of the Loan will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Borrower does not intend to incur debt and liabilities (including contingent liabilities and other commitments) beyond its ability to pay such debt and liabilities as they mature (taking into account the timing and amounts of cash to be received by Borrower and the amounts to be payable on or in respect of obligations of Borrower). No petition under the Bankruptcy Code or similar state bankruptcy or insolvency law has been filed against Borrower, Mortgage Borrower or any constituent Person in the last seven (7) years, and neither Borrower nor any constituent Person in the last seven (7) years has ever made an assignment for the benefit of creditors or taken advantage of any insolvency act for the benefit of debtors. Neither Borrower nor any of its constituent Persons are contemplating either the filing of a petition by it under the Bankruptcy Code or similar state bankruptcy or insolvency law or the liquidation of all or a major portion of Borrower’s assets or property, and Borrower has no knowledge of any Person contemplating the filing of any such petition against it or such constituent Persons.

4.1.8 Full and Accurate Disclosure.

No statement of fact made by Borrower in this Agreement or in any of the other Loan Documents contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein or therein not misleading. There is no fact presently known to Borrower which has not been disclosed to Lender which materially and adversely affects, or might materially and adversely affect, the Collateral, any Individual Property or the business, operations or condition (financial or otherwise) of Borrower or Mortgage Borrower.

4.1.9 No Plan Assets.

Borrower is not, a Plan and none of the assets of Borrower constitute or will constitute “Plan Assets” of one or more Plans. In addition, (a) Borrower is not a “governmental plan” within the meaning of Section 3(32) of ERISA and (b) transactions by or with Borrower are not subject to State statutes regulating investment of, and fiduciary obligations with respect to, governmental plans similar to the provisions of Section 406 of ERISA or Section 4975 of the Code currently in effect, which prohibit or otherwise restrict the transactions contemplated by this Agreement.

4.1.10 Compliance.

Borrower, Mortgage Borrower and the Properties and the use thereof comply in all material respects with all applicable Legal Requirements, including, without limitation, building and zoning ordinances and codes. Mortgage Borrower and Borrower are in compliance with all notices of violation of any order, writ, injunction, decree or demand of any Governmental Authority in all material respects. There has not been committed by Borrower, Mortgage Borrower or any other Person in occupancy of or involved with the operation or use of the Properties any act or omission affording the federal government or any other Governmental Authority the right of forfeiture as against any Individual Property or any part thereof or any monies paid in performance of Borrower’s obligations under any of the Loan Documents. The representations made in this Section 4.1.9 shall not apply to matters arising under or pertaining to compliance with Environmental Laws (which are addressed exclusively under Section 4.1.39 of this Agreement).

4.1.11 Financial Information.

All financial data, including, without limitation, the statements of cash flow and income and operating expense, that have been delivered to Lender in respect of Borrower, Mortgage Borrower, the Collateral, Operating Tenant and the Properties (i) are true, complete and correct in all material respects, (ii) accurately represent the financial condition of Borrower, Mortgage Borrower, the Collateral, Operating Tenant and the Properties, as applicable, as of the date of such reports, and (iii) have been prepared in accordance with GAAP throughout the periods covered, except as disclosed therein. Except for Permitted Encumbrances, neither Borrower nor Operating Tenant has any contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses that are known to Borrower and reasonably likely to have a materially adverse effect on the Collateral or any Individual Property or the operation of any Individual Property except as referred to or reflected in said financial statements. Since the date of such financial statements, there has been no materially adverse change in the financial condition, operations or business of Borrower or Mortgage Borrower or Operating Tenant from that set forth in said financial statements.

4.1.12 Condemnation.

No Condemnation or other similar proceeding has been commenced or, to Borrower’s knowledge, is threatened or contemplated with respect to all or any material portion of any Individual Property or for the relocation of roadways providing access to any Individual Property.

4.1.13 Federal Reserve Regulations.

No part of the proceeds of the Loan will be used for the purpose of purchasing or acquiring any “margin stock” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or for any other purpose which would be inconsistent with such Regulation U or any other Regulations of such Board of Governors, or for any purposes prohibited by Legal Requirements or by the terms and conditions of this Agreement or the other Loan Documents.

4.1.14 Utilities and Public Access.

Each Individual Property has rights of access to public ways and is served by public water, sewer, sanitary sewer and storm drain facilities adequate to service such Individual Property for its respective intended uses. All public utilities necessary or convenient to the full use and enjoyment of each Individual Property are located either in the public right-of-way abutting each Individual Property (which are connected so as to serve each Individual Property without passing over other property) or in recorded easements serving each Individual Property and such easements are set forth in and insured by the Owner’s Title Policy. All roads necessary for the use of each Individual Property for their current respective purposes have been completed, are physically open and are dedicated to public use and have been accepted by all Governmental Authorities.

4.1.15 Not a Foreign Person.

Borrower is not a “foreign person” within the meaning of §1445(f)(3) of the Code.

4.1.16 Separate Lots.

Each Individual Property is comprised of one (1) or more parcels which constitute a separate tax lot or lots and does not constitute a portion of any other tax lot not a part of such Individual Property.

4.1.17 Assessments.

There are no pending or, to Borrower’s knowledge, proposed special or other assessments for public improvements or otherwise affecting any Individual Property, nor are there any contemplated improvements to any Individual Property that may result in such special or other assessments.

4.1.18 Enforceability.

The Loan Documents are not subject to any right of rescission, set-off, counterclaim or defense by Borrower, including the defense of usury, and Borrower has not asserted any right of rescission, set-off, counterclaim or defense with respect thereto.

4.1.19 No Prior Assignment.

Other than under the Mortgage Loan Documents, there are no prior assignments of the Leases or any portion of the Rents due and payable or to become due and payable which are presently outstanding. There are no prior assignments of the Collateral which are presently outstanding except in accordance with the Loan Documents.

4.1.20 Insurance.

Mortgage Borrower has obtained and Borrower has delivered to Lender certified copies of all insurance policies reflecting the insurance coverages, amounts and other requirements set forth in this Agreement. No Person, including Borrower, has done, by act or omission, anything which would impair the coverage of any such policy.

4.1.21 Use of Property.

Each Individual Property is used exclusively for hotel purposes and other appurtenant and related uses including but not limited to restaurants and lounges.

4.1.22 Certificate of Occupancy; Licenses.

All material certifications, permits, licenses and approvals, including without limitation, certificates of completion and occupancy permits required for the legal use, occupancy and operation of each Individual Property by Mortgage Borrower as a hotel (collectively, the “Licenses”), have been obtained and are in full force and effect and are not subject to revocation, suspension or forfeiture. Borrower shall cause Mortgage Borrower to keep and maintain all Licenses necessary for the operation of each Individual Property as a hotel. The use being made of each Individual Property conforms in all material respects with the certificate of occupancy issued for such Individual Property.

4.1.23 Flood Zone.

None of the Improvements on any Individual Property are located in an area as identified by the Federal Emergency Management Agency as an area having special flood hazards and, if so located, the flood insurance required pursuant to Section 6.1(a)(vii) of the Mortgage Loan Agreement is in full force and effect with respect to each such Individual Property.

4.1.24 Physical Condition.

Except as disclosed to Lender in the Physical Conditions Report, each Individual Property, including, without limitation, all buildings, improvements, parking facilities, sidewalks, storm drainage systems, roofs, plumbing systems, HVAC systems, fire protection systems, electrical systems, equipment, elevators, exterior sidings and doors, landscaping, irrigation systems and all structural components, are in good condition, order and repair in all material respects; there exists no structural or other material defects or damages in any Individual Property, whether latent or otherwise, and Borrower has not received notice from any insurance company or bonding company of any defects or inadequacies in any Individual Property, or any part thereof, which would adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened termination of any policy of insurance or bond. Except as disclosed to Lender in the Physical Conditions Report, each Individual Property is free from damage covered by fire or other casualty. Except as disclosed to Lender in the Physical Conditions Report, all liquid and solid waste disposal, septic and sewer systems located on each Individual Property are in a good and safe condition and repair and in compliance with all Legal Requirements.

4.1.25 Boundaries.

Except as disclosed to Lender in the Physical Conditions Report, all of the Improvements which were included in determining the appraised value of each Individual Property lie wholly within the boundaries and building restriction lines of such Individual Property, and no improvements on adjoining properties encroach upon such Individual Property, and no easements or other encumbrances upon the applicable Individual Property encroach upon any of the Improvements.

4.1.26 Leases.

The Properties are not subject to any Leases other than the Leases described in Schedule II attached hereto and made a part hereof. Mortgage Borrower or Operating Tenant, as the case may be, is the owner and lessor of landlord’s interest in the Leases. No Person has any possessory interest in any Individual Property or right to occupy the same except under and pursuant to the provisions of the Leases. The current Major Leases are in full force and effect and, there are no material defaults by Mortgage Borrower or Operating Tenant, as the case may be, or any tenant under any Major Lease, and there are no conditions that, with the passage of time or the giving of notice, or both, would constitute material defaults under any Major Lease. No Rent has been paid more than one (1) month in advance of its due date. There are no offsets or defenses to the payment of any portion of the Rents payable with respect to Major Leases. All work to be performed by Mortgage Borrower or Operating Tenant, as the case may be, under each Major Lease has been performed as required and has been accepted by the applicable tenant, and any payments, free rent, partial rent, rebate of rent or other payments, credits, allowances or abatements required to be given by Mortgage Borrower or Operating Tenant, as the case may be, to any tenant has already been received by such tenant. There has been no prior sale, transfer or assignment, hypothecation or pledge of any Major Lease or of the Rents received therein which is still in effect. No tenant under any Lease has a right or option pursuant to such Lease or otherwise to purchase all or any part of the leased premises or the building of which the leased premises are a part. To Borrower’s knowledge, no Hazardous Materials have been disposed, stored or treated by any tenant under any Lease on or about the leased premises nor does Borrower have any knowledge of any tenant’s intention to use its leased premises for any activity which, directly or indirectly, involves the use, generation, treatment, storage, disposal or transportation of any Hazardous Materials, except those that are both (i) in material compliance with current Environmental Laws and with permits issued pursuant thereto (if such permits are required), and (ii) either (A) in amounts not in excess of that necessary to operate, clean, repair and maintain the applicable Individual Property or each tenant’s respective business at such Individual Property as set forth in their respective Leases, (B) held by a tenant for sale to the public in its ordinary course of business, or (C) fully disclosed in the Environmental Reports or otherwise disclosed to and approved by Lender in writing.

4.1.27 [Reserved]

4.1.28 [Reserved]

4.1.29 Filing and Recording Taxes.

All transfer taxes, deed stamps, intangible taxes or other amounts in the nature of transfer taxes required to be paid by any Person under applicable Legal Requirements currently in effect in connection with the transfer of the Collateral to Borrower, the making of the Mortgage Loan, the Loan or the other transactions contemplated by this Agreement have been paid. All recording, stamp, intangible or other similar tax required to be paid by any Person under applicable Legal Requirements currently in effect in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Loan Documents, including, without limitation, the Pledge Agreement, have been paid.

4.1.30 Franchise Agreement.

The Franchise Agreement is in full force and effect, all franchise fees, reservation fees, royalties and other sums due thereunder have been paid in full to date, and neither Borrower nor Franchisor is in default thereunder in any material respect.

4.1.31 Management Agreement.

The Management Agreement is in full force and effect and there is no material default thereunder by any party thereto and no event has occurred that, with the passage of time and/or the giving of notice would constitute a default thereunder.

4.1.32 Illegal Activity.

No portion of any Individual Property or the Collateral has been or will be purchased with proceeds of any illegal activity and to the best of Borrower’s knowledge, there are no illegal activities or activities relating to any controlled substances at any Individual Property.

4.1.33 No Change in Facts or Circumstances; Disclosure.

All information submitted by Borrower and Operating Tenant to Lender and in all financial statements, rent rolls, reports, certificates and other documents submitted in connection with the Loan or in satisfaction of the terms thereof and all statements of fact made by Borrower and Operating Tenant in this Agreement or in any other Loan Document, are accurate, complete and correct in all material respects. There has been no material adverse change in any condition, fact, circumstance or event that would make any such information inaccurate, incomplete or otherwise misleading in any material respect or that otherwise materially and adversely affects or might materially and adversely affect the use, operation or value of the Properties or the business operations or the financial condition of Borrower, Mortgage Borrower and Operating Tenant. Borrower has disclosed to Lender all material facts and has not failed to disclose any material fact that could cause any information described in this Section 4.1.32 or any representation or warranty made herein to be materially misleading.

4.1.34 Investment Company Act.

Borrower is not (a) an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended; (b) a “holding company” or a “subsidiary company” of a “holding company” or an “affiliate” of either a “holding company” or a “subsidiary company” within the meaning of the Public Utility Holding Company Act of 1935, as amended; or (c) subject to any other federal or State law or regulation which purports to restrict or regulate its ability to borrow money.

4.1.35 Principal Place of Business; State of Organization.

Borrower’s principal place of business as of the date hereof is the address set forth opposite its name on Schedule XIII attached hereto. Borrower is organized under the laws of the State of Delaware and its organizational identification number is set forth opposite its name on Schedule XIII attached hereto.

4.1.36 Single Purpose Entity.

Borrower covenants and agrees that its Organizational Documents shall provide that it has not, and shall not, and that the Organizational Documents of its general partner(s), if Borrower is a partnership, or its managing member(s), if Borrower is a limited liability company with multiple members (in each case, “Principal”) shall provide that it has not and shall not:

(a) with respect to Borrower, engage in any business or activity other than the acquisition, ownership, and managing of the Collateral, and entering into the Loan, and activities incidental thereto and with respect to Principal, engage in any business or activity other than the ownership of its interest in Borrower, and activities incidental thereto;

(b) with respect to Borrower, acquire or own any material assets other than (i) the Collateral, and (ii) such incidental personal property as may be necessary for the ownership of the Collateral and with respect to Principal, acquire or own any material asset other than its interest in Borrower;

(c) merge into or consolidate with any person or entity or dissolve, terminate or liquidate in whole or in part, transfer or, to the fullest extent permitted by law, otherwise dispose of all or substantially all of its assets or change its legal structure;

(d) (i) fail to observe its organizational formalities or preserve its existence as an entity duly organized, validly existing and in good standing (if applicable) under the laws of the jurisdiction of its organization or formation, or (ii) without the prior written consent of Lender, amend, modify, terminate or fail to comply with the provisions of Borrower’s Partnership Agreement, Articles of Organization or similar Organizational Documents, as the case may be, or of Principal’s Certificate of Incorporation, Articles of Organization or similar Organizational Documents, as the case may be as they relate to the separateness and special purpose nature of such entities, whichever is applicable;

(e) other than Principal’s ownership interest in Borrower own any subsidiary or make any investment in, any Person without the prior written consent of Lender;

(f) except as permitted under the Loan Documents, commingle its assets with the assets of any of its members, general partners, Affiliates, principals or of any other Person or entity, participate in a cash management system with any other entity or Person or fail to use its own separate stationery, invoices and checks;

(g) with respect to Borrower, incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than the Debt, except for (i) liabilities incurred in the ordinary course of business relating to the ownership of the Collateral and the routine administration of Borrower, in amounts not to exceed $100,000 which liabilities are not more than sixty (60) days past due, are due and owing solely to its attorneys, investment advisors, accountants and consultants and are not evidenced by a note, and with respect to Principal, incur any debt secured or unsecured, direct or contingent (including guaranteeing any obligations), except for liabilities incurred in the ordinary course of business relating to the ownership of its interest in Borrower and the routine administration of Principal, in amounts not to exceed $100,000 which liabilities are not more than sixty (60) days past due, are due and owing solely to its attorneys, investment advisors, accountants and consultants and are not evidenced by a note;

(h) become insolvent and fail to pay its debts and liabilities (including, as applicable, shared personnel and overhead expenses) from its assets as the same shall become due, provided that this shall not require any member or partner of Borrower or Principal, as applicable, to make additional capital contributions to Borrower or Principal, as applicable;

(i) (i) fail to maintain its records (including financial statements), books of account and bank accounts separate and apart from those of the members, general partners, principals and Affiliates of Borrower or of Principal, as the case may be, the Affiliates of a member, general partner or principal of Borrower or of Principal, as the case may be, and any other Person, (ii) permit its assets or liabilities to be listed as assets or liabilities on the financial statement of any other Person or (iii) include the assets or liabilities of any other Person on its financial statements (except where consolidated financial statements are permitted or required by Applicable Law or GAAP, provided that such consolidated statements shall reflect that such Persons are separate legal entities);

(j) enter into any contract or agreement with any member, general partner, principal or Affiliate of Borrower or of Principal, as the case may be, Guarantor, or any member, general partner, principal or Affiliate thereof (other than a business management services agreement with an Affiliate of Borrower, provided that (i) such agreement is acceptable to Lender, (ii) the manager, or equivalent thereof, under such agreement holds itself out as an agent of Borrower and (iii) the agreement meets the standards set forth in this subsection (j) following this parenthetical), except upon terms and conditions that are commercially reasonable, intrinsically fair and substantially similar to those that would be available on an arms-length basis with third parties other than any member, general partner, principal or Affiliate of Borrower or of Principal, as the case may be, Guarantor, or any member, general partner, principal or Affiliate thereof;

(k) to the fullest extent permitted by law, seek the dissolution or winding up in whole, or in part, of Borrower or of Principal, as the case may be;

(l) fail to correct any known misunderstandings regarding the separate identity of Borrower, or of Principal, as the case may be, or any member, general partner, principal or Affiliate thereof or any other Person;

(m) guarantee or become obligated for the debts of any other Person or hold itself out to be responsible for the debts of another Person;

(n) make any loans or advances to any third party, including any member, general partner, principal or Affiliate of Borrower or of Principal, as the case may be, or any member, general partner, principal or Affiliate thereof, and shall not acquire obligations or securities of any member, general partner, principal or Affiliate of Borrower or Principal, as the case may be, or any member, general partner, or Affiliate thereof;

(o) fail to file its own tax returns or be included on the tax returns of any other Person (except where consolidated tax returns are permitted or required by Applicable Law, provided that such consolidated returns shall reflect that such Persons are separate legal entities);

(p) fail either to hold itself out to the public as a legal entity separate and distinct from any other Person or to conduct its business solely in its own name or a name franchised or licensed to it by an entity other than an Affiliate of Borrower or of Principal, as the case may be, and not as a division or part of any other entity in order not (i) to mislead others as to the identity with which such other party is transacting business, or (ii) to suggest that Borrower or Principal, as the case may be, is responsible for the debts of any third party (including any member, general partner, principal or Affiliate of Borrower, or of Principal, as the case may be, or any member, general partner, principal or Affiliate thereof);

(q) fail to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations, provided that this shall not require any member or partner of Borrower or Principal, as applicable, to make additional capital contributions to Borrower or Principal, as applicable;

(r) hold itself out as or be considered as a department or division of (i) any general partner, principal, member or Affiliate of Borrower or of Principal, as the case may be, (ii) any Affiliate of a general partner, principal or member of Borrower or of Principal, as the case may be, or (iii) any other Person;

(s) fail to allocate fairly and reasonably any overhead expenses that are shared with an Affiliate, including paying for office space and services performed by any employee of an Affiliate;

(t) pledge its assets for the benefit of any other Person, and with respect to Borrower, other than with respect to the Loan;

(u) fail to maintain a sufficient number of employees in light of its contemplated business operations;

(v) fail to provide in its (i) Articles of Organization, Certificate of Formation and/or Operating Agreement, as applicable, if it is a limited liability company, (ii) Limited Partnership Agreement, if it is a limited partnership or (iii) Certificate of Incorporation, if it is a corporation, that for so long as the Loan is outstanding pursuant to the Note, this Agreement and the other Loan Documents, it shall not file or consent to the filing of any petition, either voluntary or involuntary, to take advantage of any applicable insolvency, bankruptcy, liquidation or reorganization statute, or make an assignment for the benefit of creditors without the affirmative vote of each Independent Director and of all other general partners/managing members/directors;

(w) fail to hold its assets in its own name;

(x) if Borrower or Principal is a corporation, fail to consider the interests of its creditors in connection with all corporate actions to the extent permitted by Applicable Law;

(y) have any of its obligations guaranteed by an Affiliate except the Guarantor in connection with the Loan;

(z) violate or cause to be violated the assumptions made with respect to Borrower and Principal in the Insolvency Opinion;

(aa) with respect to Principal, or if Borrower is a single member limited liability company that complies with the requirements of Section 4.1.36(cc) below, fail at any time to have at least two independent directors (each an “Independent Director”) that is not and has not been for at least five (5) years: (a) a stockholder, director, officer, employee, partner, member, attorney or counsel of Mortgage Borrower or of Principal or any Affiliate of either of them; (b) a customer, supplier or other Person who derives its purchases or revenues (other than any fee paid to such director as compensation for such director to serve as an Independent Director) from its activities with Mortgage Borrower,

Principal or any Affiliate of either of them (a “Business Party”); (c) a person or other entity controlling or under common control with any such stockholder, partner, member, director, officer, attorney, counsel or Business Party; or (d) a member of the immediate family of any such stockholder, director, officer, employee, partner, member, attorney, counsel or Business Party; Notwithstanding the foregoing, no Independent Director shall also serve as an Independent Director (as such term is defined in the Mortgage Loan Agreement) for Mortgage Borrower or any Principal (as such term is defined in the Mortgage Loan Agreement) of Mortgage Borrower. Notwithstanding the foregoing, no Independent Director shall also serve as an Independent Director (as such term is defined in the Mortgage Loan Agreement and the Subordination Agreement) for Mortgage Borrower, Operating Tenant or Principal (as such term is defined in the Mortgage Loan Agreement and the Subordination Agreement);

(bb) with respect to Principal, or if Borrower is a single member limited liability company that complies with the requirements of Section 4.1.36(cc) below, permit its board of directors to take any action which, under the terms of any certificate of incorporation, by-laws, voting trust agreement with respect to any common stock or other applicable Organizational Documents, requires the unanimous vote of one hundred percent (100%) of the members of the board without the vote of each Independent Director; and

(cc) In the event Borrower is a Delaware limited liability company that does not have a managing member which complies with the requirements for a Principal under this Section 4.1.36, the limited liability company agreement of Borrower (the “LLC Agreement”) shall provide that (A) upon the occurrence of any event that causes the last remaining member of Borrower (“Member”) to cease to be the member of Borrower (other than (1) upon an assignment by Member of all of its limited liability company interest in Borrower and the admission of the transferee in accordance with the Loan Documents and the LLC Agreement, or (2) the resignation of Member and the admission of an additional member of Borrower in accordance with the terms of the Loan Documents and the LLC Agreement), any person acting as Independent Director of Borrower shall, without any action of any other Person and simultaneously with the Member ceasing to be the member of Borrower, automatically be admitted to Borrower (“Special Member”) and shall continue Borrower without dissolution and (B) Special Member may not resign from Borrower or transfer its rights as Special Member unless (1) a successor Special Member has been admitted to Borrower as Special Member in accordance with requirements of Delaware law and (2) such successor Special Member has also accepted its appointment as an Independent Director. The LLC Agreement shall further provide that (v) Special Member shall automatically cease to be a member of Borrower upon the admission to Borrower of a substitute Member, (w) Special Member shall be a member of Borrower that has no interest in the profits, losses and capital of Borrower and has no right to receive any distributions of Borrower assets, (x) pursuant to Section 18-301 of the Delaware Limited Liability Company Act (the “Act”), Special Member shall not be required to make any capital contributions to Borrower and shall not receive a limited liability company interest in Borrower, (y) Special Member, in its capacity as Special Member, may not bind Borrower and (z) except as required by any mandatory provision of the Act, Special Member, in its capacity as Special Member, shall have no right to vote on, approve or otherwise consent to any action by, or matter relating to, Borrower, including, without limitation, the merger, consolidation or conversion of Borrower; provided, however, such prohibition shall not limit the obligations of Special Member, in its capacity as Independent Director, to vote on such matters required by the LLC Agreement. In order to implement the admission to Borrower of Special Member, Special Member shall execute a counterpart to the LLC Agreement. Prior to its admission to Borrower as Special Member, Special Member shall not be a member of Borrower.

Upon the occurrence of any event that causes the Member to cease to be a member of Borrower, to the fullest extent permitted by law, the personal representative of Member shall, within ninety (90) days after the occurrence of the event that terminated the continued membership of Member in Borrower, agree in writing (A) to continue Borrower and (B) to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute member of Borrower, effective as of the occurrence of the event that terminated the continued membership of Member of Borrower in Borrower. Any action initiated by or brought against Member or Special Member under any Creditors Rights Laws shall not cause Member or Special Member to cease to be a member of Borrower and upon the occurrence of such an event, the business of Borrower shall continue without dissolution. The LLC Agreement shall provide that each of Member and Special Member waives any right it might have to agree in writing to dissolve Borrower upon the occurrence of any action initiated by or brought against Member or Special Member under any Creditors Rights Laws, or the occurrence of an event that causes Member or Special Member to cease to be a member of Borrower.

Mortgage Borrower is, shall be and shall continue to comply with the provisions of Section 4.1.35 of the Mortgage Loan Agreement.

4.1.37 Business Purposes.

The Loan is solely for the business purpose of Borrower, and is not for personal, family, household, or agricultural purposes.

4.1.38 Taxes.

Borrower has filed all federal, State, county, municipal, and city income tax returns required to have been filed by it and has paid all taxes and related liabilities which have become due pursuant to such returns or pursuant to any assessments received by it. Borrower knows of no basis for any additional assessment in respect of any such taxes and related liabilities for prior years.

4.1.39 Forfeiture.

Neither Borrower nor to Borrower’s knowledge, any other Person in occupancy of or involved with the operation or use of any of the Properties has committed any act or omission affording the federal government or any State or local government the right of forfeiture as against any of the Collateral, the Properties or any part thereof or any monies paid in performance of Borrower’s obligations under the Note, this Agreement or the other Loan Documents. Borrower hereby covenants and agrees not to commit, permit or suffer to exist any act or omission affording such right of forfeiture.

4.1.40 Environmental Representations and Warranties.

Borrower represents and warrants, except as disclosed in the written reports resulting from the environmental site assessments of each Individual Property delivered to and approved by Lender prior to the Closing Date (the “Environmental Report”) and information that Borrower knows or should reasonably have known that: (a) there are no Hazardous Materials or underground storage tanks in, on, or under any of the Properties, except those that are both (i) in material compliance with current Environmental Laws and with permits issued pursuant thereto (if such permits are required), and (ii) either (A) in amounts not in excess of that necessary to operate, clean, repair and maintain the applicable Individual Property or each tenant’s respective business at such Individual Property, or (B) held by a tenant for sale to the public in its ordinary course of business, (b) there are no past, present or threatened Releases of Hazardous Materials in, on, under or from any of the Properties in material violation of any Environmental Law and which would be reasonably likely to require remediation by a Governmental Authority; (c) there is no threat of any Release of Hazardous Materials in material violation of Environmental Law migrating to any of the Properties from any adjoining property; (d) there is no past or present material non-compliance with current Environmental Laws, or with permits issued pursuant thereto, in connection with any of the Properties; (e) Borrower has not received and Mortgage Borrower has not received, any written notice or other written communication from any Person (including but not limited to a Governmental Authority) relating to potential liability arising out of the release of Hazardous Materials in, on, under or from any of the Properties which matter remains pending or has not be resolved or cured; and (f) Borrower has truthfully and fully made available to Lender copies of any and all material reports relating to the environmental condition of any of the Properties contained in Borrower’s or Mortgage Borrower’s files and records or within Borrower’s custody or control, including but not limited to any reports relating to Hazardous Materials in, on, under or migrating to or from any of the Properties.

4.1.41 Taxpayer Identification Number.

Borrower’s United States taxpayer identification number is set forth opposite its name on Schedule XIII attached hereto.

4.1.42 OFAC.

Borrower represents and warrants that neither Borrower, Mortgage Borrower, Guarantor, Operating Tenant nor any of their respective Affiliates is a Prohibited Person, and Borrower, Mortgage Borrower, Guarantor, and their respective Affiliates are in compliance with all applicable orders, rules, regulations and recommendations of The Office of Foreign Assets Control of the U.S. Department of the Treasury.

4.1.43 Ground Lease Representations.

With respect to each Ground Lease:

(a) (i) Each Ground Lease is in full force and effect and has not been modified or amended in any manner whatsoever, (ii) there are no defaults under any Ground Lease by Mortgage Borrower, or, to the best of Borrower’s knowledge, landlord thereunder, and, to Borrower’s knowledge, no event has occurred which but for the passage of time, or notice, or both would constitute a default under such Ground Lease, (iii) all rents, additional rents and other sums due and payable under each Ground Lease have been paid in full, and (iv) neither Mortgage Borrower nor the landlord under each Ground Lease has commenced any action or given or received any notice for the purpose of terminating such Ground Lease.

(b) Each Ground Lease or a memorandum thereof (including any material amendment) have been duly recorded, the Ground Leases permits the interest of the lessee thereunder to be encumbered by the applicable Security Instrument, and there has not been any change in the terms of the Ground Leases (as they may have been amended) since the recordation of the Ground Lease or the most recent memorandum or amendment thereof;

(c) Except as indicated in the related Title Insurance Policy, Mortgage Borrower’s interest in the Ground Lease are not subject to any Liens superior to, or of equal priority with, the applicable Security Instrument;

(d) Mortgage Borrower’s interest in the Ground Lease is assignable upon notice to, but without the consent of, the lessor thereunder and, in the event that it is so assigned, it is further assignable upon notice to, but without the need to obtain the consent of, such lessor;

(e) The Ground Lease requires the lessor thereunder to give notice of any default by Mortgage Borrower to Mortgage Lender and the Ground Lease further provides that notice of termination given under the Ground Lease is not effective against Lender unless a copy of the notice has been delivered to Mortgage Lender in the manner described in the applicable Ground Lease;

(f) Mortgage Lender is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of Mortgage Borrower under the Ground Lease) to cure any default under the Ground Lease, which is curable after the receipt of notice of any default before the lessor thereunder may terminate such Ground Lease;

(g) Each Ground Lease has a term which extends not less than twenty (20) years beyond the Maturity Date;

(h) The Ground Lease requires the lessor to enter into a new lease upon termination of the applicable Ground Lease for any reason, including rejection of such Ground Lease in a bankruptcy proceeding; and

(i) Under the terms of each Ground Lease and the applicable Loan Documents, taken together, any Net Proceeds will be applied either to the Restoration of all or part of the Properties, with Mortgage Lender or a trustee appointed by Mortgage

Lender having the right to hold and disburse such Net Proceeds as the Restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan together with any accrued interest thereon.

4.1.44 Deposit Accounts.

(a) Mortgage Borrower owns and has good title to the Property Accounts, the Post-Termination Property Account and the Lockbox Account free and clear of any Lien or claim of any Person;

(b) Mortgage Borrower has delivered to Mortgage Lender fully executed agreements pursuant to which the banks maintaining the Property Accounts have agreed to comply with all instructions originated by Mortgage Lender directing disposition of the funds in such accounts without further consent by Mortgage Borrower;

(c) Other than the security interest granted to Mortgage Lender pursuant to the Mortgage Loan Agreement and the Property Account Agreements, Mortgage Borrower has not pledged, assigned, or sold, granted a security interest in, or otherwise conveyed any of the Property Accounts, the Post-Termination Property Account or the Lockbox Account; and

(d) The Property Accounts, the Post-Termination Property Account, and the Lockbox Account are not in the name of any Person other than Mortgage Borrower or Mortgage Lender. Mortgage Borrower has not consented to the banks maintaining the Lockbox Account to comply with instructions of any Person other than Mortgage Lender.

4.1.45 Embargoed Person.

As of the date hereof and at all times throughout the term of the Loan, including after giving effect to any Transfers permitted pursuant to the Loan Documents, (a) none of the funds or other assets of Mortgage Borrower, Borrower, Principal, Operating Tenant and Guarantor constitute property of, or are beneficially owned, directly or indirectly, by any person, entity or government subject to trade restrictions under U.S. law, including but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated thereunder (“Embargoed Person”) with the result that the investment in Mortgage Borrower, Borrower, Principal, or Guarantor, as applicable (whether directly or indirectly), is prohibited by law or the Loan made by the Lender is in violation of law; (b) no Embargoed Person has any interest of any nature whatsoever in Mortgage Borrower, Borrower, Principal, or Guarantor, as applicable, with the result that the investment in Mortgage Borrower, Borrower, Principal, Operating Tenant or Guarantor, as applicable (whether directly or indirectly), is prohibited by law or the Loan is in violation of law; and (c) to Borrower’s knowledge, none of the funds of Mortgage Borrower, Borrower, Principal, Operating Tenant or Guarantor, as applicable, have been derived from any unlawful activity with the result that the investment in Mortgage Borrower, Borrower, Principal, Operating Tenant or Guarantor, as applicable (whether directly or indirectly), is prohibited by law or the Loan is in violation of law.

4.1.46 Affiliates.

Borrower does not own any equity interests in any other Person other than the related Pledged Interests.

4.1.47 Mortgage Borrower Representations.

Borrower has reviewed the representations and warranties made by, and covenants of, Mortgage Borrower to and for the benefit of Mortgage Lender contained in the Mortgage Loan Documents and such representations and warranties are true, correct and complete in all material respects.

4.1.48 List of Mortgage Loan Documents.

There are no Mortgage Loan Documents other than those set forth on Schedule XIV attached hereto. Borrower has or has caused to be delivered to Lender true, complete and correct copies of all Mortgage Loan Documents, and none of the Mortgage Loan Documents has been amended or modified as of the date thereof.

4.1.49 Mortgage Loan Event of Default.

No Mortgage Loan Event of Default exists as of the date hereof.

4.1.50 Personal Property.

Borrower owns, leases or licenses adequate Personal Property (other than Inventory) and Operating Tenant owns adequate Inventory to maintain and operate the Property as a hotel in accordance with the standards of this Agreement, the Operating Lease, the Management Agreement and the Franchise Agreement. The Personal Property is not subject to any liens, leases or financing arrangements other than Permitted Encumbrances. The Personal Property (other than Inventory) is leased to the Operating Tenant pursuant to the related Operating Lease.

4.1.51 Operating Lease.

The Operating Lease is in full force and effect and there is no material default thereunder by any party thereto and no event has occurred that, with the passage of time and/or the giving of notice would constitute a material default thereunder. The Operating Tenant is directly or indirectly, wholly owned and controlled by the Operating Partnership.

Section 4.2 Survival of Representations.

Borrower agrees that all of the representations and warranties of Borrower set forth in Section 4.1 and elsewhere in this Agreement and in the other Loan Documents shall survive for so long as any amount remains owing to Lender under this Agreement or any of the other Loan Documents by Borrower. All representations, warranties, covenants and agreements made in this Agreement or in the other Loan Documents by Borrower shall be deemed to have been relied upon by Lender notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf.

V. BORROWER COVENANTS

Section 5.1 Affirmative Covenants.

From the date hereof and until payment in full of the Debt or the earlier release in full of Lender’s Liens encumbering the Collateral (and all related obligations) in accordance with the terms of this Agreement and the other Loan Documents, Borrower hereby covenants and agrees with Lender that:

5.1.1 Existence; Compliance with Legal Requirements.

(a) Borrower shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence, rights, licenses, permits and franchises, and comply, or cause Mortgage Borrower to comply, in all material respects, with all Legal Requirements applicable to it, the Collateral and the Properties. There shall never be committed by Borrower or Operating Tenant and Borrower shall not permit or cause Mortgage Borrower to permit any act or omission affording the federal government or any State or local government the right of forfeiture against any Individual Property or any part thereof or any monies paid in performance of Borrower’s obligations under any of the Loan Documents. Borrower hereby covenants and agrees not to permit or cause Mortgage Borrower to commit or permit any act or omission affording such right of forfeiture. Borrower shall at all times cause Mortgage Borrower to keep, maintain, preserve and protect all franchises and trade names and preserve all the remainder of its property used or useful in the conduct of its business and shall keep the Properties in good working order and repair, reasonable wear and tear excepted, and from time to time make, or cause to be made, all reasonably necessary repairs, renewals, replacements, betterments and improvements thereto, all as more fully provided in the Loan Documents. Borrower shall keep, or shall cause Mortgage Borrower to keep, the Properties insured at all times by financially sound and reputable insurers, to such extent and against such risks, and maintain liability and such other insurance, as is more fully provided in this Agreement. Borrower shall cause Mortgage Borrower to operate any Individual Property that is the subject of any O&M Program in accordance with the terms and provisions thereof in all material respects.

(b) After prior written notice to Lender, Borrower, at its own expense, may, or cause Mortgage Borrower to contest by appropriate legal proceeding promptly initiated and conducted in good faith and with due diligence, the validity of any Legal Requirement, the applicability of any Legal Requirement to Borrower, Mortgage Borrower or any Individual Property or any alleged violation of any Legal Requirement, provided that (i) no Event of Default has occurred and remains uncured; (ii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any instrument to which Borrower is subject and shall not constitute a default thereunder and such proceeding shall be conducted in accordance with all Applicable Laws; (iii) neither any Individual Property nor the Collateral, nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, cancelled or lost; (iv) Borrower shall, and shall cause Mortgage Borrower to, promptly upon final determination thereof comply with any such Legal Requirement determined to be valid or applicable or cure any violation of any Legal Requirement; (v) such proceeding shall suspend the enforcement of the contested Legal Requirement against Borrower, Mortgage Borrower, the Collateral or any Individual Property; and (vi) Borrower shall, or cause Mortgage Borrower to furnish such security as may be required in the proceeding, or as may be reasonably requested by Lender, to insure compliance with such Legal Requirement, together with all interest and penalties payable in connection therewith. Lender may apply any such security or part thereof, as necessary to cause compliance with such Legal Requirement at any time when, in the reasonable judgment of Lender, the validity, applicability or violation of such Legal Requirement is finally established or any Individual Property or the Collateral (or any part thereof or interest therein) shall be in danger of being sold, forfeited, terminated, cancelled or lost.

5.1.2 Taxes and Other Charges.

Borrower shall pay, or cause Mortgage Borrower to pay, all Taxes and Other Charges now or hereafter levied or assessed or imposed against the Properties or any part thereof as the same become due and payable. Borrower shall furnish, or cause to be furnished, to Lender receipts, or other evidence for the payment of the Taxes and the Other Charges prior to the date the same shall become delinquent (provided, however, that Borrower is not required to furnish such receipts for payment of Taxes in the event that such Taxes have been paid by Mortgage Lender pursuant to Section 7.2 of the Mortgage Loan Agreement). Borrower shall not suffer and shall not permit Mortgage Borrower to suffer and shall promptly cause Mortgage Borrower to promptly pay and discharge any Lien or charge whatsoever which may be or become a Lien or charge against the Properties, and shall promptly pay for all utility services provided to the Properties. After prior written notice to Lender, Borrower, at its own expense, may, or cause Mortgage Borrower to, contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any Taxes or Other Charges, provided that (i) no Event of Default has occurred and remains uncured; (ii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Borrower and Mortgage Borrower are subject and shall not constitute a default thereunder and such proceeding shall be conducted in accordance with all Applicable Laws; (iii) neither the Collateral nor any Individual Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, cancelled or lost; (iv) Borrower shall, or shall cause Mortgage Borrower to, promptly upon final determination thereof pay the amount of any such Taxes or Other Charges, together with all costs, interest and penalties which may be payable in connection therewith; (v) such proceeding shall suspend the collection of such contested Taxes or Other Charges from the applicable Individual Property or any asset of Borrower; (vi) Borrower shall, or shall cause Mortgage Borrower to, have deposited with Lender or Mortgage Lender, as applicable, adequate reserves for the payment of the Taxes, together with all interest and penalties thereon, unless Borrower or Mortgage Borrower has paid all of the Taxes under protest (provided, however, that Borrower shall not be required to deposit such reserves with Lender or Mortgage Lender, as applicable, in the event that funds sufficient to pay such Taxes shall theretofore have been deposited with or collected by Lender or Mortgage Lender, as applicable, pursuant to Section 3.7 of the Mortgage Loan Agreement or Section 7.2 hereof, and (vii) Borrower shall, or shall cause Mortgage Borrower to, furnish such security as may be required in the proceeding.

5.1.3 Litigation.

Borrower shall give prompt written notice to Lender of any litigation or governmental proceedings pending or threatened against Borrower or Mortgage Borrower which might materially adversely affect Borrower’s or Mortgage Borrower’s condition (financial or otherwise) or business or the condition or ownership of any Individual Property.

5.1.4 Access to Properties.

Borrower shall cause Mortgage Borrower to permit agents, representatives and employees of Lender to inspect the Properties or any part thereof at reasonable hours upon reasonable advance notice.

5.1.5 Notice of Default.

Borrower shall promptly advise Lender of any material adverse change in Borrower’s or Mortgage Borrower’s condition, financial or otherwise, or of the occurrence of any Event of Default of which Borrower has knowledge.

5.1.6 Cooperate in Legal Proceedings.

Borrower shall cooperate, and shall cause each Loan Party to cooperate, fully with Lender with respect to any proceedings before any court, board or other Governmental Authority which may in any way adversely affect the rights of Lender hereunder or any rights obtained by Lender under any of the other Loan Documents and, in connection therewith, permit Lender, at its election, to participate in any such proceedings.

5.1.7 Award and Insurance Benefits.

Borrower shall cooperate with Lender in obtaining for Borrower and Lender the benefits of any Awards or Insurance Proceeds lawfully or equitably payable in connection with any Individual Property, and Lender shall be reimbursed for any reasonable expenses incurred in connection therewith (including reasonable attorneys’ fees and disbursements, and the payment by Borrower of the expense of an appraisal on behalf of Lender in case of Casualty or Condemnation affecting any Individual Property or any part thereof) out of such Award or Insurance Proceeds.

5.1.8 Further Assurances.

Borrower shall and shall cause each Loan Party, at Borrower’s sole cost and expense:

(a) furnish to Lender all instruments, documents, boundary surveys, footing or foundation surveys, certificates, plans and specifications, appraisals, title and other insurance reports and agreements, and each and every other document, certificate, agreement and instrument required to be furnished by Borrower pursuant to the terms of the Loan Documents or reasonably requested by Lender in connection therewith;

(b) execute and deliver to Lender such documents, instruments, certificates, assignments and other writings, and do such other acts necessary or desirable, to evidence, preserve and/or protect the collateral at any time securing or intended to secure the obligations of Borrower under the Loan Documents, as Lender may reasonably require including, without limitation, the authorization of Lender to execute and/or the execution by Borrower of UCC financing statements and the execution and delivery of all such writings necessary to transfer any liquor licenses into the name of Lender or its designee after the occurrence and continuance of any Event of Default; and

(c) do and execute all and such further lawful and reasonable acts, conveyances and assurances for the better and more effective carrying out of the intents and purposes of this Agreement and the other Loan Documents, as Lender shall reasonably require from time to time.

5.1.9 Mortgage and Intangible Taxes.

Borrower shall pay and shall cause each Loan Party to pay all State, county and municipal recording, intangible, and all other taxes imposed upon the execution, delivery and filing of the UCC Financing Statements and/or upon the execution and delivery of the Note.

5.1.10 Financial Reporting.

(a) Borrower will keep and maintain on a Fiscal Year basis, in accordance with GAAP (or such other accounting basis reasonably acceptable to Lender), proper and accurate books, records and accounts reflecting all of the financial affairs of Borrower and all items of income and expense with respect to the Collateral. Borrower will cause Mortgage Borrower to keep and maintain on a Fiscal Year basis, in accordance with GAAP (or such other accounting basis reasonably acceptable to Lender), proper and accurate books, records and accounts reflecting all of the financial affairs of Mortgage Borrower and all items of income and expense in connection with the operation on an individual basis of the Properties. Lender shall have the right from time to time at all times during normal business hours upon reasonable notice to examine such books, records and accounts at the office of Borrower, Mortgage Borrower, Operating Tenant and/or Manager or any other Person maintaining such books, records and accounts and to make such copies or extracts thereof as Lender shall desire. After the occurrence and during the continuance of an Event of Default, Borrower shall pay any costs and expenses incurred by Lender to examine Borrower’s accounting records with respect to the Collateral and the Properties or any Loan Party, as Lender shall determine to be necessary or appropriate in the protection of Lender’s interest. To the extent that any of the items described below in this Section 5.1.10 are prepared by the Operating Tenant rather than by Borrower, Borrower agrees to cause Operating Tenant to deliver such items to Lender in the form and within the time periods set forth below.

(b) Borrower will furnish, and cause to be furnished, to Lender annually, within one hundred twenty (120) days following the end of each Fiscal Year, a complete copy of Borrower’s annual financial statements audited by an Approved Accountant in accordance with GAAP (or such other accounting basis acceptable to Lender) covering the Collateral owned by Borrower for such Fiscal Year and containing statements of profit and loss for Borrower and the Properties (including the income and expenses maintained by the Operating Tenant and adjusted for real estate taxes, insurance and other fixed charges, through net operating income) and lease payment amounts and a balance sheet for Borrower.

(c) Borrower will furnish, or cause Mortgage Borrower to furnish, to Lender a copy of the financial statements and all other materials Mortgage Borrower is required to provide Mortgage Lender under Section 5.1.10 of the Mortgage Loan Agreement within the time periods required under such Section.

(d) For the partial year period commencing on the date hereof, and for each Fiscal Year thereafter, Borrower shall cause Mortgage Borrower to submit to Lender an Annual Budget for each Individual Property not later than sixty (60) days prior to the commencement of such period or Fiscal Year in form reasonably satisfactory to Lender, and shall be subject to Lender’s written approval, such approval not to be unreasonably withheld, notwithstanding any limitation in the Operating Lease on Borrower’s right to approve the Operating Tenant’s operating budget (each such Annual Budget after it has been approved in writing by Lender shall be hereinafter referred to as an “Approved Annual Budget”). The Annual Budget defined in and required pursuant to Section 17.3 of the Operating Lease shall satisfy the form of the required Annual Budget. If Lender does not advise Borrower of any objections to the proposed Annual Budget within twenty (20) Business Days after receipt thereof, such proposed Annual Budget shall be deemed approved. In the event that Lender objects to a proposed Annual Budget submitted by Borrower, Lender shall advise Borrower of such objections within twenty (20) Business Days after receipt thereof (and deliver to Borrower a reasonably detailed description of such objections) and Borrower shall cause Mortgage Borrower and Operating Tenant to promptly revise such Annual Budget and resubmit the same to Lender. Lender shall advise Borrower of any objections to such revised Annual Budget within ten (10) days after receipt thereof (and deliver to Borrower a reasonably detailed description of such objections) and Borrower shall cause Mortgage Borrower and Operating Tenant to promptly revise the same in accordance with the process described in this subsection until Lender approves the Annual Budget. Until such time that Lender approves or has been deemed to approve a proposed Annual Budget, the most recently Approved Annual Budget shall apply; provided that, such Approved Annual Budget shall be adjusted to reflect actual increases in Taxes, Insurance Premiums and utilities expenses. In addition, following a Termination Event, Lender shall have the right to approve any Extraordinary Expenses.

(e) Borrower shall furnish or cause Mortgage Borrower to furnish to Lender, within ten (10) Business Days after request such further detailed information with respect to the operation of the Properties and the financial affairs of Borrower or Mortgage Borrower, Operating Tenant, the REIT, the Operating Partnership or the Manager as may be reasonably requested by Lender, including, without limitation, an annual operating budget for each Individual Property.

(f) Borrower shall cause, or cause Mortgage Borrower to cause, Operating Tenant to have Manager simultaneously deliver to Lender all financial statements and reports required to be delivered to Operating Tenant by Manager pursuant to the Management Agreement.

(g) Borrower shall promptly send to Lender, and cause, or cause Mortgage Borrower to cause, the Operating Tenant to promptly send to Lender, all Quality Assurance Reports or other reports of inspection delivered by Franchisor.

(h) Any reports, statements or other information required to be delivered under this Agreement shall be delivered (i) in paper form, (ii) on a compact disk or a diskette, and (iii) if requested by Lender and within the capabilities of Borrower’s or Mortgage Borrower’s, as applicable, data systems without change or modification thereto, in electronic form and prepared using a Microsoft Word for Windows or WordPerfect for Windows files (which files may be prepared using a spreadsheet program and saved as word processing files).

(i) Borrower agrees that Lender may forward to each purchaser, transferee, assignee, servicer, participant, Co-Lender or investor in all or any portion of the Loan or any Securities (collectively, the “Investor”) or any Rating Agency rating such participations and/or Securities and each prospective Investor, and any organization maintaining databases on the underwriting and performance of commercial mortgage loans, all documents and information which Lender now has or may hereafter acquire relating to the Debt and to Borrower, Mortgage Borrower, any Guarantor, the Collateral, and the Properties, whether furnished by Borrower, Mortgage Borrower, any Guarantor, or otherwise, as Lender determines necessary or desirable. Borrower irrevocably waives any and all rights it may have under any Applicable Laws to prohibit such disclosure, including, but not limited, to any right of privacy.

5.1.11 Business and Operations.

Borrower will cause Mortgage Borrower to continue to be engaged in the businesses presently conducted by it as and to the extent the same are necessary for the ownership, maintenance, management and operation of the Properties. Borrower will and shall cause Mortgage Borrower to remain in good standing under the laws of each jurisdiction to the extent required for the ownership, maintenance, management and operation of the Properties.

5.1.12 Costs of Enforcement.

In the event (a) that Lender exercises any of its rights or remedies under the Pledge Agreement or any other Loan Document as and when permitted thereby, or (b) of the bankruptcy, insolvency, rehabilitation or other similar proceeding in respect of Borrower or any of its constituent Persons or an assignment by Borrower or any of its constituent Persons for the benefit of its creditors, or (c) Lender incurs any costs or expenses in connection with any refinancing or restructuring of the Loan in the nature of a workout, Borrower, its successors or assigns, shall be chargeable with and agrees to pay all costs of collection and defense and all other expenses, including reasonable attorneys’ fees and costs, incurred by Lender or Borrower in connection therewith and in connection with any appellate proceeding or post-judgment action involved therein, together with all required service or use taxes.

5.1.13 Estoppel Statement.

(a) After request by Lender, Borrower shall within ten (10) Business Days furnish Lender with a statement, duly acknowledged and certified, setting forth (i) the amount of the original principal amount of the Note, (ii) the unpaid principal amount of the Note, (iii) the Applicable Interest Rate of the Note, (iv) the date installments of interest and/or principal were last paid, (v) any offsets or defenses to the payment of the Debt, and (vi) that the Note, this Agreement, Pledge Agreement and the other Loan Documents are valid, legal and binding obligations and have not been modified or if modified, giving particulars of such modification.

(b) Borrower shall deliver to Lender upon request, (to be made no more frequently than once in any consecutive twelve month period, unless such request is made in connection with a Securitization or a Syndication) tenant estoppel certificates from each tenant under a Major Lease at each Individual Property in form and substance reasonably satisfactory to Lender.

(c) Borrower shall, promptly upon request of Lender, (to be made no more frequently than once in any consecutive twelve month period, unless such request is made in connection with a Securitization or a Syndication) use commercially reasonable efforts to deliver an estoppel certificate from Franchisor stating that (i) the Franchise Agreement is in full force and effect and has not been modified, amended or assigned, (ii) neither Franchisor nor Mortgage Borrower nor Operating Tenant is in default under any of the material terms, covenants or provisions of the Franchise Agreement and Franchisor knows of no event which, but for the passage of time or the giving of notice or both, would constitute an event of default under the Franchise Agreement, (iii) neither Franchisor nor Mortgage Borrower nor Operating Tenant has commenced any action or given or received any notice for the purpose of terminating the Franchise Agreement and (iv) all sums due and payable to Franchisor under the Franchise Agreement have been paid in full.

(d) Borrower shall, promptly upon request of Lender, (to be made no more frequently than once in any consecutive twelve month period, unless such request is made in connection with a Securitization or a Syndication), cause Mortgage Borrower to deliver an estoppel certificate from Operating Tenant stating that (i) the Operating Lease is in full force and effect and has not been modified, amended or assigned (or listing the modifications, amendments or assignments, if any), (ii) neither Operating Tenant nor Mortgage Borrower is in default under any of the material terms, covenants or provisions of the Operating Lease and Operating Tenant knows of no event which, but for the passage of time or the giving of notice or both, would constitute an event of default under the Operating Lease, (iii) neither Operating Tenant nor Mortgage Borrower has commenced any action or given or received any notice for the purpose of terminating the Operating Lease and (iv) all sums due and payable to Operating Tenant under the Operating Lease has been paid in full.

(e) Borrower shall, promptly upon request of Lender, (to be made no more frequently than once in any consecutive twelve month period, unless such request is made in connection with a Securitization or a Syndication), cause Mortgage Borrower to deliver an estoppel certificate from Manager stating that (i) the Management Agreement is in full force and effect and has not been modified, amended or assigned (or listing the modifications, amendments or assignments, if any), (ii) neither Manager nor Mortgage Borrower nor Operating Tenant, as the case may be, is in default under any of the material terms, covenants or provisions of the Management Agreement and Manager knows of no event which, but for the passage of time or the giving of notice or both, would constitute an event of default under the Management Agreement, (iii) neither Manager nor Mortgage Borrower nor Operating Tenant, as the case may be, has commenced any action or given or received any notice for the purpose of terminating the Management Agreement and (iv) all sums due and payable to Manager under the Management Agreement has been paid in full.

5.1.14 Loan Proceeds.

Borrower shall use the proceeds of the Loan received by it on the Closing Date only for the purposes set forth in Section 2.1.4.

5.1.15 Performance by Borrower.

(a) Borrower shall in a timely manner observe, perform and fulfill each and every covenant, term and provision of each Loan Document executed and delivered by, or applicable to, Borrower, and shall not enter into or otherwise suffer or permit any amendment, waiver, supplement, termination or other modification of any Loan Document executed and delivered by, or applicable to, Borrower without the prior written consent of Lender.

(b) Except as required pursuant to the Mortgage Loan Agreement, Borrower shall not cause or request or permit Mortgage Borrower to enter into or otherwise request any amendment, waiver, supplement, termination or other modification of any Mortgage Loan Document executed and delivered by, or applicable to, Mortgage Borrower as of the date hereof without the prior written consent of Lender. Borrower shall cause Mortgage Borrower to provide Lender with a copy of any amendment, waiver, supplement, termination or other modification to the Mortgage Loan Documents within five (5) Business Days after the execution thereof. Borrower shall not, and shall not permit any Loan Party to, amend or modify the Organizational Documents of any Loan Party in any material respect without Lender’s prior written consent.

5.1.16 Confirmation of Representations.

Borrower shall deliver, in connection with any Securitization or Syndication, (a) one or more Officer’s Certificates certifying as to the accuracy of all representations made by Borrower in the Loan Documents as of the date of the closing of such Securitization or Syndication in all relevant jurisdictions, and (b) certificates of the relevant Governmental Authorities in all relevant jurisdictions indicating the good standing and qualification of Borrower and Principal as of the date of the closing of such Securitization or Syndication.

5.1.17 Leasing Matters.

(a) With respect to any Individual Property, Borrower may cause Mortgage Borrower or Operating Tenant to enter into a proposed Lease (including the renewal or extension of an existing Lease, other than an Operating Lease, (a “Renewal Lease”)) without the prior written consent of Lender, provided that if such proposed Lease or Renewal Lease is a Major Lease, such Major Lease (i) provides for rental rates and terms comparable to existing local market rates and terms (taking into account the type and quality of the tenant) as of the date such Major Lease is executed by Mortgage Borrower (unless, in the case of a Renewal Lease, the rent payable during such renewal, or a formula or other method to compute such rent, is provided for in the original Lease), (ii) is an arms-length transaction with a bona fide, independent third party tenant, and (iii) does not have a material adverse effect on the value or quality of the applicable Individual Property. All proposed Major Leases which do not satisfy the requirements set forth in this Section 5.1.17(a) shall be subject to the prior approval of Lender, which approval shall not be unreasonably withheld. At Lender’s request, Borrower shall cause Mortgage Borrower and Operating Tenant, as applicable, to promptly deliver to Lender copies of all Major Leases which are entered into pursuant to this Subsection together with Borrower’s certification that it has satisfied or caused Mortgage Borrower to have satisfied all of the conditions of this Section.

(b) Borrower shall, or cause Mortgage Borrower to cause Operating Tenant to, (i) observe and perform all the material obligations imposed upon the lessor under the Major Leases and shall not do or permit to be done anything to impair the value of any of the Major Leases as security for the Debt; (ii) promptly send copies to Lender of all notices of default or other material matters which Mortgage Borrower shall send or receive with respect to the Major Leases; (iii) enforce all of the material terms, covenants and conditions contained in the Major Leases upon the part of the tenant thereunder to be observed or performed (except for termination of a Major Lease which shall require Lender’s prior written approval); (iv) not collect any of the Rents more than one (1) month in advance (except security deposits shall not be deemed Rents collected in advance); (v) not execute any other assignment of the lessor’s interest in any of the Major Leases or the Rents (except as contemplated by the Mortgage Loan Documents); and (vi) not consent to any assignment of or subletting under any Major Leases not in accordance with their terms, without the prior written consent of Lender.

(c) Borrower may, or cause Mortgage Borrower to cause Operating Tenant to, without the consent of Lender, cause Mortgage Borrower to amend, modify or waive the provisions of any Lease or terminate, reduce rents under, accept a surrender of space under, or shorten the term of, any Lease (other than the Operating Lease) (including any guaranty, letter of credit or other credit support with respect thereto) provided that such Lease is not a Major Lease and that such action (taking into account, in the case of a termination, reduction in rent, surrender of space or shortening of term, the planned alternative use of the affected space) does not have a material adverse effect on the value of the applicable Individual Property taken as a whole, and provided that such Lease, as amended, modified or waived, is otherwise in compliance with the requirements of this Agreement. A termination of a Lease (other than a Major Lease) with a tenant who is in default beyond applicable notice and grace periods shall not be considered an action which has a material adverse effect on the value of the applicable Individual Property taken as a whole. Any amendment, modification, waiver, termination, rent reduction, space surrender or term shortening which does not satisfy the requirements set forth in this Subsection shall be subject to the prior written approval of Lender, which approval shall not be unreasonably withheld and its counsel, at Borrower’s expense. At Lender’s request, Borrower shall cause Mortgage Borrower or Operating Tenant, as applicable, to promptly deliver to Lender copies of all Leases, amendments, modifications and waivers which are entered into pursuant to this Section 5.1.17(c) together with Borrower’s certification that it has satisfied all of the conditions of this Section 5.1.17(c).

(d) Notwithstanding anything contained herein to the contrary, with respect to any Individual Property, Borrower shall not cause or permit Mortgage Borrower or Operating Tenant to, without the prior written consent of Lender, which consent shall not be unreasonably withheld, enter into, renew, extend, amend, modify, waive any provisions of, terminate, reduce rents under, accept a surrender of space under, or shorten the term of, any Major Lease or any instrument guaranteeing or providing credit support for any Major Lease.

5.1.18 Management Agreement.

(a) The Improvements on the Properties are operated under the terms and conditions of the Management Agreement. In no event shall the base management fees under the Management Agreement exceed three percent (3%) of the gross income derived from the Property and any incentive management fees shall not accrue. All fees (base, incentive, termination or otherwise) due under the Management Agreement must be subordinate in lien and payment to this Agreement (other than base management fees not in excess of three percent (3%) of the gross income derived from the Property). Borrower shall cause Mortgage Borrower to cause Operating Tenant to (i) diligently perform and observe all of the material terms, covenants and conditions of the Management Agreement, on the part of Mortgage Borrower or Operating Tenant to be performed and observed to the end that all things shall be done which are necessary to keep unimpaired the rights of Mortgage Borrower and Operating Tenant under the Management Agreement and (ii) promptly notify Lender of the giving of any notice by Manager to Mortgage Borrower or Operating Tenant of any default by Mortgage Borrower or Operating Tenant in the performance or observance of any of the terms, covenants or conditions of the Management Agreement on the part of Mortgage Borrower or Operating Tenant to be performed and observed and deliver to Lender a true copy of each such notice. Neither Borrower nor Mortgage Borrower shall cause Operating Tenant to surrender the Management Agreement, consent to the assignment by the Manager of its interest under the Management Agreement, or terminate or cancel the Management Agreement, or modify, change, supplement, alter or amend the Management Agreement, in any material respect, either orally or in writing. Notwithstanding the foregoing, Mortgage Borrower or Operating Tenant may terminate a

Management Agreement provided that Borrower or Operating Tenant simultaneously enters into a Replacement Management Agreement with a Qualified Manager. Subject to the rights of Mortgage Lender, if Mortgage Borrower or Operating Tenant shall default in the performance or observance of any material term, covenant or condition of the Management Agreement on the part of Mortgage Borrower or Operating Tenant to be performed or observed, then, without limiting the generality of the other provisions of this Agreement, and without waiving or releasing Borrower from any of its obligations hereunder, Borrower shall permit Lender, upon five (5) days prior notice to Borrower, to pay any sums and to perform any act or take any action as may be appropriate to cause all the terms, covenants and conditions of the Management Agreement on the part of Mortgage Borrower or Operating Tenant to be performed or observed to be promptly performed or observed on behalf of Mortgage Borrower or Operating Tenant, to the end that the rights of Mortgage Borrower or Operating Tenant in, to and under the Management Agreement shall be kept unimpaired and free from default; provided, however, that Lender shall have no such obligation to perform any such action. Borrower shall cause Lender and any Person designated by Lender to have, the right to enter upon the applicable Individual Property at any time and from time to time for the purpose of taking any such action. If the Manager shall deliver to Lender a copy of any notice sent to Mortgage Borrower or Operating Tenant of default under the Management Agreement, such notice shall constitute full protection to Lender for any action taken or omitted to be taken by Lender in good faith, in reliance thereon. None of Borrower, Mortgage Borrower or Operating Tenant shall, or permit, the Manager to, sub-contract any or all of its management responsibilities under the Management Agreement to a third-party without the prior written consent of Lender, which consent shall not be unreasonably withheld. Borrower shall, or cause Mortgage Borrower to cause Operating Tenant to, from time to time, obtain from the Manager such certificates of estoppel with respect to compliance by Mortgage Borrower and Operating Tenant with the terms of the Management Agreement as may be requested by Lender (which requests shall be made no more frequently than once in any consecutive twelve month period unless such request is made in connection with a Securitization). Borrower and Mortgage Borrower shall cause Operating Tenant to exercise each individual option, if any, to extend or renew the term of the Management Agreement upon demand by Lender made at any time within or prior to the period within which any such option may be exercised. Any sums expended by Lender pursuant to this paragraph (i) shall bear interest at the Default Rate from the date such cost is incurred to the date of payment to Lender, (ii) shall be deemed to constitute a portion of the Debt, (iii) shall be secured by the lien of the Pledge Agreement and the other Loan Documents and (iv) shall be immediately due and payable upon demand by Lender therefor. Borrower represents that Interstate Management Company, L.L.C., the current manager of the Properties, is not an Affiliate of, nor Affiliated with, Borrower, Mortgage Borrower or Guarantor.

(b) Without limitation of the foregoing, Borrower, upon the request of Lender, shall cause Mortgage Borrower to, or cause Operating Tenant to, terminate the Management Agreement and replace the Manager, without penalty or fee, if at any time during the Loan: (a) the Manager shall become insolvent or a debtor in any bankruptcy or insolvency proceeding, (b) there exists an Event of Default, (c) there exists a material default by Manager under the Management Agreement. At such time as the Manager may be removed, a Qualified Manager shall assume management of the applicable Individual Property pursuant to a Replacement Management Agreement.

5.1.19 Environmental Covenants.

(a) Borrower covenants and agrees that so long as the Loan is outstanding (i) Mortgage Borrower’s uses and operations on or of the Properties shall be in compliance with applicable Environmental Laws and permits issued pursuant thereto in all material respects; (ii) there shall be no Releases of Hazardous Materials by Mortgage Borrower in, on, under or from any of the Properties in violation of Environmental Law; (iii) Borrower shall not permit or cause Mortgage Borrower to use, generate, treat, store, dispose or transport Hazardous Materials in, on, or under any of the Properties, except those that are both (A) in material compliance with all Environmental Laws and with permits issued pursuant thereto, if and to the extent required, and (B) (1) in amounts not in excess of that necessary to operate the applicable Individual Property (including each tenant’s respective business at such Property), (2) fully disclosed in the Environmental Reports or otherwise disclosed to and approved by Lender in writing or (3) held by a tenant for sale to the public in its ordinary course of business; (iv) Borrower shall cause Mortgage Borrower to keep the Properties free and clear of all liens and other encumbrances imposed pursuant to any Environmental Law, whether due to any act or omission of Borrower or any other Person (the “Environmental Liens”), subject to the provisions of Section 5.2.10 hereof; (v) Borrower shall cause Mortgage Borrower to, at its sole cost and expense, fully and expeditiously cooperate in all activities pursuant to paragraph (b) below, including but not limited to providing access to the Individual Properties and all relevant information in its possession, custody or control and making knowledgeable persons available for interviews at reasonable times; (vi) Borrower shall cause Mortgage Borrower to, at its sole cost and expense, comply with all reasonable written requests of Lender to (A) reasonably effectuate remediation of any Hazardous Materials in, on, under or from any Individual Property, and (B) comply with any Environmental Law; and (vii) Borrower shall cause Mortgage Borrower to take all commercially reasonable measures to require that each tenant complies in all material respects with provisions (i) through (vi) of this Section 5.1.19(a);

(b) Borrower covenants and agrees that so long as the Loan is outstanding, Borrower shall promptly notify Lender in writing after it has become aware of: (i) any presence or Release or threatened Releases of Hazardous Materials in, on, under, from or migrating towards any of the Properties; (ii) any non compliance with any Environmental Laws related in any way to any of the Properties; (iii) any actual or potential Environmental Lien; (iv) any required or proposed remediation of environmental conditions relating to any of the Properties; and (v) any written or oral notice or other communication of which Borrower becomes aware from any source whatsoever (including but not limited to a Governmental Authority) relating in any way to Borrower’s liability for any Hazardous Materials in material violation of any Environmental Laws.

(c) Lender and its designated agents or representatives, including but not limited to any environmental consultant, and any receiver appointed by any court of competent jurisdiction, shall have the right, but not the obligation, to enter upon any Individual Property at all reasonable times to assess any and all aspects of the environmental condition of any Individual Property and its use. If Lender reasonably believes that Borrower or Mortgage Borrower has breached any environmental representation, warranty or covenant contained in Sections 4.1.39 or 5.1.19(a) and (b) hereof, Lender may request that Borrower undertake such tests and investigations of the environmental condition of the Individual Property (or portions thereof) that are reasonably necessary under the circumstances to assess the alleged breach of the representation, warranty or covenant. Any such tests or investigations shall be conducted by a qualified environmental engineer or consultant, reasonably acceptable to Lender, and if determined by the environmental engineer or consultant to be reasonably necessary, may include invasive sampling (such as any sampling of the soil, groundwater, surface water, air or building materials). Borrower shall provide Lender with a copy of any reports of the results of such tests and investigations and Lender and other Indemnified Parties shall be entitled to rely on such reports. If an Event of Default has occurred and is continuing, or if Borrower has not diligently pursued such tests and investigations as are reasonably requested by Lender pursuant to this Section 5.1.19(c), then Lender may hire its own environmental engineer or consultant, at Borrower’s expense, to conduct such tests and investigations. Lender shall make all reasonable efforts to conduct any such tests and investigations so as to avoid interference with the operation of the Property.

(d) If counsel to Mortgage Borrower or Borrower reasonably determines that providing Lender with a document otherwise required to be provided pursuant to this Section 5.1.19 (or any other provision of this Agreement or any other Loan Document relating to environmental matters) would jeopardize an applicable attorney-client or work product privilege pertaining to such document, the Borrower shall not be obligated to provide such document to Lender but shall provide Lender with a notice identifying the author and recipient of such document and generally describing the content of the documents. Upon request of Lender, Borrower shall take all reasonable steps necessary to provide, or cause Mortgage Borrower to provide, Lender with the factual information contained in any such privileged documents. Nothing contained in this Section 5.1.19(d) shall in any way limit lender’s rights under Section 5.1.19(c) hereof.

5.1.20 Alterations.

Borrower shall obtain Lender’s prior written consent to any alterations to any Improvements, which consent shall not be unreasonably withheld except with respect to alterations that may have a material adverse effect on Borrower’s or Mortgage Borrower’s financial condition, the value of the related Individual Property, the Collateral or the Net Operating Income. Notwithstanding the foregoing, Lender’s consent shall not be required in connection with any alterations that will not have a material adverse effect on Borrower’s or Mortgage Borrower’s financial condition, the value of the related Individual Property, the Collateral or the Net Operating Income, provided that such alterations (a) are made in connection with work performed pursuant to an Approved Capital Budget for the related Individual Property or (b) do not adversely affect any structural component of any Improvements, any utility or HVAC system contained in any Improvements or the exterior of any building constituting a part of any Improvements and either (i) the cost of which is less than $1,000,000.00, or (ii) are alterations performed in connection with the Restoration of the related Individual Property in accordance with the terms and provisions of this Agreement and the Mortgage Loan Agreement. If the total unpaid amounts with respect to alterations to the Improvements at the related Individual Property (other than such amounts to be paid or reimbursed by tenants under the Leases) shall at any time exceed 5% of the Allocated Loan Amount for the related Individual Property (the “Alteration Threshold Amount”), provided that, at no time shall the total cost of all alterations then being undertaken on all of the Properties exceed $10,000,000.00, Borrower shall promptly deliver or cause to be delivered to Lender as security for the payment of such amounts and as additional security for Borrower’s obligations under the Loan Documents any of the following: (A) cash, (B) U.S. Obligations, (C) other securities having a rating acceptable to Lender and for which Lender has received a Rating Confirmation, or (D) a completion bond or letter of credit issued by a financial institution having a rating by S&P of not less than A-1+ if the term of such bond or letter of credit is no longer than three (3) months or, if such term is in excess of three (3) months, issued by a financial institution having a rating that is acceptable to Lender and for which Lender has received a Rating Confirmation. Such security shall be in an amount equal to the excess of the total unpaid amounts with respect to alterations to the Improvements on the applicable Individual Property (other than such amounts to be paid or reimbursed by tenants under the Leases) over the Alteration Threshold Amount and applied from time to time at the option of Lender to pay for such alterations or to terminate any of the alterations and restore the related Individual Property to the extent necessary to prevent any material adverse effect on the value of the related Individual Property. Notwithstanding the foregoing, Borrower shall be relieved of its obligation to deposit the security for certain alterations described above provided Mortgage Borrower is required to and does deliver such security to Mortgage Lender in accordance with the Mortgage Loan Documents and Lender received evidence acceptable to Lender of the delivery of such security.

5.1.21 Franchise Agreement.

The Improvements on the Properties shall be operated under the terms and conditions of the Franchise Agreements. Borrower shall, or shall cause Mortgage Borrower to, or cause Operating Tenant to, (i) pay all sums required to be paid by Mortgage Borrower under the Franchise Agreement, (ii) diligently perform, observe and enforce all of the material terms, covenants and conditions of the Franchise Agreement on the part of Mortgage Borrower or Operating Tenant to be performed, observed and enforced to the end that all things shall be done which are necessary to keep unimpaired the rights of Mortgage Borrower and Operating Tenant under the Franchise Agreement, (iii) promptly notify Lender of the giving of any notice to Mortgage Borrower or Operating Tenant of any default by Mortgage Borrower or Operating Tenant in the performance or observance of any of the terms, covenants or conditions of the Franchise Agreement on the part of Mortgage Borrower or Operating Tenant to be performed and observed and deliver to Lender a true copy of each such notice, and (iv) promptly deliver to Lender a copy of each financial statement, business plan, capital expenditure plan, material notice, report and estimate received by it under the Franchise Agreement. Neither Borrower nor Mortgage Borrower shall cause Operating Tenant to, without the prior consent of Lender, surrender the Franchise Agreement or terminate or cancel the Franchise Agreement or modify, change, supplement, alter or amend the Franchise Agreement, in any material respect, either orally or in writing. Notwithstanding the foregoing, Borrower or Operating Tenant may terminate a Franchise Agreement provided that Borrower simultaneously enters into a Replacement Franchise Agreement with a Qualified Franchisor. Subject to the rights of Mortgage Lender, if Mortgage Borrower or Operating Tenant shall default in the performance or observance of any material term, covenant or condition of the Franchise Agreement on the part of Mortgage Borrower or Operating Tenant to be performed or observed, then, without limiting the generality of the other provisions of this Agreement, and without waiving or releasing Borrower from any of its obligations hereunder, Borrower shall permit Lender to pay any sums and to perform any act or take any action as may be appropriate to cause all the terms, covenants and conditions of the Franchise Agreement on the part of Mortgage Borrower or Operating Tenant to be performed or observed to be promptly performed or observed on behalf of Mortgage Borrower or Operating Tenant, to the end that the rights of Mortgage Borrower and Operating Tenant in, to and under the Franchise Agreement shall be kept unimpaired and free from default; provided, however, that Lender shall have no such obligation to perform any such action. Borrower shall cause Lender and any Person designated by Lender shall have, and are hereby granted, the right to enter upon the Properties at any time and from time to time for the purpose of taking any such action. If Franchisor shall deliver to Lender a copy of any notice sent to Borrower and Mortgage Borrower or Operating Tenant of default under the Franchise Agreement, such notice shall constitute full protection to Lender for any action taken or omitted to be taken by Lender in good faith, in reliance thereon. Borrower shall cause Mortgage Borrower, or shall cause Operating Tenant, from time to time, use its commercially reasonable efforts to obtain from Franchisor such certificates of estoppel with respect to compliance by Mortgage Borrower and Operating Tenant with the terms of the Franchise Agreement as may be requested by Lender. Borrower shall cause Mortgage Borrower and Operating Tenant shall exercise each individual option, if any, to extend or renew the term of the Franchise Agreement upon demand by Lender made at any time prior to or within the period in which any such option may be exercised, provided, however that Borrower shall not be required to comply with such request of Lender so long as Borrower is entering into a Replacement Franchise Agreement, the term of which shall begin upon the expiration of the Franchise Agreement currently in effect at the time of Lender’s request. Any sums expended by Lender pursuant to this paragraph shall bear interest at the Default Rate from the date such cost is incurred to the date of payment to Lender, shall be deemed to constitute a portion of the Debt, shall be secured by the lien of the Pledge Agreement and the other Loan Documents and shall be immediately due and payable upon demand by Lender therefor.

5.1.22 The Ground Lease.

With respect to each Ground Lease,

(a) Borrower shall cause Mortgage Borrower to (i) pay all rents, additional rents and other sums required to be paid by Mortgage Borrower, as tenant under and pursuant to the provisions of each Ground Lease, (ii) diligently perform and observe all of the terms, covenants and conditions of each Ground Lease on the part of Mortgage Borrower, as tenant thereunder, (iii) promptly notify Lender of the giving of any notice by the Fee Owner under the applicable Ground Lease to Mortgage Borrower of any default by Mortgage Borrower, as tenant thereunder, and deliver to Lender a true copy of each such notice within five (5) Business Days of receipt and (iv) promptly notify Lender of any bankruptcy, reorganization or insolvency of the Fee Owner under the applicable

Ground Lease of which Borrower is aware or has received any notice thereof, and deliver to Lender a true copy of such notice within five (5) Business Days of Borrower’s receipt, together with copies of all notices, pleadings, schedules and similar matters received by Borrower in connection with such bankruptcy, reorganization or insolvency within five (5) Business Days after receipt. Borrower shall not, without the prior consent of Lender, permit or cause Mortgage Borrower to (x) surrender the leasehold estate created by the applicable Ground Lease or terminate or cancel any Ground Lease or modify, change, supplement, alter or amend any Ground Lease, either orally or in writing, or (y) consent to, acquiesce in, or fail to object to, any attempt by any Fee Owner, as debtor in possession or by a trustee for such Fee Owner, to sell or transfer the Fee Estate with respect to any Ground Lease free and clear of the Ground Lease under section 363(f) of the Bankruptcy Code or otherwise. Borrower shall cause Mortgage Borrower to object to any such attempt by such Fee Owner, as debtor in possession or by a trustee for such Fee Owner, to sell or transfer the Fee Estate with respect to any Ground Lease free and clear of the Ground Lease under section 363(f) of the Bankruptcy Code or otherwise, and in such event shall affirmatively assert and pursue its right to adequate protection under section 363(e) of the Bankruptcy Code. Borrower hereby grants to Lender the right to object to any such sale or transfer on behalf of Borrower and Mortgage Borrower, and Borrower shall not permit or cause Mortgage Borrower to contest any pleadings, motions documents or other actions filed or taken on Lender’s or Borrower’s or Mortgage Borrower’s behalf by Lender in the event that any Fee Owner, as debtor in possession or by a trustee for such Fee Owner, attempts to sell or transfer the Fee Estate with respect to any Ground Lease free and clear of the Ground Lease under section 363(f) of the Bankruptcy Code or otherwise.

(b) If Mortgage Borrower shall default in the performance or observance of any term, covenant or condition of any Ground Lease on the part of Mortgage Borrower, as tenant thereunder, and shall fail to cure the same prior to the expiration of any applicable cure period provided thereunder, Lender shall have the right, to the extent Lender has received notice of, or has otherwise become aware of any such default, but shall be under no obligation, to pay any sums and to perform any act or take any action as may be appropriate to cause all of the terms, covenants and conditions of such Ground Lease on the part of Mortgage Borrower to be performed or observed on behalf of Mortgage Borrower, to the end that the rights of Mortgage Borrower in, to and under such Ground Lease shall be kept unimpaired and free from default; provided, however, that Lender shall have no such obligation to perform any such actions. If the landlord under the applicable Ground Lease shall deliver to Lender a copy of any notice of default under such Ground Lease, such notice shall constitute full protection to Lender for any action taken or omitted to be taken by Lender, in good faith, in reliance thereon. Borrower shall cause Mortgage Borrower to exercise each individual option, if any, to extend or renew the term of each Ground Lease prior to or within the period in which any such option may be exercised.

(c) Notwithstanding anything contained in any Ground Lease to the contrary, Borrower shall not permit or cause Mortgage Borrower to further sublet any portion of the related Individual Property (other than as permitted pursuant to Section 5.1.17 hereof) without prior written consent of Lender. Each sublease hereafter made shall provide that,

(a) in the event of the termination of the Ground Lease, the sublease shall not terminate or be terminable by the lessee thereunder; (b) in the event of any action for the foreclosure of the Security Instrument with respect to the related Individual Property, the sublease shall not terminate or be terminable by the lessee thereunder by reason of the termination of the Ground Lease unless such lessee is specifically named and joined in any such action and unless a judgment is obtained therein against such lessee; and (c) in the event that the Ground Lease is terminated as aforesaid, the lessee under the sublease shall attorn to the lessor under the Ground Lease or to the purchaser at the sale of the related Individual Property on such foreclosure, as the case may be. In the event that any portion of such Individual Property shall be sublet pursuant to the terms of this subsection, such sublease shall be deemed to be included in the Individual Property.

5.1.23 OFAC.

At all times throughout the term of the Loan, Borrower, Mortgage Borrower, Guarantor and their respective Affiliates shall be in compliance with all applicable orders, rules, regulations and recommendations of The Office of Foreign Assets Control of the U.S. Department of the Treasury.

5.1.24 Operating Lease.

(a) Lender acknowledges that Mortgage Borrower has leased the Property and the operation of the Property to the Operating Tenant pursuant to the Operating Lease. If Mortgage Borrower shall default in the performance or observance of any material term, covenant or condition of the Operating Lease on the part of Mortgage Borrower to be performed or observed, then, without limiting the generality of the other provisions of this Agreement, and without waiving or releasing Borrower from any of its obligations hereunder, Lender shall have the right, but shall be under no obligation, to pay any sums and to perform any act or take any action as may be appropriate to cause all the terms, covenants and conditions of the Operating Lease on the part of Mortgage Borrower to be performed or observed to be promptly performed or observed on behalf of Operating Tenant, to the end that the rights of Mortgage Borrower in, to and under the Operating Lease shall be kept unimpaired and free from default. Lender and any person designated by Lender shall have, and are hereby granted, the right to enter upon the Property at any time and from time to time upon prior notice to Borrower and Mortgage Borrower and during business hours or such other reasonable times only, for the purpose of taking any such action. If the Operating Tenant under the Operating Lease shall deliver to Lender a copy of any notice sent to Mortgage Borrower of default under the Operating Lease, such notice shall constitute full protection to Lender for any action taken or omitted to be taken by Lender in good faith, in reliance thereon.

(b) Subject to the terms of the Mortgage Loan Agreement, Borrower and Operating Tenant hereby agree that any requirement of consent on behalf of Mortgage Borrower (as lessor) under the Operating Lease with respect to any proposed action thereunder shall also be subject to the prior written consent of Lender.

(c) Borrower shall, or shall cause Mortgage Borrower to, promptly notify Lender of the giving of any notice to Operating Tenant of any material default by Operating Tenant in the performance or observance of any of the terms, covenants or conditions of the Operating Lease on the part of Operating Tenant to be performed and observed and deliver to Lender a true copy of each such notice. In addition, notwithstanding anything contained herein to the contrary, Borrower shall not, and shall not permit or cause Mortgage Borrower to, without the prior written consent of Lender and, after the occurrence of a Securitization, delivery of a Rating Confirmation, (i) amend, modify or waive any provisions of the Operating Lease other than amendments, modifications, or waivers of ministerial terms that do not modify, amend or waive any material economic terms or any other material terms of the Operating Lease, (ii) exercise its right to consent to any assignment of the Operating Lease or sublet of the Property, or (iii) terminate, permit the termination of, or accept surrender of all or any portion of the space demised under the Operating Lease other than (A) a termination in connection with a release of an Individual Property or a substitution of a Substitution Property, pursuant to and as defined in Sections 2.5 and 2.6, respectively, hereof, and pursuant to the Mortgage Loan Agreement, or (B) a termination by Mortgage Borrower due to a payment default by the Operating Tenant under the Operating Lease. In the event that the Operating Lease has been terminated as permitted in this Section 5.1.24(c), Borrower shall not, and shall not permit or cause Mortgage Borrower to, enter into any new operating lease (a “Replacement Operating Lease”) unless (1) the new operating tenant is a single purpose bankruptcy remote entity satisfactory to Lender in its sole discretion, (2) the Property is managed by a Qualified Manager pursuant to the Management Agreement, (3) the terms and conditions of the new operating lease are satisfactory to Lender in all respects, and the rent payable thereunder is equal to at least the greater of the projected annual rent payable under the Operating Lease for the twelve (12) month period (A) commencing on the date hereof and (B) commencing on the date on which the Operating Lease is terminated, (4) the new operating lease is subordinate in all respects to the Lien of Security Instruments and the other Mortgage Loan Documents, without the benefit of non- disturbance, and the new operating tenant enters into a subordination agreement reasonably satisfactory to Lender, (5) the Franchise Agreement is in full force and effect, (6) Borrower delivers, or causes Mortgage Borrower to deliver, such other certificates, opinions (including, without limitation, an insolvency opinion (in form acceptable to Lender in its reasonable discretion and the Rating Agencies in their sole discretion) with respect to the new operating tenant), documents and instruments relating to the new operating lease reasonably required by Lender or the Rating Agencies, and all corporate and other proceedings and all other documents (including, without limitation, all documents referred to herein and not appearing as exhibits hereto) and all legal matters in connection with the new operating lease and new operating tenant shall be satisfactory in form and substance to Lender, and (7) after the occurrence of a Securitization, delivery of a Rating Confirmation.

(d) Except as may be permitted under the Operating Lease without the consent of Mortgage Borrower, the Operating Tenant shall not assign, sublet, convey, mortgage, pledge or otherwise encumber or transfer its leasehold interest in the Operating Lease without the prior written consent of Lender and, after the occurrence of an Securitization, the delivery of a Rating Confirmation. The Operating Partnership shall not assign, sublet, convey, mortgage, pledge or otherwise encumber or transfer its direct or indirect equity interest in the Operating Tenant.

5.1.25 Maintenance of Personal Property.

Except as otherwise provided in Section 22.2 of the Operating Lease with respect to the right to sell Personal Property to the Operating Tenant, and subject to the conditions set forth in Section 5.1.20 hereof, Borrower shall cause Mortgage Borrower to own, lease or license Personal Property (other than the Inventory), and shall cause Mortgage Borrower to cause the Operating Tenant or Manager to own Inventory, adequate to maintain and operate the Property as a hotel in accordance with the standards of this Agreement, the other Loan Documents, the Operating Lease, the Management Agreement, Replacement Management Agreement and the Franchise Agreement. Neither Mortgage Borrower, the Operating Tenant or Manager to lease, license, encumber or enter into any other financing arrangements with respect to any of the Personal Property or Inventory, as the case may be, other than as may expressly be permitted hereunder or under the other Loan Documents.

5.1.26 REIT Status.

The parties acknowledge that the REIT is a publicly traded corporation qualified as a real estate investment trust under the Internal Revenue Code (a “Real Estate Investment Trust”). Under the Internal Revenue Code rules and regulations relating to Real Estate Investment Trusts (the “REIT Rules”) and under Mortgage Borrower’s Organizational Documents, Borrower may not take or omit to take any action, or engage in any business or business transaction or relationship, that would or could result in the REIT being disqualified from treatment as a Real Estate Investment Trust. In order to comply with the REIT Rules and Mortgage Borrower’s Organizational Documents, Mortgage Borrower has entered into an Operating Lease with the Operating Tenant for the operation and maintenance of each of the Properties. Pursuant to such Operating Lease, Operating Tenant has the right to operate each respective Individual Property, and directly or indirectly collects all income from room rentals, credit card receipts, restaurant bars, recreational facilities and from other sources relating to the Property. Operating Tenant pays to Mortgage Borrower rent as more particularly described in the Operating Lease. The provisions of this Section shall not be construed to limit the provisions of this Agreement or any other Loan Document in any manner whatsoever.

5.1.27 O&M Program.

With respect to each Individual Property listed on Schedule VII hereof, Borrower shall cause Mortgage Borrower to have each such Individual Property tested for the presence of asbestos-containing materials (“ACMs”) by an assessment firm acceptable to Lender in all respects and if such assessment firm recommends remediation of any ACM present at such Individual Property, Borrower shall cause Mortgage Borrower to enter into a contract with a licensed industrial hygienist to develop a fully documented O&M Program which Borrower shall submit within ninety (90) days of the date hereof to Lender for its approval. Borrower further covenants and agrees to cause Mortgage Borrower to implement and follow the terms and conditions of such O&M Program during the term of the Loan, including any extension or renewal thereof. Lender’s requirement that Borrower cause Mortgage Borrower to develop and comply with the O&M Program shall not be deemed to constitute a waiver or modification of any of Borrower’s covenants and agreements with respect to Hazardous Materials or Environmental Laws.

5.1.28 Mortgage Loan Reserve Funds.

Borrower shall cause Mortgage Borrower to deposit and maintain each of the Mortgage Loan Reserve Funds as more particularly set forth in Article VII of the Mortgage Loan Agreement and to perform and comply with all the terms and provisions relating thereto.

5.1.29 Notices.

Borrower shall give notice, or cause notice to be given, to Lender promptly upon the occurrence of any Mortgage Loan Event of Default.

5.1.30 Special Distributions.

On each date on which amounts are required to be disbursed to Lender pursuant to Article 3 of the Mortgage Loan Agreement, Borrower shall exercise its rights under the Organizational Documents of each Mortgage Borrower to cause Mortgage Borrower to make to Borrower a distribution in an aggregate amount such that Lender shall receive the amount required to be disbursed pursuant to Article 3 of the Mortgage Loan Agreement.

5.1.31 Mortgage Borrower Covenants.

Borrower shall cause Mortgage Borrower to comply with all obligations with which Mortgage Borrower has covenanted to comply under the Mortgage Loan Agreement and all other Mortgage Loan Documents (including, without limitation, those certain covenants regarding the maintenance of the Mortgage Interest Rate Cap Agreement and affirmative and negative covenants set forth in the Mortgage Loan Agreement) whether the Mortgage Loan has been repaid or the related Mortgage Loan Document has been otherwise terminated, unless otherwise consented to in writing by Lender. Borrower shall cause Mortgage Borrower to promptly notify Lender of all notices of a material nature received by Mortgage Borrower under or in connection with the Mortgage Loan, including, without limitation, any notice by the Mortgage Lender to Mortgage Borrower of any default by Mortgage Borrower in the performance or observance of any of the terms, covenants or conditions of the Mortgage Loan Documents on the part of Mortgage Borrower to be performed or observed, and deliver to Lender a true copy of each such notice, together with any other material consents, material notices, material requests or other material written correspondence between Mortgage Borrower and Mortgage Lender with respect to any material matters.

Section 5.2 Negative Covenants.

From the date hereof until payment in full of the Debt or the earlier release in full of Lender’s Lien on the Collateral in accordance with the terms of this Agreement and the other Loan Documents, Borrower covenants and agrees with Lender that it will not do, directly or indirectly, any of the following:

5.2.1 Liens.

Borrower shall not permit or cause Mortgage Borrower to create, incur, assume or suffer to exist any Lien on any portion of any Individual Property or permit any such action to be taken, except for Permitted Encumbrances. After prior written notice to Lender, Borrower, at its own expense, may contest by appropriate legal proceedings, promptly initiated and conducted in good faith and with due diligence, any Environmental Lien or mechanics’, materialmen’s or contractors’ Lien and the amount or validity or application in whole or in part of any amounts due to such mechanics, materialmen or contractors, provided (i) no Event of Default has occurred and is continuing, (ii) such proceeding shall not violate the provisions of any other mortgage, deed of trust or deed to secure debt affecting the Individual Property, (iii) such proceeding shall be permitted under and be conducted in accordance with the provisions of the Operating Lease or of any other instrument to which Borrower is subject and shall not constitute a default thereunder, (iv) neither the Individual Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, cancelled or lost as a result of such proceeding, (v) Borrower shall have deposited with Lender adequate reserves for the payment of such amounts, together with all interest and penalties thereon, unless Borrower has paid all of such amounts under protest, and (vi) Borrower shall have furnished the security as may be required in such proceeding, to insure the payment of any amounts due, together with all interest and penalties thereon. Lender may apply any such reserves held by Lender at any time when the Individual Property (or part thereof or interest therein) shall be in danger of being sold, forfeited, terminated, cancelled or lost or there shall be an imminent danger of the Lien of the related Security Instrument being primed by any related Lien.

5.2.2 Dissolution.

Borrower shall not (a) engage in any dissolution, liquidation or consolidation or merger with or into any other business entity, (b) transfer, lease or sell, in one transaction or any combination of transactions, the assets or all or substantially all of the properties or assets of Borrower except to the extent expressly permitted by the Loan Documents, (c) except as expressly permitted under the Loan Documents, modify, amend, waive or terminate its Organizational Documents or its qualification and good standing in any jurisdiction or (d) cause the Principal or Mortgage Borrower to (i) dissolve, wind up or liquidate or take any action, or omit to take an action, as a result of which the Principal or Mortgage Borrower would be dissolved, wound up or liquidated in whole or in part, or (ii) except as expressly permitted under the Loan Documents, amend, modify, waive or terminate the certificate of incorporation, bylaws or similar Organizational Documents of the Principal or the Organizational Documents of Mortgage Borrower, in each case, without obtaining the prior written consent of Lender. Nothing contained in this Section 5.2.2 is intended to expand the rights of Borrower contained in Section 5.2.10 hereof.

5.2.3 Change In Business.

Borrower shall not enter into any line of business other than the ownership of the Collateral, or make any material change in the scope or nature of its business purposes, or undertake or participate in activities other than the continuance of its present business.

Borrower shall not permit or cause Mortgage Borrower to enter into any line of business other than the ownership and operation of the Properties (e.g. fitness center, spa facilities, or restaurant) or make any material change in the scope or nature of its business objectives, purposes or operations or undertake or participate in activities other than the continuance of its present business.

5.2.4 Debt Cancellation.

Borrower shall not cancel or otherwise forgive or release any material claim or debt (other than termination of Leases in accordance herewith) owed to Borrower by any Person, except for adequate consideration and in the ordinary course of Borrower’s business. In addition, Borrower shall not permit or cause Mortgage Borrower to cancel or otherwise forgive or release any material claim or debt (other than termination of Leases in accordance with the Mortgage Loan Agreement) owed to Mortgage Borrower by any Person, except for adequate consideration and in the ordinary course of Mortgage Borrower’s business.

5.2.5 Zoning.

Borrower shall not permit or cause Mortgage Borrower to initiate or consent to any zoning reclassification of any portion of any Individual Property or seek any variance under any existing zoning ordinance or use or permit the use of any portion of any Individual Property in any manner that could result in such use becoming a non-conforming use under any zoning ordinance or any other Applicable Law, without the prior written consent of Lender.

5.2.6 No Joint Assessment.

Borrower shall not cause or permit Mortgage Borrower to suffer, permit or initiate the joint assessment of any Individual Property with (a) any other real property constituting a tax lot separate from such Individual Property, or (b) any portion of such Individual Property which may be deemed to constitute personal property, or any other procedure whereby the Lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to such Individual Property.

5.2.7 Name, Identity, Structure, or Principal Place of Business.

Borrower shall not, and shall not permit any Loan Party to, change its name, identity (including its trade name or names), or principal place of business set forth in the introductory paragraph of this Agreement, without, in each case, first giving Lender thirty (30) days prior written notice. Borrower shall not change its corporate, partnership or other structure, or the place of its organization as set forth in Section 4.1.35, without, in each case, the consent of Lender, which consent shall not be unreasonably withheld. Upon Lender’s request, Borrower shall execute and deliver additional financing statements, security agreements and other instruments which may be necessary to effectively evidence or perfect Lender’s security interest in the Property as a result of such change of principal place of business or place of organization.

5.2.8 ERISA.

(a) During the term of the Loan or of any obligation or right hereunder, neither Borrower nor Operating Tenant nor any Loan Party shall be a Plan and none of the assets of Borrower or Operating Tenant or any Loan Party shall constitute Plan Assets.

(b) Borrower further covenants and agrees to deliver, and to cause Operating Tenant to deliver, to Lender such certifications or other evidence from time to time throughout the term of the Loan, as requested by Lender in its sole discretion, and represents and covenants that (A) neither Operating Tenant nor any Loan Party is, and neither Operating Tenant nor any Loan Party maintains, an “employee benefit plan” as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, or a “governmental plan” within the meaning of Section 3(32) of ERISA; (B) neither Operating Tenant nor any nor any Loan Party is subject to State statutes regulating investments and fiduciary obligations with respect to governmental plans; and (C) one or more of the following circumstances is true:

(i) Equity interests in Operating Tenant or such Loan Party are publicly offered securities, within the meaning of 29 C.F.R. §2510.3 101(b)(2);

(ii) Less than twenty-five percent (25%) of each outstanding class of equity interests in Operating Tenant or such Loan Party are held by “benefit plan investors” within the meaning of 29 C.F.R. §2510.3 101(f)(2); or

(iii) Operating Tenant or such Loan Party qualifies as an “operating company” or a “real estate operating company” within the meaning of 29 C.F.R. §2510.3-101(c) or (e).

5.2.9 Affiliate Transactions.

(a) Borrower shall not enter into, or be a party to, any transaction with an Affiliate of Borrower, Principal or any of the partners of Borrower or Principal except in the ordinary course of business and on terms no less favorable to Borrower or such Affiliate than would be obtained in a comparable arm’s-length transaction with an unrelated third party.

(b) Except in connection with payments made to Manager pursuant to and in accordance with the Subordination of Management Agreement, no Loan Party shall pay, or permit the payment of, development fees, management fees, brokerage or leasing fees or commissions or any other compensation of any form whatsoever to any Loan Party or any direct or indirect partner, member, shareholder or Affiliate thereof, or request disbursement of funds from Lender or Mortgage Lender for such purpose, without the prior written consent of Lender. Any contracts or agreements relating to the Property in any manner between or among any Loan Party and any other Loan Party or their respective direct or indirect partners, members, shareholders or Affiliates, including the Management Agreement and any other agreement specifically related to the Property, the Collateral or any Loan Party (collectively, the “Affiliate Agreements”) shall be made on an arm’s-length basis and shall be subject to the prior written approval of Lender; and the parties to each Affiliate Agreement shall acknowledge and agree that such agreement is terminable by Mortgage Borrower or Lender immediately upon notice, without the payment of any fee, penalty, premium or liability for future or accrued liabilities or obligations, if an Event of Default shall have occurred and be continuing. Following an Event of Default, if requested by Lender in writing, Borrower shall, or shall cause the applicable Loan Party to, terminate any existing Affiliate Agreement specified by Lender within five (5) days after delivery of Lender’s request without payment of any penalty, premium, termination fee or any other amount which might be due and payable under such Affiliate Agreement. If such Affiliate Agreement is not terminated in accordance with the immediately preceding sentence, Lender shall have the right, and Borrower hereby irrevocably authorizes Lender and irrevocably appoints Lender as Borrower’s attorney-in-fact coupled with an interest, at Lender’s sole option, to terminate such Affiliate Agreement on behalf of and in the name of the applicable Loan Party, and Borrower hereby releases and waives any claims against Lender arising out of Lender’s exercise of such authority. Upon request of Lender, Borrower shall provide Lender with a summary of the terms of, or copies of, such agreements.

5.2.10 Transfers.

(a) Borrower shall not sell, convey, mortgage, grant, bargain, encumber, pledge, assign, grant options with respect to, or otherwise transfer or dispose of (directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, and whether or not for consideration or of record) any Individual Property, the Collateral or any part thereof or any legal or beneficial interest therein or permit a Sale or Pledge of an interest in any Restricted Party (collectively, a “Transfer”), other than Permitted Encumbrances, pursuant to pledges under the Mezzanine Loan, Leases of space in the Improvements to tenants in accordance with the provisions of Section 5.1.17 hereof or a release or substitution of an Individual Property in accordance with the provisions of Section 2.5 or 2.6 hereof, without (i) the prior written consent of Lender and (ii) if a Securitization has occurred, delivery to Lender of a Rating Confirmation.

(b) A Transfer shall include, but not be limited to: (i) an installment sales agreement wherein Borrower agrees to sell one or more Individual Properties, the Collateral or any part thereof for a price to be paid in installments; (ii) except as specifically permitted hereunder, an agreement by Mortgage Borrower leasing all or a substantial part of any Individual Property for other than actual occupancy by a space tenant thereunder or a sale, assignment or other transfer of, or the grant of a security interest in, Mortgage Borrower’s right, title and interest in and to any Leases or any Rents; (iii) if a Restricted Party is a corporation, any merger, consolidation or Sale or Pledge of such corporation’s stock or the creation or issuance of new stock; (iv) if a Restricted Party is a limited or general partnership or joint venture, any merger or consolidation or the change, removal, resignation or addition of a general partner or the Sale or Pledge of the partnership interest of any general partner or any profits or proceeds relating to such partnership interest, or the Sale or Pledge of limited partnership interests or any profits or proceeds relating to such limited partnership interests or the creation or issuance of new limited partnership interests; (v) if a Restricted Party is a limited liability company, any merger or consolidation or the change, removal, resignation or addition of a managing member or non-member manager (or if no managing member, any member) or the Sale or Pledge of the membership interest of a managing member (or if no managing member, any member) or any profits or proceeds relating to such membership interest, or the Sale or Pledge of non-managing membership interests or the creation or issuance of new non-managing membership interests; (vi) if a Restricted Party is a trust or nominee trust, any merger, consolidation or the Sale or Pledge of the legal or beneficial interest in a Restricted Party or the creation or issuance of new legal or beneficial interests; or (vii) the removal or the resignation of the Manager (including, without limitation, an Affiliated Manager) other than in accordance with the Mortgage Loan Agreement and Section 5.1.18 hereof, or (viii) any deed-in-lieu or consensual foreclosure relating to any Individual Property with or for the benefit of Mortgage Lender or any Affiliate thereof.

(c) Notwithstanding the provisions of Sections 5.2.10(a) and (b), the following transfers shall not be deemed to be a Transfer: (i) a transfer by devise or descent or by operation of law upon the death of a member, partner or shareholder of a Restricted Party (other than Mortgage Borrower or Borrower) or a Restricted Party (other than Mortgage Borrower or Borrower) itself; (ii) the Sale or Pledge, in one or a series of transactions, of not more than forty-nine percent (49%) of the stock in a Restricted Party other than Mortgage Borrower or Borrower; provided, however, no such transfers shall result in the change of voting control in the Restricted Party, and as a condition to each such transfer, Lender shall receive not less than thirty (30) days prior written notice of such proposed transfer and the identity of the proposed transferee; (iii) the Sale or Pledge, in one or a series of transactions, of not more than forty-nine percent (49%) of the limited partnership interests or non-managing membership interests (as the case may be) in a Restricted Party other than Mortgage Borrower or Borrower; provided, however, as a condition to each such transfer, Lender shall receive not less than thirty (30) days prior written notice of such proposed transfer; (iv) the pledge of any interest in Borrower in connection with the Mezzanine Loan and the exercise of any rights or remedies Mezzanine Lender may have under the Mezzanine Loan Documents, as applicable; and (v) the sale, transfer or issuance of shares of stock in the REIT provided such shares of stock are listed on the New York Stock Exchange or such other nationally recognized stock exchange and provided the REIT complies with the provisions of Section 5.3 hereof.

(d) Notwithstanding anything to the contrary contained in this Section 5.2.10, the REIT must continue to be the sole general partner of, and control, the Operating Partnership and the Operating Partnership must continue to control Mortgage Borrower and own, directly or indirectly, at least a 100% interest in Mortgage Borrower.

(e) Lender shall not be required to demonstrate any actual impairment of its security or any increased risk of default hereunder in order to declare the Debt immediately due and payable upon a Transfer in violation of this Section 5.2.10. This provision shall apply to every Transfer regardless of whether voluntary or not, or whether or not Lender has consented to any previous Transfer. Notwithstanding anything to the contrary contained in this Section 5.2.10, (a) no transfer (whether or not such transfer shall constitute a Transfer) shall be made to any Prohibited Person, (b) in the event of any transfer (whether or not such transfer shall constitute a Transfer, other than transfers of shares of stock in the REIT, provided that such shares of stock are listed on the New York Stock Exchange or such other nationally recognized stock exchange and provided the REIT complies with the requirements of Section 5.3 hereof), results in any Person and its Affiliates owning in excess of ten percent (10%) of the ownership interest in a Restricted Party Borrower shall provide to Lender, not less than thirty (30) days prior to such transfer, the name and identity of each proposed transferee, together with the names of its controlling principals, the social security number or employee identification number of such transferee and controlling principals, and such transferee’s and controlling principal’s home address or principal place of business, and home or business telephone number, and (c) in the event any transfer (whether or not such transfer shall constitute a Transfer), results in any Person and its Affiliates owning in excess of forty-nine percent (49%) of the ownership interest in a Restricted Party, Borrower shall, prior to such transfer, deliver an updated Insolvency Opinion to Lender, which opinion shall be in form, scope and substance acceptable in all respects to Lender and the Rating Agencies.

(f) Notwithstanding the foregoing, Borrower shall have the right to permit or cause Mortgage Borrower to transfer Personal Property to the Operating Tenant pursuant to Section 22.2 of the Operating Lease provided that (i) Borrower delivers to Lender an Officer’s Certificate certifying that the FF&E Limitation has been exceeded, (ii) the purchase price and value of the Personal Property transferred shall be the minimum amount necessary to comply with the FF&E Limitation, (iii) the Operating Tenant shall confirm that the Personal Property transferred to it is subject to the Operating Lease Security Agreement, (v) Borrower shall cause Mortgage Borrower to assign and pledge any FF&E Note and related security agreement and security interest to Mortgage Lender as additional security for the Debt and take all action as may be necessary to effect and perfect such assignment and security interest.

(g) Borrower may, without Lender’s consent, permit or cause Mortgage Borrower to grant easements, restrictions, covenants, reservations and rights of way in the ordinary course of business for access, water and sewer lines, telephone and telegraph lines, electric lines or other utilities or for other similar purposes or other purposes (which may include amendments to existing reciprocal easement agreements), provided that no such encumbrance or amendment set forth in this Section 5.2.10(g) shall materially impair the utility, operation and use of the applicable Individual Property or otherwise have a material adverse effect on the value of the Individual Property or on the financial condition or business of Borrower. In connection with any such grant permitted pursuant to this Section 5.2.10(g), Borrower shall cause Mortgage Borrower to deliver to Lender (a) twenty (20) days prior written notice thereof; (b) a copy of the instrument or instruments of such grant; (c) an Officer’s Certificate stating that such grant does not materially impair the utility, operation and use of the Property or have a material adverse effect on the value of the Property or the financial condition or business of Borrower, Mortgage Borrower or the condition or ownership of the Property; (d) copies of all documents and deliveries required under of the Mortgage Loan Agreement with respect to such grants, and (e) reimbursement of all of Lender’s reasonable out-of-pocket costs and expenses incurred in connection with such grant.

(h) Notwithstanding the foregoing, Lender’s consent shall not be required in connection with Mortgage Borrower entering into any Permitted Equipment Financing arrangements, provided Lender has received prior written notification of Mortgage Borrower’s intent to enter into such Permitted Equipment Financing.

5.2.11 Limitation on Securities Issuances.

Borrower shall not issue any limited liability company interests or other securities other than those that have been issued as of the date hereof.

5.2.12 Distributions.

(a) Any and all dividends, including capital dividends, stock or liquidating dividends, distributions of property, redemptions or other distributions made by Mortgage Borrower on or in respect of any interests in Mortgage Borrower, and any and all cash and other property received in payment of the principal of or in redemption of or in exchange for any such interests (collectively, the “Distributions”), shall become part of the Collateral. Notwithstanding the foregoing, Lender expressly agrees that Borrower shall be permitted to distribute to its direct equity holders any Distributions Borrower receives only upon the express condition that no Event of Default has occurred and is continuing under the Loan.

(b) If any Distributions shall be received by Borrower or any Affiliate of Borrower after the occurrence and during the continuance of an Event of Default, Borrower shall hold, or shall cause the same to be held, in trust for the benefit of Lender. Any and all revenue derived from the Properties paid directly by tenants, subtenants or occupants of the Properties shall be held and applied in accordance with the terms and provisions of the Mortgage Loan Agreement.

5.2.13 Refinancing or Prepayment of the Mortgage Loan.

Neither Borrower nor Mortgage Borrower shall be required to obtain the consent of Lender to refinance the Mortgage Loan, provided that the Loan shall have been (or shall simultaneously be) paid in full in accordance with the terms of this Agreement (including any prepayment premiums and other amounts due and payable to Lender under the Loan Documents). Borrower shall cause Mortgage Borrower to obtain the prior written consent of Lender to enter into any other refinancing of the Mortgage Loan.

5.2.14 Acquisition of the Mortgage Loan.

(a) No Loan Party, Guarantor or any Affiliate of any of them or any Person acting at any such Person’s request or direction, shall acquire or agree to acquire the lender’s interest in the Mortgage Loan, or any portion thereof or any interest therein, or any direct or indirect ownership interest in the holder of the Mortgage Loan, via purchase, transfer, exchange or otherwise, and any breach or attempted breach of this provision shall constitute an Event of Default hereunder. If, solely by operation of applicable subrogation law, Borrower shall have failed to comply with the foregoing, then Borrower: (i) shall promptly notify Lender of such failure; (ii) shall cause any and all such prohibited parties acquiring any interest in the Mortgage Loan Documents: (A) not to enforce the Mortgage Loan Documents; and (B) upon the request of Lender, to the extent any of such prohibited parties has or have the power or authority to do so, to promptly: (1) cancel the promissory note evidencing the Mortgage Loan, (2) reconvey and release the Lien securing the Mortgage Loan and any other collateral under the Mortgage Loan Documents, and (3) discontinue and terminate any enforcement proceeding(s) under the Mortgage Loan Documents.

(b) Lender shall have the right at any time to acquire all or any portion of the Mortgage Loan or any interest in any holder of, or participant in, the Mortgage Loan without notice or consent of Borrower or any other Loan Party, in which event Lender shall have and may exercise all rights of Mortgage Lender thereunder (to the extent of its interest), including the right (i) to declare that the Mortgage Loan is in default and (ii) to accelerate the Mortgage Loan indebtedness, in accordance with the terms thereof and (iii) to pursue all remedies against any obligor under the Mortgage Loan Documents. In addition, Borrower hereby expressly agrees that any claims, counterclaims, defenses, offsets, deductions or reductions of any kind which Mortgage Borrower or any other Person may have against Mortgage Lender relating to or arising out of the Mortgage Loan shall be the personal obligation of Mortgage Lender, and in no event shall Mortgage Borrower be entitled to bring, pursue or raise any such claims, counterclaims, defenses, offsets, deductions or reductions against Lender or any Affiliate of Lender or any other Person as the successor holder of the Mortgage Loan or any interest therein, provided that Mortgage Borrower may seek specific performance of its contractual rights under the Mortgage Loan Documents.

5.2.15 Material Agreements.

(a) Borrower shall not, and shall not permit any Loan Party to, enter into any Material Agreement without the consent of Lender not to be unreasonably withheld or delayed. Lender may condition its consent upon Mortgage Borrower also obtaining the consent of the Senior Lender, if applicable. Upon the request of Lender with respect to Material Agreements, Borrower shall use its commercially reasonable efforts, or shall use its commercially reasonable efforts to cause the applicable Loan Party to, deliver to Lender a recognition agreement from such service or material provider in form and substance reasonably satisfactory to Lender, among other things, providing for such Person’s continued performance should Lender become the owner of the Collateral.

(b) Except as specifically set forth herein, Borrower will not, and will not permit or cause any Loan Party to, amend, modify, supplement, rescind or terminate any Material Agreement, without Lender’s approval, which such approval shall not be unreasonably withheld or delayed, including the identity of the party to perform services under such agreement.

(c) Borrower shall and shall cause each Loan Party, as applicable, to observe and perform, in all material respects, each and every material term to be observed or performed by such Loan Party under the Material Agreements (except for termination of such Material Agreement which shall require Lender’s prior written approval as provided in Section 5.2.15(b) hereof).

5.2.16 Permitted Transfer.

(a) Notwithstanding anything to the contrary contained in Section 5.2.10 hereof, in the event that Mortgage Borrower is permitted to transfer all of the Properties pursuant to Section 5.2.11 of the Mortgage Loan Agreement, Lender shall not unreasonably withhold its consent to a one-time sale, assignment, or other transfer of all of the Properties to a Permitted Transferee, provided that (x) Lender receives thirty (30) Business Days’ prior written notice of such transfer, (y) no Event of Default has occurred and is continuing under this Agreement, the Pledge Agreement, the Note or the other Loan Documents and (z) upon the satisfaction of such conditions as may be imposed by Lender, which may include, but shall not be limited to, the following matters:

(i) Borrower or such Permitted Transferee shall pay any and all reasonable out-of-pocket costs incurred in connection with the transfer (including, without limitation, Lender’s reasonable counsel fees and disbursements and all recording fees, title insurance premiums and mortgage and intangible taxes);

(ii) Borrower shall cause Mortgage Borrower to satisfy the conditions set forth in Section 5.2.11 of the Mortgage Loan Agreement to the reasonable satisfaction of Lender (it being agreed that Lender shall have the same rights to approve such transfer as the Mortgage Lender has);

(iii) Borrower shall cause the transferee of the Properties to create a new parent company special purpose entity satisfying all of the requirements of Section 4.1.36 hereof which shall assume all of the obligations of the Borrower under the Loan (“New Borrower”), and shall own directly all of the Ownership Interests in the Permitted Transferee and, if the Permitted Transferee has a Principal, shall own directly all of the Ownership Interests in the Principal; the New Borrower shall be wholly owned and controlled directly by a Qualified Transferee and, if New Borrower has a Principal, such Principal shall be wholly owned and controlled directly by such Qualified Transferee, and, in addition, Lender shall be reasonably satisfied that such Qualified Transferee (1) is generally creditworthy and reputable, (2) is free from any pending or existing bankruptcy, reorganization or insolvency proceedings in which such party is the debtor, (3) is not, at the time of transfer or in the past, a litigant, plaintiff or defendant in any suit brought against or by Lender, (4) has not been found by a court of competent jurisdiction to have committed a crime, fraud or similar malfeasance, (5) has not been indicted for any crime, and (6) has experience and a track record in owning and operating facilities similar to the Property, in each such case of clauses (1) through (5) above, as reasonably determined by Lender based on a Lexis/Nexis or similar background search of each such Person and its Affiliates;

(iv) Borrower shall cause the New Borrower to execute and deliver a pledge agreement in substantially the same form as the Pledge Agreement in respect of the direct Ownership Interests in the New Borrower and Principal, if applicable (such interests shall otherwise comply with the requirements of the Loan Documents and be substantially identical in structure, form and substance as the Collateral delivered at closing of the Loan);

(v) Borrower shall cause the New Borrower to assume all of the obligations of Borrower arising from and after the transfer of the Note, this Agreement and the other Loan Documents in a manner reasonably satisfactory to Lender in all respects, including, without limitation, by entering into an assumption agreement (the “Assumption Agreement”) in form and substance reasonably satisfactory to Lender and delivering such legal opinions as Lender may reasonably require;

(vi) The Qualified Transferee that owns and controls the Permitted Transferee or another entity satisfactory to Lender and the Rating Agencies (the “New Guarantor”) shall execute and deliver a Guaranty and an Environmental Indemnity in the same form and substance as the Guaranty and the Environmental Indemnity delivered in connection with the execution of this Agreement and otherwise reasonably satisfactory to Lender;

(vii) The New Borrower, the New Borrower’s Principal, if applicable, and the New Guarantor shall deliver all organizational documentation, which documentation shall be reasonably satisfactory to Lender, and shall deliver an opinion of counsel of the New Borrower covering the Assumption Agreement and any other documents executed by the New Borrower and the New Guarantor in connection therewith in form and substance similar to the due execution, delivery and enforcement opinions delivered by counsel to Borrower in connection with the execution of this Agreement;

(viii) The New Borrower shall deliver certificates and enter into agreements and covenants, or cause each of its Principals to deliver certificates and enter into agreements and covenants, which certificates, agreements and covenants shall be similar in nature to those delivered, executed or made by Borrower or Principal in connection with the execution of this Agreement relating to the single purpose, bankruptcy remote nature of the New Borrower and its Principals and the sufficient independence of the New Borrower and its managing principals to make the substantive consolidation of the bankruptcy of such parties unlikely, and the Permitted Transferee shall deliver opinions of counsel with respect to the foregoing rendered by an independent law firm reasonably satisfactory to Lender or (if a Securitization shall have occurred) the Rating Agencies;

(ix) The Properties shall be managed by a Qualified Manager pursuant to a Replacement Management Agreement following such transfer;

(x) The Properties shall be operated as first class full service hotels pursuant to Franchise Agreements or Replacement Franchise Agreements with a Qualified Franchisor;

(xi) The Operating Leases shall have been terminated;

(xii) Lender shall receive evidence of insurance policies in the name of the Permitted Transferee and otherwise in compliance with the terms of this Agreement;

(xiii) If a Securitization shall have occurred, Borrower or the New Borrower shall deliver to Lender a Rating Confirmation;

(xiv) Borrower shall cause the New Borrower and the New Borrower’s Principal, if applicable, to authorize Lender to file such UCC Financing Statements required by Lender with respect to the substitute Collateral;

(xv) Borrower shall deliver, at its sole cost and expense, a UCC Insurance Policy insuring the new pledge agreement as a valid first lien on the Ownership Interest pledged thereunder and substantially identical to the UCC Insurance Policy delivered at the closing of the Loan;

(xvi) The Permitted Transferee shall receive an Owner’s Title Policy reasonably acceptable to Lender;

(xvii) Borrower shall cause the New Borrower to execute and deliver such other replacement loan and closing documents in substantially the same forms as the Loan Documents and such other closing documents as reasonably requested by Lender; and

(xviii) If the Mortgage Loan is outstanding, Lender shall have received written confirmation from Mortgage Lender that Mortgage Borrower has complied with all of the requirements of the Mortgage Loan Documents with respect to a transfer of all of the Properties.

Section 5.3 REIT.

The REIT shall cause its issued and outstanding shares of stock to be listed for public trading on the New York Stock Exchange or such other nationally recognized stock exchange throughout the term of the Loan.

VI. INSURANCE; CASUALTY; CONDEMNATION

Section 6.1 Insurance.

(a) Borrower shall cause Mortgage Borrower to maintain at all times during the term of the Loan the insurance required under Section 6.1 of the Mortgage Loan Agreement, including, without limitation, meeting all insurer requirements thereunder. In addition, Borrower shall cause Lender to be named as an additional named insured under each of the insurance policies described in Section 6.1(a)(ii), (iii), (v), (ix), (xi) and (xii) of the Mortgage Loan Agreement as their interests may appear. In addition, Borrower shall cause Lender to be named as a named insured together with Mortgage Lender, as their interest may appear, under the insurance policies required under Section 6.1(a)(i), (iv), (vi), (vii), (viii) and (x) of the Mortgage Loan Agreement. Borrower shall also cause all insurance policies required under this Section 6.1 to provide for at least thirty (30) days prior notice to Lender in the event of policy cancellation or material changes. Not less than thirty (30) days prior to the expiration dates of the Policies (as such term is defined in the Security Instruments) theretofore furnished to Lender pursuant to the terms hereof, certified copies of the Policies marked “premium paid” or accompanied by evidence satisfactory to Lender of payment of the premiums due thereunder shall be delivered by Borrower to Lender; provided, however, that in the case of renewal Policies, Borrower may furnish Lender with binders therefor to be followed by the original Policies when issued.

(b) If at any time Lender is not in receipt of written evidence that all insurance required hereunder is in full force and effect, Lender shall have the right, without notice to Borrower (but subject to the last sentence of this Section 6.1(b)), to take such action, not otherwise prohibited under the Mortgage Loan Documents, as Lender reasonably deems necessary to protect its interest in the Collateral, including, without limitation, the obtaining of such insurance coverage as Lender in its sole discretion deems appropriate, and all expenses incurred by Lender in connection with such action or in obtaining such insurance and keeping it in effect shall be paid by Borrower to Lender upon demand and until paid shall be secured by the Pledge Agreement and shall bear interest at the Default Rate. Lender shall use commercially reasonable efforts to give Borrower simultaneous notice of any action taken by Lender pursuant to this Section 6.1(b); provided, however, that if Lender fails to deliver such notice, its rights and remedies under this Agreement shall not be impaired.

(c) For purposes of this Agreement, Lender shall have the same approval rights over the insurance referred to above (including, without limitation, the insurers, deductibles and coverages thereunder, as well as the right to require other reasonable insurance pursuant to Section 6.1(a)(xii) of the Mortgage Loan Agreement) as are provided in favor of the Mortgage Lender in the Mortgage Loan Agreement. All liability insurance provided for in the Mortgage Loan Agreement shall provide insurance with respect to the liabilities of both the Mortgage Borrower and the Borrower. The insurance policies delivered pursuant to the Mortgage Loan Agreement shall include endorsements of the type described in Section 6.1(e) thereof, but pursuant to which Lender shall have the same rights as the Mortgage Lender as referred to in such Section 6.1(e).

(d) In the event that the Mortgage Loan has been paid in full, except upon the occurrence and continuance of an Event of Default, Borrower shall permit Mortgage Borrower to settle any insurance or condemnation claims with respect to the insurance proceeds or condemnation awards which in the aggregate are less than or equal to the Threshold Amount (as defined in the Security Instruments) for the applicable Individual Property. Lender shall have the right to participate in and reasonably approve any settlement for insurance or condemnation claims with respect to the insurance proceeds or condemnation awards which in the aggregate are equal to or greater than the Threshold Amount for the applicable Individual Property. If an Event of Default shall have occurred and be continuing, Borrower hereby irrevocably empowers Lender, in the name of Mortgage Borrower as its true and lawful attorney-in-fact.

Section 6.2 Casualty.

If an Individual Property shall sustain a Casualty, Borrower shall cause Mortgage Borrower to give prompt notice of such Casualty to Lender and, shall cause Mortgage Borrower to promptly commence and diligently prosecute to completion of the repair and restoration of such Individual Property as nearly as possible to the condition such Individual Property was in immediately prior to such Casualty, with such alterations as may be reasonably approved by Lender except as permitted by and otherwise in accordance with Section 6.4 of the Mortgage Loan Agreement. Borrower shall cause Mortgage Borrower to pay all costs of such Restoration whether or not such costs are covered by insurance, provided, however, that any Insurance Proceeds received by Lender in respect of such damage or destruction shall be made available to pay the costs of such Restoration at the time or times, and subject to satisfaction of the applicable conditions precedent, specified in Section 6.4 of the Mortgage Agreement.

Section 6.3 Condemnation.

Borrower shall cause Mortgage Borrower to give Lender prompt notice of any actual or threatened in writing Condemnation by any Governmental Authority of all or any part of any Individual Property and shall cause Mortgage Borrower to deliver to Lender a copy of any and all papers served in connection with such proceedings. Lender may participate in any such proceedings, and Borrower shall from time to time cause Mortgage Borrower to deliver to Lender all instruments requested by Lender to permit such participation. Borrower shall, at its expense, cause Mortgage Borrower to diligently prosecute any such proceedings, and shall consult with Lender, its attorneys and experts, and cooperate with them in the carrying on or defense of any such proceedings. Notwithstanding any Condemnation, Borrower shall continue to pay the Debt at the time and in the manner provided for its payment in the Note and in this Agreement.

Section 6.4 Restoration.

(a) Borrower shall, or shall cause Mortgage Borrower to, deliver to Lender all reports, plans, specifications, documents and other materials that are delivered to Mortgage Lender under Section 6.4 of the Mortgage Loan Agreement in connection with a restoration of the Property after a Casualty or Condemnation. If any insurance proceeds or condemnation awards are to be disbursed by Mortgage Lender for restoration, Borrower shall deliver or cause to be delivered to Lender copies of all material written correspondence delivered to and received from Mortgage Lender that relates to the restoration and release of the insurance proceeds or condemnation awards.

(b) Notwithstanding any provision in this Agreement to the contrary, all insurance proceeds and condemnation award will be made available to Mortgage Borrower in accordance with the Mortgage Loan Agreement. In the event the Mortgage Loan has been paid in full and Lender receives any insurance proceeds or condemnation award, Lender shall either apply such proceeds to the Debt or for the restoration of the applicable Individual Property in accordance with the same terms and conditions contained in Section 6.4 of the Mortgage Loan Agreement.

Section 6.5 Rights of Lender.

For purposes of this Article 6, Borrower shall obtain the approval of Lender for each matter requiring the approval of Mortgage Lender under the provisions of Sections 6.4 of the Mortgage Loan Agreement, with each reference in any such provisions to the “Loan” to include the Mortgage Loan and the Loan, and the reference in any such provisions to the “Maturity Date” to mean the Maturity Date, as defined herein. If the Mortgage Lender does not require the deposit by the Mortgage Borrower of the “Proceeds Deficiency” pursuant to Section 6.4(b)(vii) of the Mortgage Loan Agreement, Lender shall have the right to demand that Borrower make a deposit of said “Proceeds Deficiency” in accordance with the terms of such Section (as if each reference therein to “Borrower” and “Lender” referred to Borrower and Lender, respectively).

VII. RESERVE FUNDS

Section 7.1 Required Repair Funds.

(a) Borrower shall, or shall cause Mortgage Borrower to, perform the Required Repairs in accordance with all of the terms and conditions set forth in Section 7.1 of the Mortgage Loan Agreement.

(b) In the event (i) Mortgage Lender waives the requirement of Mortgage Borrower to maintain a Required Repair Escrow Fund (or to make deposits therein) pursuant to the terms of Section 7.1 of the Mortgage Loan Agreement or (ii) the Mortgage Loan has been repaid in full, Lender shall have the right to require Borrower to establish and maintain an escrow that would operate in the same way as the Required Repair Escrow Fund described in Section 7.1 of the Mortgage Loan Agreement.

Section 7.2 Tax and Insurance Escrow Fund.

(a) Borrower shall cause Mortgage Borrower to comply with all of the terms and conditions set forth in Section 7.2 of the Mortgage Loan Agreement.

(b) In the event (i) Mortgage Lender waives the requirement of Mortgage Borrower to maintain a Tax and Insurance Escrow Fund (or to make deposits therein) pursuant to the terms of Section 7.2 of the Mortgage Loan Agreement or (ii) the Mortgage Loan has been repaid in full, Lender shall have the right to require Borrower to establish and maintain an escrow that would operate in the same way as the Tax and Insurance Escrow Fund described in Section 7.2 of the Mortgage Loan Agreement.

Section 7.3 Replacements and Replacement Reserve.

(a) Borrower shall cause Mortgage Borrower to comply with all of the terms and conditions set forth in Section 7.3 of the Mortgage Loan Agreement.

(b) In the event (i) Mortgage Lender waives the requirement of Mortgage Borrower to maintain any Replacement Reserve Fund (or to make deposits therein) pursuant to the terms of Section 7.3 of the Mortgage Loan Agreement or (ii) the Mortgage Loan has been repaid in full, Lender shall have the right to require Borrower to establish and maintain an escrow that would operate in the same way as the applicable Replacement Reserve Fund described in Section 7.3 of the Mortgage Loan Agreement.

Section 7.4 Intentionally Deleted.

Section 7.5 Intentionally Deleted.

Section 7.6 Ground Lease Escrow Fund.

(a) Borrower shall cause Mortgage Borrower to comply with all of the terms and conditions set forth in Section 7.6 of the Mortgage Loan Agreement.

(b) In the event (i) Mortgage Lender waives the requirement of Mortgage Borrower to maintain the Ground Lease Reserve Fund (or to make deposits therein) pursuant to the terms of Section 7.6 of the Mortgage Loan Agreement or (ii) the Mortgage Loan has been repaid in full, Lender shall have the right to require Borrower to establish and maintain an escrow that would operate in the same way as the Ground Lease Reserve Fund described in Section 7.6 of the Mortgage Loan Agreement.

Section 7.7 Reserve Funds, Generally.

(a) In the event that Mortgage Borrower is no longer required to deposit the Reserve Funds and/or maintain the Accounts required under and pursuant to the Mortgage Loan Agreement, Borrower and Lender shall promptly enter into a property Account agreement substantially in the same forms as the Property Account Agreement, for the benefit of Lender, or agree to modify any Property Account and/or lockbox agreement with Lender existing at such time, for the purpose of covering deposits to the required reserve accounts substantially similar to the Article 3 of the Mortgage Loan Agreement.

(b) In the event that Lender requires the Account to be maintained pursuant to this Article 7, (i) Lender agrees that it will have the same rights and obligations with respect to such Accounts that Mortgage Lender would have with the corresponding Mortgage Reserve Account pursuant to the Mortgage Loan Agreement and (ii) such Accounts shall be maintained, held, applied and disbursed on substantially the same terms and conditions applicable to the corresponding Mortgage Reserve Account.

VIII. DEFAULTS

Section 8.1 Event of Default.

(a) Each of the following events shall constitute an event of default hereunder (an “Event of Default”):

(i) if (i) Borrower shall fail to make any payment of interest or principal or default interest required hereunder or the monthly escrow or reserve deposits required hereunder or under the other Loan Documents, and such failure shall continue for more than three (3) days from the date such payment was due, (ii) the late charges required under Section 2.2.6 hereof are not paid when due or (iii) any portion of the Debt is not paid on the Maturity Date;

(ii) if any of the Taxes or Other Charges are not paid on or before the date that they shall become delinquent, subject to Borrower’s right to contest Taxes in accordance with Section 5.1.2 hereof, except to the extent sums sufficient to pay such Taxes and Other Charges have been deposited with Mortgage Lender in accordance with the terms of the Mortgage Loan Agreement or with Lender in accordance with Article 3 hereof;

(iii) if the Policies are not kept in full force and effect;

(iv) if Borrower transfers or encumbers any portion of any of the Collateral in violation of the provisions hereof or the Pledge Agreement or if any Transfer prohibited under Section 5.2.10 occurs;

(v) if any representation or warranty made by Borrower, Principal, or Guarantor herein or in any other Loan Document, or in any report, certificate, financial statement or other instrument, agreement or document furnished to Lender shall have been false or misleading in any material respect as of the date the representation or warranty was made;

(vi) if Borrower, Mortgage Borrower, Principal, or Guarantor shall make an assignment for the benefit of creditors;

(vii) if a receiver, liquidator or trustee shall be appointed for Borrower, Mortgage Borrower, Principal, Guarantor or any other Guarantor under any guarantee issued in connection with the Loan or if Borrower, Mortgage Borrower, Principal, Guarantor or such other Guarantor shall be adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to the Bankruptcy Code, or any similar federal or State law, shall be filed by or against, consented to, or acquiesced in by, Borrower, Mortgage Borrower, Principal, Guarantor or such other Guarantor, or if any proceeding for the dissolution or liquidation of Borrower, Mortgage Borrower, Principal, Guarantor or such other Guarantor shall be instituted; provided, however, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by Borrower, Mortgage Borrower, Principal, Guarantor or such other Guarantor, upon the same not being discharged, stayed or dismissed within sixty (60) days;

(viii) if Borrower assigns its rights under this Agreement or any of the other Loan Documents or any interest herein or therein in contravention of the Loan Documents;

(ix) if Borrower breaches any of its respective negative covenants contained in Section 5.2.2, 5.2.3, 5.2.4, 5.2.7 or 5.2.8 hereof;

(x) if a material default has occurred and continues beyond any applicable cure period under the Management Agreement (or any Replacement Management Agreement) if such default permits the Manager thereunder to terminate or cancel the Management Agreement (or any Replacement Management Agreement);

(xi) if Borrower or Principal violates or does not comply with any of the provisions of Section 4.1.36 hereof in any material respect;

(xii) if the Collateral becomes subject to any Lien (other than Liens created by the Loan Documents) and, subject to Section 5.2.1 hereof, the Lien shall remain undischarged of record (by payment, bonding or otherwise) for a period of sixty (60) days;

(xiii) if any Individual Property becomes subject to any mechanic’s, materialman’s or other Lien other than a Lien for local real estate taxes and assessments not then due and payable and, subject to Section 5.2.1 hereof, such Lien shall remain undischarged of record (by payment, bonding or otherwise) for a period of sixty (60) days;

(xiv) if any federal tax Lien or state or local income tax Lien is filed against Borrower, Mortgage Borrower, Principal, any Guarantor, any Individual Property or any Collateral and, subject to Section 5.1.2 hereof, the same is not discharged of record within thirty (30) days after same is filed;

(xv) (A) Borrower is a Plan or its assets constitute Plan Assets; or (B) Borrower consummates a transaction which would cause the Pledge Agreement or Lender’s exercise of its rights under the Pledge Agreement, the Note, this Agreement or the other Loan Documents to constitute a nonexempt prohibited transaction under ERISA or result in a violation of a State statute regulating governmental plans, subjecting Lender to liability for a violation of ERISA, the Code, a State statute or other similar law;

(xvi) if any default occurs under any guaranty or indemnity executed in connection herewith (including, without limitation, the Guaranty and the Environmental Indemnity) and such default continues after the expiration of applicable grace periods, if any;

(xvii) if Borrower shall be in default beyond applicable notice and grace periods under any pledge agreement or other security agreement covering any part of any portion of the Collateral whether it be superior or junior in lien to the Pledge Agreement;

(xviii) if the Interest Rate Cap Agreement is required to be delivered pursuant to Section 2.4 hereof and (i) Borrower fails to deliver the Interest Rate

Cap Agreement and the related Assignment of Interest Rate Cap Agreement in accordance with the terms of Section 2.4 hereof, (ii) the Interest Rate Cap Agreement is terminated for any reason by Borrower or the Counterparty, or (iii) the Counterparty defaults in the performance of its monetary obligations under the Interest Rate Cap Agreement or (iv) the rating of the Counterparty is subject to any downgrade, withdrawal or qualification by an Rating Agency, and Borrower does not within thirty (30) Business Days (A) replace the Interest Rate Cap Agreement with a Replacement Interest Rate Cap Agreement in accordance with Section 2.4 hereof, and (B) deliver to Lender, in form and substance reasonably satisfactory to Lender (x) an Assignment of Interest Rate Cap (y) a recognition letter from the Counterparty thereto acknowledging the assignment of the Replacement Interest Rate Cap Agreement and (z) any other opinions or documents required pursuant to Section 2.4 hereof;

(xix) with respect to any term, covenant or provision set forth herein which specifically contains a notice requirement or grace period, if Borrower shall be in default under such term, covenant or condition after the giving of such notice or the expiration of such grace period;

(xx) if Borrower shall permit or cause Mortgage Borrower to fail to pay the Ground Rent or any additional rent or other charge mentioned in or made payable by any Ground Lease when said rent or other charge is due and payable, after the expiration of any applicable grace or cure period;

(xxi) if there shall occur any default by Mortgage Borrower, as tenant under any Ground Lease, in the observance or performance of any term, covenant or condition of such Ground Lease on the part of Mortgage Borrower to be observed or performed and said default is not cured following the expiration of any applicable grace and notice periods therein provided, or if the leasehold estate created by such Ground Lease shall be surrendered or if such Ground Lease shall cease to be in full force and effect or such Ground Lease shall be terminated or canceled for any reason or under any circumstances whatsoever, or if any of the terms, covenants or conditions of such Ground Lease shall in any manner be modified, changed, supplemented, altered, or amended without the consent of Lender;

(xxii) if any of the assumptions contained in the Insolvency Opinion, or in any other “non-consolidation” opinion delivered to Lender in connection with the Loan, or in any other “non-consolidation” opinion delivered subsequent to the closing of the Loan, is, or becomes untrue in any material respect;

(xxiii) if a default has occurred and continues beyond any applicable notice and cure period under the Franchise Agreement, and such default permits a party to terminate or cancel the Franchise Agreement and Mortgage Borrower has not entered into a Replacement Franchise Agreement pursuant to Section 5.1.21 hereof;

(xxiv) if Mortgage Borrower ceases to operate a hotel on any Individual Property or terminates such business for any reason whatsoever (other than temporary cessation in connection with any renovations to an Individual Property or restoration of the Individual Property after Casualty or Condemnation);

(xxv) if Borrower causes or permits Mortgage Borrower to terminate or cancel the Franchise Agreement, or the Franchise Agreement expires pursuant to its terms, and, in either case, Mortgage Borrower has not entered into a Replacement Franchise Agreement pursuant to Section 5.1.21 hereof, or operates the Property under the name of any franchisor or hotel chain or system other than that of a Qualified Franchisor without Lender’s prior written consent;

(xxvi) if there shall be default under the Security Instruments or any of the other Loan Documents beyond any applicable notice and cure periods contained in such documents, whether as to Borrower or any Individual Property, or if any other such event shall occur or condition shall exist, if the effect of such event or condition is to accelerate the maturity of any portion of the Debt or to permit Lender to accelerate the maturity of all or any portion of the Debt;

(xxvii) if there shall occur any default by the Operating Tenant, as lessee under the Operating Lease, in the observance or performance of any term, covenant or condition of the Operating Lease on the part of the Operating Tenant to be observed or performed, and said default is not cured prior to the expiration of any applicable grace period therein provided, or if any one or more of the events referred to in the Operating Lease shall occur which would cause the Operating Lease to terminate without notice or action by the landlord thereunder or which would entitle the landlord to terminate the Operating Lease (except with respect to such defaults for which Borrower may expressly terminate the Operating Lease under Section 5.1.24 hereof) and the term thereof by giving notice to the Operating Tenant, as tenant thereunder, or there shall be a sale, pledge or encumbrance of the Operating Lease by Operating Tenant, or if the Operating Lease expires pursuant to its terms or if any default occurs under the Subordination Agreement made between Operating Tenant and Lender dated as of the date hereof and such default continues after the expiration of applicable notice and grace periods, if any, and under any of the foregoing circumstances the Operating Lease is not replaced within thirty (30) days with a Replacement Operating Lease in accordance with the terms and conditions of Section 5.1.24 hereof), or if the leasehold estate created by the Operating Lease shall be surrendered or the Operating Lease shall be terminated or cancelled for any reason or under any circumstances whatsoever and is not replaced within thirty (30) days with a Replacement Operating Lease in accordance with the terms and conditions of Section 5.1.24 hereof, or if any of the terms, covenants or conditions of the Operating Lease shall in any manner be modified, changed, supplemented, altered, or amended, other than in accordance with Section 5.1.24 hereof;

(xxviii) any assignment, subletting, conveyance, mortgage, pledge or other encumbrance or transfer of the Operating Tenant’s leasehold interest in Operating

Lease (other than as permitted thereunder without the Borrower’s consent) without (to the extent required hereunder) Lender’s prior written consent and a Rating Confirmation;

(xxix) if Borrower shall continue to be in Default under any of the other terms, covenants or conditions of this Agreement not specified in subsections (i) to (xxviii) above, for ten (10) days after notice to Borrower from Lender, in the case of any Default which can be cured by the payment of a sum of money, or for thirty (30) days after notice from Lender in the case of any other Default; provided, however, that if such non-monetary Default is susceptible of cure but cannot reasonably be cured within such 30 day period and provided further that Borrower shall have commenced to cure such Default within such thirty (30) day period and thereafter diligently and expeditiously proceeds to cure the same, such thirty (30) day period shall be extended for such time as is reasonably necessary for Borrower in the exercise of due diligence to cure such Default, such additional period not to exceed one hundred twenty (120) days;

(xxx) if there shall be a default under the Pledge Agreement or any of the other Loan Documents beyond any applicable notice and cure periods contained in such documents, whether as to Borrower or the Collateral, or if any other such event shall occur or condition shall exist, if the effect of such event or condition is to accelerate the maturity of any portion of the Debt or to permit Lender to accelerate the maturity of all or any portion of the Debt;

(xxxi) the Liens created pursuant to any Loan Document shall cease to be a fully enforceable first priority security interest; or

(xxxii) a Mortgage Loan Event of Default shall occur, and shall not have been waived or settled by Mortgage Lender or cured by Mortgage Borrower, or if Mortgage Borrower enters into or otherwise suffers or permits any amendment, waiver, supplement, termination, extension, renewal, replacement or other modification of any Mortgage Loan Document without the prior written consent of Lender.

(b) Upon the occurrence and during the continuance of an Event of Default (other than an Event of Default described in clauses (vi) or (vii) above) and at any time thereafter, in addition to any other rights or remedies available to it pursuant to this Agreement and the other Loan Documents or at law or in equity, and to the extent permitted by Applicable Law, Lender may take such action, without notice or demand, that Lender deems advisable to protect and enforce its rights against Borrower and the Collateral and any Individual Property, including, without limitation, declaring the Debt to be immediately due and payable, and Lender may enforce or avail itself of any or all rights or remedies provided in the Loan Documents and any or all of the Collateral and may exercise all the rights and remedies of a secured party under the Uniform Commercial Code against Borrower and any or all of the Collateral, including, without limitation, all rights or remedies available at law or in equity; and upon the occurrence and continuance of any Event of Default described in clauses (vi) or (vii) above, the Debt and all other obligations of Borrower hereunder and under the other Loan Documents shall immediately and automatically become due and payable, without notice or demand, and Borrower hereby expressly waives any such notice or demand, anything contained herein or in any other Loan Document to the contrary notwithstanding.

Section 8.2 Remedies.

(a) Upon the occurrence and during the continuance of an Event of Default, all or any one or more of the rights, powers, privileges and other remedies available to Lender against Borrower under this Agreement or any of the other Loan Documents executed and delivered by, or applicable to, Borrower or at law or in equity may be exercised by Lender at any time and from time to time, to the extent permitted by Applicable Law, whether or not all or any of the Debt shall be declared due and payable, and whether or not Lender shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents with respect to the Collateral. Any such actions taken by Lender shall be cumulative and concurrent and may be pursued independently, singly, successively, together or otherwise, at such time and in such order as Lender may determine in its sole discretion, to the fullest extent permitted by Applicable Law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by Applicable Law, equity or contract or as set forth herein or in the other Loan Documents. Without limiting the generality of the foregoing, Borrower agrees that if an Event of Default is continuing, to the extent permitted by Applicable Law, all Liens and other rights, remedies or privileges provided to Lender shall remain in full force and effect until Lender has exhausted all of its remedies against the Collateral and the Collateral has been foreclosed, sold and/or otherwise realized upon in satisfaction of the Debt or the Debt has been paid in full.

(b) With respect to Borrower and the Collateral, nothing contained herein or in any other Loan Document shall be construed as requiring Lender to resort to the Collateral for the satisfaction of any of the Debt in preference or priority, and Lender may seek satisfaction out of the Collateral or any other Collateral or any part thereof, in its absolute discretion in respect of the Debt. In addition, to the extent permitted by Applicable Law, Lender shall have the right from time to time to partially foreclose upon the Collateral in any manner and for any amounts secured by the Pledge Agreement then due and payable as determined by Lender in its sole discretion including, without limitation, the following circumstances: (i) in the event Borrower defaults beyond any applicable grace period in the payment of one or more scheduled payments of principal and interest, Lender may foreclose upon the Collateral to recover such delinquent payments, or (ii) in the event Lender elects to accelerate less than the entire outstanding principal balance of the Loan, Lender may foreclose upon the Collateral to recover so much of the principal balance of the Loan as Lender may accelerate and such other sums secured by the Pledge Agreement as Lender may elect. Notwithstanding one or more partial foreclosures, the Collateral shall remain subject to the Pledge Agreement to secure payment of sums secured by the Pledge Agreement and not previously recovered.

(c) Lender shall have the right, from time to time, to sever the Note and the other Loan Documents into one or more separate notes, pledges and other security documents (the “Severed Loan Documents”) in such denominations as Lender shall determine in its sole discretion for purposes of evidencing and enforcing its rights and remedies provided hereunder. Borrower shall execute and deliver to Lender from time to time, promptly after the request of Lender, a severance agreement and such other documents as Lender shall request in order to effect the severance described in the preceding sentence, all in form and substance reasonably satisfactory to Lender. Borrower hereby absolutely and irrevocably appoints Lender as its true and lawful attorney, coupled with an interest, in its name and stead to make and execute all documents necessary or desirable to effect the aforesaid severance, Borrower ratifying all that its said attorney shall do by virtue thereof; provided, however, Lender shall not make or execute any such documents under such power until five (5) Business Days after notice has been given to Borrower by Lender of Lender’s intent to exercise its rights under such power. The Severed Loan Documents shall not contain any representations, warranties or covenants not contained in the Loan Documents and any such representations and warranties contained in the Severed Loan Documents will be given by Borrower only as of the Closing Date.

(d) Any amounts recovered from the Collateral after an Event of Default may be applied by Lender toward the payment of any interest and/or principal of the Loan and/or any other amounts due under the Loan Documents in such order, priority and proportions as Lender in its sole discretion shall determine.

Section 8.3 Right to Cure Defaults.

Upon the occurrence and during the continuance of any Event of Default, Lender may, but without any obligation to do so and without notice to or demand on Borrower and without releasing Borrower from any obligation hereunder, make any payment or do any act required of Borrower hereunder in such manner and to such extent as Lender may deem necessary to protect the security hereof. Lender is authorized to enter upon the Property for such purposes, or appear in, defend, or bring any action or proceeding to protect its interest in the Property for such purposes, and the cost and expense thereof (including reasonable attorneys’ fees to the extent permitted by law), with interest as provided in this Section 8.3, shall constitute a portion of the Debt and shall be due and payable to Lender upon demand. All such costs and expenses paid by Lender in remedying such Event of Default or such failed payment or act or in appearing in, defending, or bringing any action or proceeding shall bear interest at the Default Rate, for the period after notice from Lender that such cost or expense was incurred to the date of payment to Lender. All such costs and expenses paid by Lender together with interest thereon calculated at the Default Rate, as the case may be, shall be deemed to constitute a portion of the Debt and be secured by the liens, claims and security interests provided to Lender under the Loan Documents and shall be immediately due and payable upon demand by Lender therefor.

Section 8.4 Remedies Cumulative; Waivers.

To the extent permitted by Applicable Law, the rights, powers and remedies of Lender under this Agreement shall be cumulative and not exclusive of any other right, power or remedy which Lender may have against Borrower pursuant to this Agreement or the other Loan Documents, or existing at law or in equity or otherwise. To the extent permitted by Applicable

Law, Lender’s rights, powers and remedies may be pursued singularly, concurrently or otherwise, at such time and in such order as Lender may determine in Lender’s sole discretion. To the extent permitted by Applicable Law, no delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of one or more Defaults or Events of Default with respect to Borrower shall not be construed to be a waiver of any subsequent Default or Event of Default by Borrower or to impair any remedy, right or power consequent thereon.

Section 8.5 Power of Attorney.

For the purpose of carrying out the provisions and exercising the rights, powers and privileges granted in this Section 8, Borrower hereby irrevocably appoints the Lender as its true and lawful attorney-in-fact to execute, acknowledge and deliver any instruments and do and perform any acts such as are referred to in this subsection in the name and on behalf of Borrower. This power of attorney is a power coupled with an interest and cannot be revoked.

IX. SPECIAL PROVISIONS

Section 9.1 Sale of Notes and Securitization

Lender may, at any time, sell, transfer, pledge or assign the Note, this Agreement, the Pledge Agreement and the other Loan Documents, and any or all servicing rights with respect thereto, or grant participations therein or issue mortgage pass-through certificates or other securities (the “Securities”) evidencing a beneficial interest in a rated or unrated public offering or private placement (a “Securitization”). At the request of the holder of the Note and, to the extent not already required to be provided by Borrower under this Agreement, Borrower shall cooperate with Lender to satisfy the market standards to which the holder of the Note customarily adheres or which may be reasonably required in the marketplace or by the Rating Agencies in connection with a Securitization or the sale of the Note or the participations or Securities, including, without limitation, to:

(a) (i) provide such financial and other information with respect to the Collateral, the Properties, Borrower, Mortgage Borrower, Guarantor, the REIT, Operating Tenant, and the Manager, (ii) provide budgets relating to the Properties and (iii) to perform or permit or cause to be performed or permitted such site inspection, appraisals, market studies, environmental reviews and reports (Phase I’s and, if appropriate, Phase II’s), engineering reports and other due diligence investigations of the Properties, as may be reasonably requested by the holder of the Note or the Rating Agencies or as may be necessary or appropriate in connection with the Securitization (the “Provided Information”), together, if customary, with appropriate verification and/or consents of the Provided Information through letters of auditors or opinions of counsel of independent attorneys acceptable to Lender and the Rating Agencies;

(b) if required by the Rating Agencies, deliver (i) a revised Insolvency Opinion, (ii) revised opinions of counsel as to due execution and enforceability with respect to the Collateral, Borrower, Guarantor, Principal, and Operating Tenant and the Loan Documents, and (iii) revised organizational documents for Borrower, Guarantor, and Principal, and Operating Tenant (including, without limitation, such revisions as are necessary to comply with the provisions of Section 4.1.36 hereof), which counsel, opinions and organizational documents shall be reasonably satisfactory to Lender and the Rating Agencies;

(c) execute such amendments to the Loan Documents and organizational documents as may be requested by the holder of the Note or the Rating Agencies or otherwise to effect the Securitization; provided, however, that Borrower shall not be required to modify or amend any Loan Document if such modification or amendment would (except for modifications and amendments required to be made pursuant to Section (e) and (f) below), (i) change the interest rate, the stated maturity or the amortization of principal set forth in the Note, or (ii) modify or amend any other material term of the Loan;

(d) if Lender elects, in its sole discretion, prior to or upon a Securitization, to split the Loan into two or more parts, or the Note into multiple component notes or tranches which may have different interest rates, amortization payments, principal amounts, payment priorities, and maturities, Borrower agrees to cooperate with Lender in connection with the foregoing and to execute the required modifications and amendments to the Note, this Agreement and the Loan Documents and to provide opinions necessary to effectuate the same. Such Notes or components may be assigned different interest rates, so long as the initial weighted average of such interest rates does not exceed the Applicable Interest Rate and the scheduled amortization payments do not exceed the Scheduled Amortization Payment;

(e) execute modifications to the Loan Documents changing the interest rate and/or the amortization payments for the Loan and the Mezzanine Loan, provided that the initial weighted average of the interest rate spreads for the Loan and the Mezzanine Loan after such modification shall not exceed the weighted average of the interest rate spreads for the Loan and the Mezzanine Loan immediately prior to such modification and the scheduled amortization payments after such modification will not exceed the Scheduled Amortization Payments, if any, due under the Loan Agreement and the Mezzanine Loan Agreement immediately prior to such modification and the scheduled amortization payments after such modification will not exceed the Scheduled Amortization Payments due under the Loan Agreement and Mezzanine Loan Agreement immediately prior to such modification. The Borrower shall also provide opinions and title insurance reasonably necessary to effectuate the same; and

(f) make such representations and warranties as of the closing date of the Securitization with respect to the Collateral, the Properties, Borrower, Mortgage Borrower, Principal, Operating Tenant, Guarantor, and the Loan Documents as are customarily provided in securitization transactions and as may be reasonably requested by the holder of the Note or the Rating Agencies and consistent with the facts covered by such representations and warranties as they exist on the date thereof, including the representations and warranties made in the Loan Documents.

All third party costs and expenses and out-of-pocket expenses incurred by Lender in connection with this Section 9.1 and the Securitization shall be paid by Lender (except as otherwise expressly set forth herein). These shall include, but not be limited to, fees and disbursements of legal counsel, accountants, and other professionals retained by Lender and fees and expenses incurred for producing any offering documents or any other materials (including travel by Lender and its agents, design, printing, photograph and documents production costs). Solely for the purposes of this Section 9.1, Lender shall reimburse Borrower for all of its reasonable out-of-pocket costs and expenses, including the reasonable out-of-pocket fees and expenses of Borrower’s counsel in excess of $25,000 (it being understood that Borrower shall be responsible for paying up to $25,000 of such costs, fees and expenses), that Borrower incurs in connection with complying with a request made by Lender under this Section 9.1 in connection with a Securitization. Upon Lender’s request, Borrower shall deliver to Lender such evidence required by Lender demonstrating that Borrower has incurred such out-of-pocket costs, fees and expenses, including, delivery of bills and invoices reflecting such fees, costs and expenses. Notwithstanding the foregoing, the provisions of this paragraph shall in no way limit or affect any Borrower obligation to pay any costs expressly required to be paid by Borrower pursuant to any other Sections of this Agreement.

Section 9.2 Securitization Indemnification.

(a) Borrower and Guarantor understand that certain of the Provided Information may be included in disclosure documents in connection with the Securitization, including, without limitation, a prospectus supplement, private placement memorandum, offering circular or other offering document (each a “Disclosure Document”) and may also be included in filings (an “Exchange Act Filing”) with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”), or the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or provided or made available to Investors or prospective Investors in the Securities, the Rating Agencies, and service providers relating to the Securitization. In the event that the Disclosure Document is required to be revised prior to the sale of all Securities, Borrower and Guarantor will cooperate with the holder of the Note in updating the Disclosure Document by providing all current information necessary to keep the Disclosure Document accurate and complete in all material respects with respect to Borrower, Guarantor, the Property and the Operating Tenant.

(b) Borrower and Guarantor agree to provide in connection with each of (i) a preliminary and a final private placement memorandum or (ii) a preliminary and final prospectus or prospectus supplement, as applicable, or (iii) collateral and structured term sheets or similar materials, an indemnification certificate (A) certifying that Borrower has carefully examined such memorandum or prospectus or term sheets, as applicable, solely with respect to the factual contents thereof related to the Loan, the Borrower, the Guarantor, the Operating Tenant, the REIT, the Manager, the Franchisor, the Property, the Collateral and the Provided Information and such sections (and any other sections reasonably requested) do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading, (B) indemnifying Lender (and for purposes of this Section 9.2, Lender hereunder shall include its officers and directors), the Affiliate of Lehman Brothers Inc. (“Lehman”) that has filed the registration statement relating to the Securitization (the “Registration Statement”), each of its directors, each of its officers who have signed the Registration Statement and each Person who controls the Affiliate within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the “Lehman Group”), and Lehman, each of its directors and each Person who controls Lehman within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act (collectively, the “Underwriter Group”) for any losses, claims, damages or liabilities (collectively, the “Liabilities”) to which Lender, the Lehman Group or the Underwriter Group may become subject insofar as the Liabilities arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such sections described in clause (A) above (but solely with respect to the factual contents thereof relating to the Loan, the Borrower, the Guarantor, the Operating Tenant, the REIT, the Manager, the Franchisor, the Property, the Collateral and the Provided Information), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated in such sections or necessary in order to make the statements in such sections or in light of the circumstances under which they were made, not misleading and (C) agreeing to reimburse Lender, the Lehman Group and the Underwriter Group for any legal or other expenses reasonably incurred by Lender the Lehman Group and the Underwriter Group in connection with investigating or defending the Liabilities; provided, however, that Borrower will be liable in any such case under clauses (B) or (C) above only to the extent that any such Liability arises out of or is based upon any such untrue statement or omission made therein in reliance upon and in conformity with information furnished to Lender by or on behalf of Borrower in connection with the preparation of the memorandum or prospectus or in connection with the underwriting of the debt, including, without limitation, financial statements of Borrower, operating statements, rent rolls, environmental site assessment reports and property condition reports with respect to the Property. This indemnification will be in addition to any liability which Borrower may otherwise have. Moreover, the indemnification provided for in clauses (B) and (C) above shall be effective whether or not an indemnification certificate described in (A) above is provided and shall be applicable based on information previously provided by Borrower or its Affiliates if Borrower does not provide the indemnification certificate.

(c) In connection with filings under the Exchange Act, Borrower and Guarantor agree to indemnify (i) Lender, the Lehman Group and the Underwriter Group for Liabilities to which Lender, the Lehman Group or the Underwriter Group may become subject insofar as the Liabilities arise out of or are based upon the omission or alleged omission to state in the Provided Information a material fact required to be stated in the Provided Information in order to make the statements in the Provided Information, in light of the circumstances under which they were made not misleading and (ii) reimburse Lender, the Lehman Group or the Underwriter Group for any reasonable legal or other expenses reasonably incurred by Lender, the Lehman Group or the Underwriter Group in connection with defending or investigating the Liabilities.

(d) Promptly after receipt by an indemnified party under this Section 9.2 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 9.2, notify the indemnifying party in writing of the commencement thereof, but the omission to so notify the indemnifying party will not relieve the indemnifying party from any liability which the indemnifying party may have to any indemnified party hereunder except to the extent that failure to notify causes prejudice to the indemnifying party. In the event that any action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled, jointly with any other indemnifying party, to participate therein and, to the extent that it (or they) may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party. The indemnifying party’s legal counsel shall control the defense of such action, except that no settlement or compromise shall be accepted or entered into which would bind any indemnified party unless such indemnified party has given its prior written consent thereto, which consent will not be unreasonably withheld. After notice from the indemnifying party to such indemnified party under this Section 9.2 the indemnifying party shall not be responsible for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there are any legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. The indemnifying party shall not be liable for the expenses of more than one such separate counsel unless an indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or additional to those available to another indemnified party. Prior to the occurrence and the continuance of an Event of Default, in the event that any indemnified party wishes to enter into a settlement agreement in connection with such action which would give rise to an indemnified obligation of the indemnifying party hereunder and such indemnifying party does not consent to such settlement agreement, such indemnified party agrees not to enter into such settlement agreement provided the indemnifying party delivers evidence reasonably satisfactory to such indemnified party that the indemnifying party shall be able to satisfy its indemnification obligations under this Section in the event a judgment is rendered against the indemnifying party with respect to such action. In such event, the indemnifying party shall pay or, at the indemnified party’s option, reimburse it for the reasonable fees and expenses of its legal counsel and other professionals.

(e) In order to provide for just and equitable contribution in circumstances in which the indemnifications provided for in Section 9.2(b) or (c) is or are for any reason held to be unenforceable by an indemnified party in respect of any Liabilities (or action in respect thereof) referred to therein which would otherwise be indemnifiable under Section 9.2(b) or (c), the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such Liabilities (or action in respect thereof); provided, however, that no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. In determining the amount of contribution to which the respective parties are entitled, the following factors shall be considered: (i) Lehman’s and Borrower’s relative knowledge and access to information concerning the matter with respect to which claim was asserted; (ii) the opportunity to correct and prevent any statement or omission; and (iii) any other equitable considerations appropriate in the circumstances. Lender, Borrower, and Guarantor hereby agree that it would not be equitable if the amount of such contribution were determined solely by pro rata or per capita allocation.

(f) The liabilities and obligations of Borrower, Guarantor and Lender under this Section 9.2 shall survive the termination of this Agreement and the satisfaction and discharge of the Debt.

Section 9.3 Servicer.

At the option of Lender or Agent, and at the Lender’s or Agent’s expense, the Loan may be serviced by a servicer/trustee (the “Servicer”) selected by Lender or Agent and Lender or Agent may delegate all or any portion of its responsibilities under this Agreement and the other Loan Documents to the Servicer pursuant to a servicing agreement (the “Servicing Agreement”) between Lender or Agent and Servicer.

Section 9.4 Exculpation.

(a) Except as otherwise provided herein, in the Pledge Agreement or in the other Loan Documents, Lender shall not enforce the liability and obligation of Borrower to perform and observe the obligations contained in this Agreement, the Note or the Pledge Agreement by any action or proceeding wherein a money judgment shall be sought against Borrower, except that Lender may bring a foreclosure action, action for specific performance or other appropriate action or proceeding to enable Lender to enforce and realize upon this Agreement, the Note, the Pledge Agreement, the other Loan Documents, and the Collateral, and any other collateral given to Lender created by this Agreement, the Note, the Pledge Agreement and the other Loan Documents; provided, however, that any judgment in any such action or proceeding shall be enforceable against Borrower only to the extent of Borrower’s interest in the Collateral and in any other collateral given to Lender. Lender, by accepting this Agreement, the Note and the Pledge Agreement, agrees that it shall not, except as otherwise provided herein or in the Pledge Agreement, sue for, seek or demand any deficiency judgment against Borrower in any such action or proceeding, under or by reason of or under or in connection with this Agreement, the Note, the Pledge Agreement or the other Loan Documents. The provisions of this Section shall not, however, (i) constitute a waiver, release or impairment of any obligation evidenced or secured by this Agreement, the Note, the Pledge Agreement or the other Loan Documents; (ii) impair the right of Lender to name Borrower as a party defendant in any action or suit for judicial foreclosure and sale under the Pledge Agreement; (iii) affect the validity or enforceability of any indemnity (including, without limitation, the Environmental Indemnity), guaranty (including, without limitation, the Guaranty), master lease or similar instrument made in connection with this Agreement, the Note, the Pledge Agreement, or the other Loan Documents; (iv)

impair the right of Lender to obtain the appointment of a receiver; (v) impair the right of Lender to enforce Sections 4.1.9, 4.1.29, 5.1.9 and 5.2.8 hereof; or (vii) impair the right of Lender to obtain a deficiency judgment or other judgment on the Note against Borrower if necessary to (A) preserve or enforce its rights and remedies against the Collateral or (B) obtain any Insurance Proceeds or Awards to which Lender would otherwise be entitled under the terms of this Agreement or the Pledge Agreement; provided however, Lender shall only enforce such judgment to the extent of the Insurance Proceeds and/or Awards.

(b) Notwithstanding the provisions of this Section 9.4 to the contrary, Borrower shall be personally liable to Lender for the Losses it incurs due to: (i) fraud or intentional misrepresentation in connection with the execution and the delivery of this Agreement, the Note, the Pledge Agreement, the other Loan Documents or any Mortgage Loan Documents; (ii) Borrower’s or Mortgage Borrower’s misappropriation or intentional misapplication of Rents received by Borrower or Mortgage Borrower after the occurrence and during the continuance of an Event of Default; (iii) Borrower’s or Mortgage Borrower’s misappropriation or intentional misapplication of security deposits or Rents collected more than thirty (30) days in advance; (iv) Borrower’s or Mortgage Borrower’s misappropriation or intentional misapplication of Insurance Proceeds or Awards; (v) Borrower’s or Mortgage Borrower’s misappropriation or intentional misapplication of Net Liquidation After Debt Service or any distributions or other payments made in respect of any part of the Property or the Collateral; (vi) Borrower’s making a distribution to its equity owners after the occurrence and during the continuance of an Event of Default; (vii) Mortgage Borrower’s failure to pay Taxes, Other Charges (except to the extent that sums sufficient to pay such amounts have been deposited in escrow with Mortgage Lender pursuant to the terms of Section 7.2 of the Mortgage Loan Agreement, charges for labor or materials or other charges that can create Liens on the Properties (except to the extent that there is insufficient cash flow from the operation of the Property; (viii) Borrower’s failure to return or to reimburse Lender for all Personal Property taken from any Properties by or on behalf of Mortgage Borrower (other than Personal Property that is obsolete or removed or disposed in the ordinary course of business of owning and operating the Property) and not replaced with Personal Property of the same utility and of the same or greater value; (vii) any act of intentional waste or arson by Borrower, Mortgage Borrower, Principal, or any Affiliate thereof or Guarantor; (viii) [intentionally deleted]; (ix) Borrower’s failure to comply with the provisions of Section 5.1.10 hereof (provided Borrower shall have an additional ten (10) day after written notice of such failure to deliver the required financial statements or reports pursuant to Section 5.1.10 hereof before recourse is sought); (x) Borrower’s failure to comply with the provisions of Sections 4.1.39 and 5.1.19 of this Agreement; (xi) Borrower’s or Principal’s default under Section 4.1.36 hereof; or (xii) Operating Tenant’s or Principal’s (as defined in the Subordination Agreement) default under Section 11 of the Subordination Agreement.

(c) Notwithstanding the foregoing, the agreement of Lender not to pursue recourse liability as set forth in Subsection (a) above SHALL BECOME NULL AND VOID and shall be of no further force and effect (i) in the event of Borrower’s default under Section5.2.10 hereof or Article 7 of the Security Instruments, (ii) if any Individual

Property, the Collateral or any part thereof shall become an asset in (A) a voluntary bankruptcy or insolvency proceeding or (B) an involuntary bankruptcy or insolvency proceeding commenced by any Person (other than Lender) and Borrower or Mortgage Borrower, as applicable, fails to use its commercially reasonable efforts to obtain a dismissal of such proceedings.

(d) Nothing herein shall be deemed to be a waiver of any right which Lender may have under Section 506(a), 506(b), 1111(b) or any other provision of the Bankruptcy Code to file a claim for the full amount of the indebtedness secured by the Pledge Agreement or to require that all collateral shall continue to secure all of the indebtedness owing to Lender in accordance with this Agreement, the Note, the Pledge Agreement and the other Loan Documents.

Section 9.5 Reserved.

Section 9.6 Reserved.

Section 9.7 Syndication

9.7.1 Syndication.

The provisions of this Section 9.7 shall only apply in the event that the Loan is syndicated in accordance with the provisions of this Section 9.7 set forth below.

9.7.2 Sale of Loan, Co-Lenders, Participations and Servicing.

(a) Lender and any Co-Lender may, at their option, without Borrower’s consent (but with notice to Borrower), sell with novation all or any part of their right, title and interest in, and to, and under the Loan (the “Syndication”), to one or more additional lenders (each a “Co-Lender”). Each additional Co-Lender shall enter into an assignment and assumption agreement (the “Assignment and Assumption”) assigning a portion of Lender’s or Co-Lender’s rights and obligations under the Loan, and pursuant to which the additional Co-Lender accepts such assignment and assumes the assigned obligations (a “Pro Rata Share of the Loan”). From and after the effective date specified in the Assignment and Assumption (i) each Co-Lender shall be a party hereto and to each Loan Document to the extent of the applicable percentage or percentages set forth in the Assignment and Assumption and, except as specified otherwise herein, shall succeed to the rights and obligations of Lender and the Co-Lenders hereunder and thereunder in respect of the Loan, and (ii) Lender, as lender and each Co-Lender, as applicable, shall, to the extent such rights and obligations have been assigned by it pursuant to such Assignment and Assumption, relinquish its rights and be released from its obligations hereunder and under the Loan Documents.

(b) The liabilities of Lender and each of the Co-Lenders shall be several and not joint, and Lender’s and each Co-Lender’s obligations to Borrower under this Agreement shall be reduced by the amount of each such Assignment and Assumption. Neither Lender nor any Co-Lender shall be responsible for the obligations of any other Co-Lender. Lender and each Co-Lender shall be liable to Borrower only for their respective proportionate shares of the Loan. If for any reason any of the Co-Lenders shall fail or refuse to abide by their obligations under this Agreement, Lender and the other Co-Lenders shall not be relieved of their obligations, if any, hereunder, including their obligations to make their pro rata share of any advance; notwithstanding the foregoing, Lender and the Co-Lenders shall have the right, but not the obligation, at their sole option, to make the defaulting Co- Lender’s pro rata share of such advance pursuant to the Co-Lending Agreement.

(c) Borrower agrees that it shall, in connection with any sale of all or any portion of the Loan, whether in whole or to an additional Co-Lender or Participant, within ten (10) Business Days after requested by Agent, furnish Agent with the certificates required under Sections 5.1.10 and 5.1.13 hereof and such other information as reasonably requested by any additional Co-Lender or Participant in performing its due diligence in connection with its purchase of an interest in the Loan.

(d) Lender (or an Affiliate of Lender) shall act as administrative agent for itself and the Co-Lenders (together with any successor administrative agent, the “Agent”) pursuant to this Section 9.7. Borrower acknowledges that Lender, as Agent, shall have the sole and exclusive authority to execute and perform this Agreement and each Loan Document on behalf of itself, as Lender and as agent for itself and the Co-Lenders subject to the terms of the Co-Lending Agreement. Lender acknowledges that Lender, as Agent, shall retain the exclusive right to grant approvals and give consents with respect to the operating budgets required to be delivered hereunder and with respect to matters concerning the establishment and administration of the Lockbox Account and the other Accounts. Except as otherwise provided herein, Borrower shall have no obligation to recognize or deal directly with any Co-Lender, and no Co-Lender shall have any right to deal directly with Borrower with respect to the rights, benefits and obligations of Borrower under this Agreement, the Loan Documents or any one or more documents or instruments in respect thereof. Borrower may rely conclusively on the actions of Lender as Agent to bind Lender and the Co-Lenders, notwithstanding that the particular action in question may, pursuant to this Agreement or the Co-Lending Agreement be subject to the consent or direction of some or all of the Co-Lenders. Lender may resign as Agent of the Co-Lenders, in its sole discretion, or if required to by the Co-Lenders in accordance with the term of the Co-Lending Agreement, in each case without the consent of Borrower. Upon any such resignation, a successor Agent shall be determined pursuant to the terms of the Co-Lending Agreement. The term Agent shall mean any successor Agent.

(e) Notwithstanding any provision to the contrary in this Agreement, the Agent shall not have any duties or responsibilities except those expressly set forth herein (and in the Co-Lending Agreement) and no covenants, functions, responsibilities, duties, obligations or liabilities of Agent shall be implied by or inferred from this Agreement, the Co-Lending Agreement, or any other Loan Document, or otherwise exist against Agent.

(f) Except to the extent its obligations hereunder and its interest in the Loan have been assigned pursuant to one or more Assignments and Assumption, Lender, as Agent, shall have the same rights and powers under this Agreement as any other Co-Lender and may exercise the same as though it were not Agent, respectively. The term

“Co-Lender” or “Co-Lenders” shall, unless otherwise expressly indicated, include Lender in its individual capacity. Lender and the other Co-Lenders and their respective Affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, Borrower, or any Affiliate of Borrower and any Person who may do business with or own securities of Borrower or any Affiliate of Borrower, all as if they were not serving in such capacities hereunder and without any duty to account therefor to each other.

(g) If required by any Co-Lender, each Borrower hereby agrees to execute supplemental notes in the principal amount of such Co-Lender’s pro rata share of the Loan substantially in the form of the Note, and such supplemental note shall (i) be payable to order of such Co-Lender, (ii) be dated as of the Closing Date, and (iii) mature on the Maturity Date. Such supplemental note shall provide that it evidences a portion of the existing indebtedness hereunder and under the Note and not any new or additional indebtedness of Borrower. The term “Note” as used in this Agreement and in all the other Loan Documents shall include all such supplemental notes.

(h) Lender, as Agent, shall maintain at its domestic lending office or at such other location as Lender, as Agent, shall designate in writing to each Co-Lender and Borrower a copy of each Assignment and Assumption delivered to and accepted by it and a register for the recordation of the names and addresses of the Co-Lenders, the amount of each Co-Lender’s proportionate share of the Loan and the name and address of each Co-Lender’s agent for service of process (the “Register”). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and Borrower, Lender, as Agent, and the Co-Lenders may treat each person or entity whose name is recorded in the Register as a Co-Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection and copying by Borrower or any Co-Lender during normal business hours upon reasonable prior notice to the Agent. A Co-Lender may change its address and its agent for service of process upon written notice to Lender, as Agent, which notice shall only be effective upon actual receipt by Lender, as Agent, which receipt will be acknowledged by Lender, as Agent, upon request.

(i) Notwithstanding anything herein to the contrary, any financial institution or other entity may be sold a participation interest in the Loan by Lender or any Co-Lender without Borrower’s consent (such financial institution or entity, a “Participant”) (x) if such sale is without novation and (y) if the other conditions set forth in this paragraph are met. No Participant shall be considered a Co-Lender hereunder or under the Note or the Loan Documents. No Participant shall have any rights under this Agreement, the Note or any of the Loan Documents and the Participant’s rights in respect of such participation shall be solely against Lender or Co-Lender, as the case may be, as set forth in the participation agreement executed by and between Lender or Co-Lender, as the case may be, and such Participant. No participation shall relieve Lender or Co-Lender, as the case may be, from its obligations hereunder or under the Note or the Loan Documents and Lender or Co- Lender, as the case may be, shall remain solely responsible for the performance of its obligations hereunder.

(j) Notwithstanding any other provision set forth in this Agreement, Lender or any Co-Lender may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, amounts owing to it in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System), provided that no such security interest or the exercise by the secured party of any of its rights thereunder shall release Lender or Co-Lender from its funding obligations hereunder.

9.7.3 Cooperation in Syndication.

(a) Borrower and Guarantor agree to assist Lender in completing a Syndication satisfactory to Lender. Such assistance shall include (i) direct contact between senior management and advisors of Borrower and the proposed Co-Lenders, (ii) assistance in the preparation of a confidential information memorandum and other marketing materials to be used in connection with the Syndication, (iii) the hosting, with Lender, of one or more meetings of prospective Co-Lenders or with the Rating Agencies, (iv) the delivery of appraisals satisfactory to Lender if required, and (v) working with Lender to procure a rating for the Loan by the Rating Agencies.

(b) Lender shall manage all aspects of the Syndication of the Loan, including decisions as to the selection of institutions to be approached and when they will be approached, when their commitments will be accepted, which institutions will participate, the allocations of the commitments among the Co-Lenders and the amount and distribution of fees among the Co-Lenders. To assist Lender in its Syndication efforts, Borrower and Guarantor agree promptly to prepare and provide to Lender all information with respect to Borrower, Manager, Guarantor, Principal, Operating Tenant and the Properties contemplated hereby, including all financial information and projections (the “Projections”), as Lender may reasonably request in connection with the Syndication of the Loan. Borrower hereby represents and covenants that (i) all information other than the Projections (the “Information”) that has been or will be made available to Lender by Borrower or any of their representatives is or will be, when furnished, complete and correct in all material respects and does not or will not, when furnished, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made and (ii) the Projections that have been or will be made available to Lender by Borrower or any of their representatives have been or will be prepared in good faith based upon reasonable assumptions. Borrower understands that in arranging and syndicating the Loan, Lender, the Co-Lenders and, if applicable, the Rating Agencies, may use and rely on the Information and Projections without independent verification thereof.

(c) If required in connection with the Syndication, Borrower and Guarantor hereby agrees to:

(i) amend the Loan Documents to give Lender the right, at Borrower’s sole cost and expense, to have one or more of the Properties reappraised on an annual basis;

(ii) deliver updated financial and operating statements and other information reasonably required by Lender to facilitate the Syndication;

(iii) deliver reliance letters reasonably satisfactory to Lender with respect to the environmental assessments and reports delivered to Lender prior to the Closing Date, which will run to Lender and its successors and assigns; and

(iv) execute modifications to the Loan Documents required by the Co- Lenders, provided that such modification will not (except as set forth in (v) and (vi) below) change any material or economic terms of the Loan Documents, or otherwise materially increase the obligations or materially decrease the rights of Borrower pursuant to the Loan Documents;

(v) if Lender elects, in its sole discretion, prior to or upon a Syndication, to split the Loan into two or more parts, or the Note into multiple component notes or tranches which may have different interest rates, principal amounts, payment priorities, and maturities, Borrower agrees to cooperate with Lender in connection with the foregoing and to execute the required modifications and amendments to the Note, this Agreement and the Loan Documents and to provide opinions necessary to effectuate the same. Such Notes or components may be assigned different interest rates, so long as the initial weighted average of such interest rates does not exceed the Applicable Interest Rate; and

(vi) execute modifications to the Loan Documents changing the interest rate for the Loan and the Mortgage Loan, provided that the initial weighted average of the interest rate spreads for the Loan and the Mortgage Loan after such modification shall not exceed the weighted average of the interest rate spreads for the Loan and the Mortgage Loan immediately prior to such modification and the scheduled amortization payments after such modification will not exceed the Scheduled Amortization Payments due under the Loan Agreement and Mezzanine Loan Agreement immediately prior to such modification. The Borrower shall also provide opinions and title insurance reasonably necessary to effectuate the same.

All third party costs and expenses and out-of-pocket expenses incurred by Lender in connection with this Section 9.7.3 and the Syndication shall be paid by Lender (except as otherwise expressly set forth herein). These shall include, but not be limited to, fees and disbursements of legal counsel, accountants, and other professionals retained by Lender and fees and expenses incurred for producing any offering documents or any other materials (including travel by Lender and its agents, design, printing, photograph and documents production costs). Solely for the purposes of this Section 9.7.3, Lender shall reimburse Borrower for all of its reasonable out-of-pocket costs and expenses, including the reasonable out-of-pocket fees and expenses of Borrower’s counsel in excess of $25,000 (it being understood that Borrower shall be responsible for paying up to $25,000 of such costs, fees and expenses), that Borrower incurs in connection with complying with a request made by Lender under this Section 9.7.3 in connection with a Securitization. Upon Lender’s request, Borrower shall deliver to Lender such evidence required by Lender demonstrating that Borrower has incurred such out-of-pocket costs, fees and expenses, including, delivery of bills and invoices reflecting such fees, costs and expenses.

Notwithstanding the foregoing, the provisions of this paragraph shall in no way limit or affect any Borrower obligation to pay any costs expressly required to be paid by Borrower pursuant to any other Sections of this Agreement.

9.7.4 Payment of Agent’s, and Co-Lender’s Expenses, Indemnity, etc. Borrower and Guarantor shall:

(a) whether or not the transactions contemplated in this Section 9.7 are consummated, pay all reasonable out-of-pocket costs and expenses (A) of Agent’s counsel fees and expenses relating to the negotiation, preparation, execution and delivery of the Note, this Agreement, the Pledge Agreement, and the other Loan Documents and the documents and instruments referred to therein, the creation, perfection or protection of Lender’s and Co-Lender’s liens on the Properties (including, without limitation, fees and expenses for title insurance, property inspections, appraisals, if required for Syndication, surveys, lien searches, filing and recording fees, and escrow fees and expenses), and any amendment, waiver or consent relating to any of the Loan Documents including releases, (but Agent and the Co-Lender’s shall pay their own respective counsel fees) and (B) of Agent and Co-Lenders in connection with the preservation of rights under, any amendment, waiver or consent relating to, and enforcement of, the Loan Documents and the documents and instruments referred to therein or in connection with any restructuring or rescheduling of the Obligations (including, without limitation, the reasonable fees and disbursements of counsel for Agent and the Co-Lenders);

(b) pay, and hold Agent and each Co-Lender harmless from and against, any and all present and future stamp, excise and other similar taxes with respect to the foregoing matters and hold Agent and each Co-Lender harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to Agent or such Co-Lender) to pay such taxes; and

(c) indemnify Agent, (in its capacity as Lender and as Agent), and each Co- Lender, its officers, directors, employees, representatives and agents and any persons or entities owned or Controlled by, owning or Controlling, or under common Control or Affiliated with Agent, Agent, or each Co-Lender (each an “Indemnitee”) from, and hold each of them harmless against, any and all losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for such Indemnitee in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnitee shall be designated a party thereto) that may at any time (including, without limitation, at any time following the payment of the Obligations) be imposed on, asserted against or incurred by any Indemnitee as a result of, or arising in any manner out of, or in any way related to or by reason of, (i) the execution, delivery or performance of any Loan Document by Borrower, (ii) the breach of any of Borrower’s representations and warranties or of any of Borrower’s Obligations, (iii) a default under Section 5.2.8 hereof, including, without limitation, reasonable attorneys’ fees and costs incurred in the investigation, defense, and settlement of losses incurred in correcting any prohibited transaction or in the sale of a prohibited loan, and in obtaining any individual prohibited transaction exemption under ERISA, the Code, any State statute or other similar law that may be required, and (iv) the exercise by Agent and the Co-Lenders of their rights and remedies (including, without limitation, foreclosure) under any Loan Documents, but excluding, as to any Indemnitee, any such losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements incurred solely by reason of the gross negligence or willful misconduct of such Indemnitee as finally determined by a court of competent jurisdiction (collectively, “Indemnified Liabilities”). Borrower and Guarantor further agree that, without Agent’s or the Co-Lenders’ prior written consent, it will not enter into any settlement of a lawsuit, claim or other proceeding arising or relating to any Indemnified Liability unless such settlement includes an explicit and unconditional release from the party bringing such lawsuit, claim or other proceeding of each Indemnitee. Borrower’s and Guarantor’s obligations under this Section shall survive the termination of this Agreement and the payment of the Obligations. Borrower and Guarantor shall have the right to undertake, conduct and control through counsel of its own choosing (which counsel shall be acceptable to the Indemnitee acting reasonably), the conduct and settlement of the Indemnified Liabilities, and the Indemnitee shall cooperate with Borrower and Guarantor in connection therewith; provided that Borrower and Guarantor shall permit the Indemnitee to participate in such conduct and settlement through counsel chosen by the Indemnitee, but reasonable fees and expenses of such counsel shall be borne by the Indemnitee. Notwithstanding the foregoing, the Indemnitee shall have the right to employ its own counsel, and the reasonable fees and expenses of such counsel shall be at Borrower’s and Guarantor’s cost and expense if the Indemnitee reasonably determines that (i) Borrower’s and Guarantor’s counsel is not adequately defending any claim or proceeding in a manner reasonably acceptable to Indemnitee or (ii) the interests of Borrower and Guarantor and the Indemnitee have become adverse in any such claim or course of action; provided, however Borrower, in such event, shall only be liable for the reasonable legal expenses of one counsel for all such Indemnitees. None of Borrower, Guarantor or any Indemnitee shall be liable for any settlement of any Indemnified Liability effected without its prior written consent, such consent not to be unreasonably withheld. No Indemnitee shall be liable for any indirect or consequential damages in connection with its activities related to the Loan, the Securitization or the Syndication.

9.7.5 Limitation of Liability.

No claim may be made by Borrower, or any other Person against Agent, or any Co-Lenders or the Affiliates, directors, officers, employees, attorneys or agent of any of such Persons for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement or any act, omission or event occurring in connection therewith; and Borrower hereby waives, releases and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

9.7.6 No Joint Venture.

Notwithstanding anything to the contrary herein contained, neither Agent, nor any Co-Lender by entering into this Agreement or by taking any action pursuant hereto, will be deemed a partner or joint venturer with Borrower.

9.7.7 Voting Rights of Co-Lenders.

Borrower acknowledges that the Co-Lending Agreement may contain provisions which require that amendments, waivers, extensions, modifications, and other decisions with respect to the Loan Documents shall require the approval of all or a number of the Co-Lenders holding in the aggregate a specified percentage of the Loan or any one or more Co-Lenders that are specifically affected by such amendment, waiver, extension, modification or other decision.

Section 9.8 Reallocation of Loan Amounts.

In the event Mortgage Lender exercises its right to reallocate the amount of the Loan and the Mortgage Loan pursuant to Section 9.8 of the Mortgage Loan Agreement, Borrower agrees to cooperate to facilitate such reallocation provided that (i) the aggregate principal amount of the Loan and the Mortgage Loan immediately following such reallocation shall equal the outstanding principal balance of the Loan and the Mortgage Loan and immediately prior to such reallocation, (ii) the aggregate Scheduled Amortization Payments immediately following such reallocation shall not exceed the aggregate Scheduled Amortization Payments immediately prior to the reallocation, and (iii) the weighted average interest rate of the Note and the Mortgage Note immediately following such reallocation shall equal the initial weighted average interest rate which was applicable to the Note and the Mortgage Note immediately prior to such reallocation and (iii) Lender has agreed to the allocation as required by the Mortgage Lender. Borrower shall cooperate with all reasonable requests of Lender in order to reallocate the amount of the Loan and the Mortgage Loan and shall execute and deliver such documents as shall reasonably be required by Lender in connection therewith, all in form and substance reasonably satisfactory to Lender. Lender shall pay all costs and expenses in connection such reallocation pursuant to this Section 9.8, except that Borrower shall pay the costs and expenses of its legal counsel and the costs of any additional title insurance and UCC insurance premiums and any additional mortgage, mortgage recording, stamp, intangible or other similar tax required to be paid by any Person under applicable Legal Requirements currently in effect in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any amendments of the Loan Documents or the Mezzanine Loan Documents in connection with the reallocation. It shall be an Event of Default under this Agreement, the Note, the Pledge Agreement and the other Loan Documents if Borrower fails to comply with any of the terms, covenants or conditions of this Section 9.8 after expiration of ten (10) Business Days after notice thereof.

Section 9.9 Certain Additional Rights to Lender.

Subject to the terms hereof, Lender shall have the right:

(a) to routinely consult with Borrower’s management regarding the significant business activities and business and financial developments of Borrower; provided, however, that such consultations shall not include discussions of environmental compliance programs or disposal of hazardous substances. Routine consultation meetings may occur no more frequently than quarterly, with Lender having the right to call special meetings at any reasonable time (but not more frequently than once per quarter) and upon reasonable advance notice. Borrower shall have no obligation to adhere to any advice proposed by Lender, except as the same may be otherwise specifically required elsewhere in the Loan Documents;

(b) in accordance with but subject to the terms of this Agreement, to examine the books and records of Borrower at any reasonable times upon reasonable notice;

(c) in accordance with but subject to the terms of this Agreement, to receive financial reports and other statements as provided in Section 5.1.10 hereof;

(d) in accordance with but subject to the terms of this Agreement, but without restricting any other rights of Lender under this Agreement (including any similar right), to approve any acquisition by Borrower of any Substitute Property; and

(e) in accordance with but subject to the terms of this Agreement, but without restricting any other right of Lender under this Agreement, to exercise certain approval rights with respect to the proposed annual operating budgets as provided in Section 5.1.10(d) hereof.

The rights described above may be exercised by any entity which owns and controls, directly or indirectly, substantially all of the interests in Lender. Nothing contained in this Section 9.9 is intended (i) to confer upon Lender any rights or privileges greater than those inuring to Lender under the other provisions of this Agreement, (ii) to impose upon Borrower any duties, obligations or liabilities greater than or in addition to those owed by Borrower under the other provisions of this Agreement, or (iii) to constitute Lender a partner or member of Borrower or a third-party beneficiary of Borrower’s Organizational Documents.

Section 9.10 Mortgage Loan Defaults.

(a) Without limiting the generality of the other provisions of this Agreement, and without waiving or releasing Borrower from any of its obligations hereunder, if there shall occur any Mortgage Loan Event of Default, Borrower hereby expressly agrees that Lender shall have the immediate right, without notice to or demand on Borrower or Mortgage Borrower, but shall be under no obligation, to the extent necessary to remediate such Mortgage Loan Event of Default: (i) to pay all or any part of the Mortgage Loan, and any other sums, that are then due and payable and to perform any act or take any action on behalf of Mortgage Borrower, as may be appropriate, to cause all of the terms, covenants and conditions of the Mortgage Loan Documents on the part of Mortgage Borrower to be performed or observed thereunder to be promptly performed or observed; and (ii) to pay any other amounts and take any other action as Lender, in its sole and absolute discretion, shall deem advisable to protect or preserve the rights and interests of Lender in the Loan and/or the Collateral. Lender shall have no obligation to complete any cure or attempted cure undertaken or commenced by Lender. All sums so paid and the costs and expenses incurred by Lender in exercising rights under this Section (including, without limitation, reasonable attorneys’ and other professional fees), with interest at the Default Rate, for the period from the date of demand by Lender to Borrower for such payments to the date of payment to Lender, shall constitute a portion of the Debt, shall be secured by the Pledge Agreement and shall be due and payable to Lender within two Business Days following demand therefor.

(b) Subject to the rights of tenants and the Operating Tenant, Borrower hereby grants, and shall cause Mortgage Borrower to grant, Lender and any Person designated by Lender the right to enter upon the Property at any time for the purpose of carrying out the rights granted to Lender under this Section 9.10. Borrower shall not, and shall not cause or permit Mortgage Borrower or any other Person to impede, interfere with, hinder or delay, any effort or action on the part of Lender to cure any default or asserted default under the Mortgage Loan, or to otherwise protect or preserve Lender’s interests in the Loan and the Collateral, including the Property in accordance with the provisions of this Agreement and the other Loan Documents.

(c) Borrower hereby indemnifies Lender from and against all out-of-pocket liabilities, obligations, losses, damages, penalties, assessments, actions, or causes of action, judgments, suits, claims, demands, costs, expenses (including, without limitation, reasonable attorneys’ and other professional fees, whether or not suit is brought, and settlement costs), and disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Lender as a result of any actions taken by Lender to remediate any Mortgage Loan Event of Default. Lender shall have no obligation to Borrower, Mortgage Borrower or any other party to make any such payment or performance.

(d) If Lender shall receive a copy of any notice of any Mortgage Loan Event of Default sent by Mortgage Lender to Mortgage Borrower, such notice shall constitute full protection to Lender for any action taken or omitted to be taken by Lender, in good faith, in reliance thereon. As a material inducement to Lender’s making the Loan, Borrower hereby absolutely and unconditionally release and waive all claims against Lender arising out of Lender’s exercise of its rights and remedies provided in this Section other than claims arising out of the fraud, illegal acts, gross negligence or willful misconduct of Lender.

(e) In the event that Lender makes any payment in respect of the Mortgage Loan, Lender shall be subrogated to all of the rights of Mortgage Lender under the Mortgage Loan Documents against the Property and Mortgage Borrower in addition to all other rights Lender may have under the Loan Documents or applicable law.

Section 9.11 Intercreditor Agreement.

(a) Lender and Mortgage Lender are parties to a certain intercreditor agreement dated as of the date hereof (the “Intercreditor Agreement”) memorializing their relative rights and obligations with respect to the Mortgage Loan, the Loan, Mortgage Borrower, Borrower and the Properties. Borrower and Mortgage Borrower hereby acknowledge and agree that (i) such Intercreditor Agreement is intended solely for the benefit of Lender and Mortgage Lender and (ii) Borrower and Mortgagor are not intended third-party beneficiaries of any of the provisions therein and shall not be entitled to rely on any of the provisions contained therein. Lender and Mortgage Lender shall have no obligation to disclose to Borrower the contents of the Intercreditor Agreement. Borrower’s obligations hereunder are independent of such Intercreditor Agreement and remain unmodified by the terms and provisions thereof.

(b) In the event the Lender is required pursuant to the terms of the Intercreditor Agreement to pay over any payment or distribution of assets, whether in cash, property or securities which is applied to the Debt, including, without limitation, any proceeds of the Properties previously received by Lender on account of the Loan to the Mortgage Lender, then Borrower agrees to indemnify Lender for any amounts so paid, and any amount so paid shall continue to be owing pursuant to the Loan Documents as part of the Debt notwithstanding the prior receipt of such payment by Lender.

Section 9.12 Discussions with Mortgage Lender.

In connection with the exercise of its rights set forth in the Loan Documents, Lender shall have the right at any time to discuss the Properties, the Mortgage Loan, the Loan or any other matter directly with Mortgage Lender or Mortgage Lender’s consultants, agents or representatives without notice to or permission from Borrower or any other Loan Party, nor shall Lender have any obligation to disclose such discussions or the contents thereof with Borrower or any other Loan Party.

Section 9.13 Independent Approval Rights.

If any action, proposed action or other decision is consented to or approved by Mortgage Lender, such consent or approval shall not be binding or controlling on Lender. Borrower hereby acknowledges and agrees that (i) the risks of Mortgage Lender in making the Mortgage Loan are different from the risks of Lender in making the Loan, (ii) in determining whether to grant, deny, withhold or condition any requested consent or approval Mortgage Lender and Lender may reasonably reach different conclusions, and (iii) Lender has an absolute independent right to grant, deny, withhold or condition any requested consent or approval based on its own point of view. Further, the denial by Lender of a requested consent or approval shall not create any liability or other obligation of Lender if the denial of such consent or approval results directly or indirectly in a default under the Mortgage Loan, and Borrower hereby waives any claim of liability against Lender arising from any such denial.

X. MISCELLANEOUS

Section 10.1 Survival.

This Agreement and all covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the making by Lender of the Loan and the execution and delivery to Lender of the Note, and shall continue in full force and effect so long as all or any of the Debt is outstanding and unpaid unless a longer period is expressly set forth herein or in the other Loan Documents. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the legal representatives, successors and assigns of such party. All covenants, promises and agreements in this Agreement, by or on behalf of Borrower, shall inure to the benefit of the legal representatives, successors and assigns of Lender.

Section 10.2 Lender’s Discretion.

Whenever pursuant to this Agreement, Lender exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Lender, the decision of Lender to approve or disapprove or to decide whether arrangements or terms are satisfactory or not satisfactory shall (except as is otherwise specifically herein provided) be in the sole discretion of Lender and shall be final and conclusive.

Section 10.3 Governing Law.

(a) THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT ENTERED INTO PURSUANT TO THE LAWS OF THE STATE OF NEW YORK AND SHALL IN ALL RESPECTS BE GOVERNED, CONSTRUED, APPLIED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS).

(b) WITH RESPECT TO ANY CLAIM OR ACTION ARISING HEREUNDER OR UNDER THIS AGREEMENT, THE NOTE, OR THE OTHER LOAN DOCUMENTS, BORROWER (A) IRREVOCABLY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK, NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF, AND (B) IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY HAVE AT ANY TIME TO THE LAYING ON VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTE OR THE OTHER LOAN DOCUMENTS BROUGHT IN ANY SUCH COURT, IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING IN THIS AGREEMENT, THE NOTE OR THE OTHER LOAN DOCUMENTS INSTRUMENT WILL BE DEEMED TO PRECLUDE LENDER FROM BRINGING AN ACTION OR PROCEEDING WITH RESPECT HERETO IN ANY OTHER JURISDICTION.

Section 10.4 Modification, Waiver in Writing.

No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement, the Note, or of any other Loan Document, nor consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to, or demand on Borrower, shall entitle Borrower to any other or future notice or demand in the same, similar or other circumstances.

Section 10.5 Delay Not a Waiver.

Neither any failure nor any delay on the part of Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder, or under the Note or under any other Loan Document, or any other instrument given as security therefor, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under this Agreement, the Note or any other Loan Document, Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Agreement, the Note or the other Loan Documents, or to declare a default for failure to effect prompt payment of any such other amount.

Section 10.6 Notices.

All notices or other written communications hereunder shall be deemed to have been properly given (i) upon delivery, if delivered in person or by facsimile transmission with receipt acknowledged by the recipient thereof and confirmed by telephone by sender, (ii) one (1) Business Day after having been deposited for overnight delivery with any reputable overnight courier service, or (iii) three (3) Business Days after having been deposited in any post office or mail depository regularly maintained by the U.S. Postal Service and sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

If to Borrower:	MeriStar Mezzanine Borrower SPE, LLC
c/o MeriStar Hospitality Corporation
4501 N. Fairfax Drive, Suite 500
Arlington, Virginia 22203
Attention: Jerome J. Kraisinger, Esq. (General Counsel)
Facsimile No.: (703) 812-7235

With a copy to:	Latham & Watkins LLP
885 Third Avenue, Suite 1000
New York, New York 10022-4834
Attention: James I. Hisiger
Facsimile No.: (212) 751-4864

If to Lender / Agent:	Lehman Brothers Bank, FSB
c/o Lehman Brothers Holdings 399 Park Avenue
New York, New York 10022
Attention: Jeffrey Peltier Facsimile No.: (212) 758-3128

With a copy to:	Lehman Brothers Bank, FSB
c/o Lehman Brothers Holdings 399 Park Avenue
New York, New York 10022
Attention: Gary Taylor
Facsimile No.: (646) 758-2256

and

Thacher Proffitt & Wood LLP
Two World Financial Center New York, New York 10281
Attention: Mitchell G. Williams, Esq.
Facsimile No.: (212) 912-7751

With a copy of all notices,	_______________________________
certificates, and other	_______________________________
information under Section	_______________________________
5.1.10 to:	_______________________________
Attention:_______________________________
Facsimile No.:_______________________________

or addressed as such party may from time to time designate by written notice to the other parties.

Either party by notice to the other may designate additional or different addresses for subsequent notices or communications.

Section 10.7 Trial by Jury.

BORROWER HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. LENDER IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY BORROWER.

Section 10.8 Headings.

The Article and/or Section headings and the Table of Contents in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

Section 10.9 Severability.

Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under Applicable Law, but if any provision of this Agreement shall be prohibited by or invalid under Applicable Law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

Section 10.10 Preferences.

Lender shall have the continuing and exclusive right to apply or reverse and reapply any and all payments by Borrower to any portion of the obligations of Borrower hereunder. To the extent Borrower makes a payment or payments to Lender, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, State or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the obligations hereunder or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Lender.

Section 10.11 Waiver of Notice.

Borrower shall not be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which this Agreement or the other Loan Documents specifically and expressly provide for the giving of notice by Lender to Borrower and except with respect to matters for which Borrower is not, pursuant to applicable Legal Requirements, permitted to waive the giving of notice. Borrower hereby expressly waives the right to receive any notice from Lender with respect to any matter for which this Agreement or the other Loan Documents do not specifically and expressly provide for the giving of notice by Lender to Borrower.

Section 10.12 Remedies of Borrower.

In the event that a claim or adjudication is made that Lender or its agents have acted unreasonably or unreasonably delayed acting in any case where by law or under this Agreement or the other Loan Documents, Lender or such agent, as the case may be, has an obligation to act reasonably or promptly, Borrower agrees that neither Lender nor its agents shall be liable for any monetary damages, and Borrower’s sole remedies shall be limited to commencing an action seeking injunctive relief or declaratory judgment. The parties hereto agree that any action or proceeding to determine whether Lender has acted reasonably shall be determined by an action seeking declaratory judgment.

Section 10.13 Expenses; Indemnity.

(a) Borrower covenants and agrees to pay or, if Borrower fails to pay, to reimburse, Lender within five (5) days of receipt of written notice from Lender for all reasonable costs and expenses (including reasonable attorneys’ fees and disbursements) incurred by Lender in connection with (i) the preparation, negotiation, execution and delivery of this Agreement and the other Loan Documents and the consummation of the transactions contemplated hereby and thereby and all the costs of furnishing all opinions by counsel for Borrower (including without limitation any opinions requested by Lender as to any legal matters arising under this Agreement or the other Loan Documents with respect to the Properties); (ii) Borrower’s ongoing performance of and compliance with Borrower’s respective agreements and covenants contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date, including, without limitation, confirming compliance with environmental and insurance requirements; (iii) Lender’s ongoing performance and compliance with all agreements and conditions contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date; (iv) the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications to this Agreement and the other Loan Documents and any other documents or matters requested by Lender; (v) securing Borrower’s compliance with any requests made pursuant to the provisions of this Agreement; (vi) the filing and recording fees and expenses, title insurance and reasonable fees and expenses of counsel for providing to Lender all required legal opinions, and other similar expenses incurred in creating and perfecting the Liens in favor of Lender pursuant to this Agreement and the other Loan Documents; (vii) enforcing or preserving any rights, in response to third party claims or the prosecuting or defending of any action or proceeding or other litigation, in each case against, under or affecting Borrower, this Agreement, the other Loan Documents, the Collateral, or any other security given for the Loan; and (viii) enforcing any obligations of or collecting any payments due from Borrower under this Agreement, the other Loan Documents or with respect to the Collateral or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a “work-out” or of any insolvency or bankruptcy proceedings; provided, however, that Borrower shall not be liable for the payment of any such costs and expenses to the extent the same arise by reason of the gross negligence, illegal acts, fraud or willful misconduct of Lender. Any cost and expenses due and payable to Lender shall be payable to Lender’s designee.

(b) Borrower shall indemnify, defend and hold harmless Lender from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for Lender in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not Lender shall be designated a party thereto), that may be imposed on, incurred by, or asserted against Lender in any manner relating to or arising out of (i) any breach by Borrower of its obligations under, or any material misrepresentation by Borrower contained in, this Agreement or the other Loan Documents, or (ii) the use or intended use of the proceeds of the Loan (collectively, the “Additional Indemnified Liabilities”); provided, however, that Borrower shall not have any obligation to Lender hereunder to the extent that such Liabilities arise from the gross negligence, illegal acts, fraud or willful misconduct of Lender. To the extent that the undertaking to indemnify, defend and hold harmless set forth in the preceding sentence may be unenforceable because it violates any law or public policy, Borrower shall pay the maximum portion that it is permitted to pay and satisfy under Applicable Law to the payment and satisfaction of all Additional Indemnified Liabilities incurred by Lender.

(c) Borrower shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless Lender and the Indemnified Parties from and against any and all losses (including, without limitation, reasonable attorneys’ fees and costs incurred in the investigation, defense, and settlement of losses incurred in correcting any prohibited transaction or in the sale of a prohibited loan, and in obtaining any individual prohibited transaction exemption under ERISA, the Code, any State statute or other similar law that may be required, in Lender’s sole discretion) that Lender may incur, directly or indirectly, as a result of a default under Sections 4.1.9 or 5.2.8 hereof.

(d) Borrower covenants and agrees to pay for or, if Borrower fails to pay, to reimburse Lender for any fees and expenses incurred by any Rating Agency in connection with any consent, approval, waiver or confirmation obtained from such Rating Agency pursuant to the terms and conditions of this Agreement or any other Loan Document and Lender shall be entitled to require payment of such fees and expenses as a condition precedent to the obtaining of any such consent, approval, waiver or confirmation.

Section 10.14 Schedules and Exhibits Incorporated.

The Schedules and Exhibits annexed hereto are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.

Section 10.15 Offsets, Counterclaims and Defenses.

Any assignee of Lender’s interest in and to this Agreement, the Note and the other Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to such documents which Borrower may otherwise have against any assignor of such documents, and no such unrelated counterclaim or defense shall be interposed or asserted by Borrower in any action or proceeding brought by any such assignee upon such documents and any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Borrower.

Section 10.16 No Joint Venture or Partnership; No Third Party Beneficiaries.

(a) Borrower and Lender intend that the relationships created hereunder and under the other Loan Documents be solely that of borrower and lender. Nothing herein or therein is intended to create a joint venture, partnership, tenancy-in-common, or joint tenancy relationship between Borrower and Lender or to grant Lender any interest in the Collateral other than that of lender.

(b) This Agreement and the other Loan Documents are solely for the benefit of Lender and Borrower and nothing contained in this Agreement or the other Loan Documents shall be deemed to confer upon anyone other than Lender and Borrower any right to insist upon or to enforce the performance or observance of any of the obligations contained herein or therein. All conditions to the obligations of Lender to make the Loan hereunder are imposed solely and exclusively for the benefit of Lender and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lender will refuse to make the Loan in the absence of strict compliance with any or all thereof and no other Person shall under any circumstances be deemed to be a beneficiary of such conditions, any or all of which may be freely waived in whole or in part by Lender if, in Lender’s sole discretion, Lender deems it advisable or desirable to do so.

Section 10.17 Publicity.

All news releases, publicity or advertising by Borrower or their Affiliates through any media intended to reach the general public which refers to the Loan Documents or the financing evidenced by the Loan Documents, to Lender, Lehman, or any of their Affiliates shall be subject to the prior written approval of Lender, which shall not be unreasonably withheld. All news releases, publicity or advertising by Lender or its Affiliates (other than in connection with a Securitization or a Syndication) through any media intended to reach the general public which refers to the Loan Documents or the financing evidenced by the Loan Documents, to Borrower, or any of their Affiliates shall be subject to the prior written approval of Borrower or Guarantor, which shall not be unreasonably withheld. Notwithstanding the foregoing, disclosure required by any federal or State securities laws, rules or regulations, as determined by Borrower’s or Lender’s counsel, respectively, shall not be subject to the prior written approval of Lender or Borrower, as applicable.

Section 10.18 Waiver of Marshalling of Assets.

(a) Intentionally Deleted.

(b) To the fullest extent permitted by Applicable Law, Borrower, for itself and its successors and assigns, waives all rights to a marshalling of the assets of Borrower, Borrower’s partners and others with interests in Borrower, and of the Collateral, or to a sale in inverse order of alienation in the event of foreclosure of all or any of the Pledge Agreement, and agrees not to assert any right under any laws pertaining to the marshalling of assets, the sale in inverse order of alienation, homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of Lender under the Loan Documents to a sale of the Collateral for the collection of the Debt without any prior or different resort for collection or of the right of Lender to the payment of the Debt out of the net proceeds of the Properties in preference to every other claimant whatsoever. In addition, Borrower, for itself and its successors and assigns, waives in the event of foreclosure of the Pledge Agreement, any equitable right otherwise available to Borrower which would require the separate sale of the Collateral or require Lender to exhaust its remedies against any portion of the Collateral before proceeding against any other portion of the Collateral; and further in the event of such foreclosure Borrower does hereby expressly consents to and authorizes, at the option of Lender, the foreclosure and sale either separately or together of any combination of the Collateral.

Section 10.19 Waiver of Counterclaim.

Borrower hereby waives the right to assert a counterclaim, other than a compulsory counterclaim, in any action or proceeding brought against it by Lender or its agents.

Section 10.20 Conflict; Construction of Documents; Reliance.

In the event of any conflict between the provisions of this Agreement and any of the other Loan Documents, the provisions of this Agreement shall control. The parties hereto acknowledge that they were represented by competent counsel in connection with the negotiation, drafting and execution of the Loan Documents and that such Loan Documents shall not be subject to the principle of construing their meaning against the party which drafted same. Borrower acknowledges that, with respect to the Loan, Borrower shall rely solely on its own judgment and advisors in entering into the Loan without relying in any manner on any statements, representations or recommendations of Lender or any parent, subsidiary or Affiliate of Lender. Lender shall not be subject to any limitation whatsoever in the exercise of any rights or remedies available to it under any of the Loan Documents or any other agreements or instruments which govern the Loan by virtue of the ownership by it or any parent, subsidiary or Affiliate of Lender of any equity interest any of them may acquire in Borrower, and Borrower hereby irrevocably waives the right to raise any defense or take any action on the basis of the foregoing with respect to Lender’s exercise of any such rights or remedies. Borrower acknowledges that Lender engages in the business of real estate financings and other real estate transactions and investments which may be viewed as adverse to or competitive with the business of Borrower or its Affiliates.

Section 10.21 Brokers and Financial Advisors.

Borrower hereby represents that it has dealt with no financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by this Agreement. Borrower hereby agrees to indemnify, defend and hold Lender harmless from and against any and all claims, liabilities, costs and expenses of any kind (including Lender’s attorneys’ fees and expenses) in any way relating to or arising from a claim by any Person that such Person acted on behalf of Borrower or Lender in connection with the transactions contemplated herein. The provisions of this Section 10.21 shall survive the expiration and termination of this Agreement and the payment of the Debt.

Section 10.22 Prior Agreements.

This Agreement and the other Loan Documents contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements among or between such parties, whether oral or written, between Borrower and/or its Affiliates and Lender are superseded by the terms of this Agreement and the other Loan Documents.

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

BORROWER:

MERISTAR MEZZANINE BORROWER SPE, LLC, a Delaware limited liability company

By:	/s/ Kevin J. Welch
Name: Kevin J. Welch
Title: Authorized Signatory

LENDER:

LEHMAN BROTHERS BANK FSB, a federal stock savings bank, individually and as Agent for one or more Co-Lenders

By:	/s/ Charlene Thomas
Name: Charlene Thomas
Title: Vice President

WITH RESPECT TO SECTIONS 9.1, 9.2, 9.7.3, AND 9.7.4 ONLY:

GUARANTOR:

MERISTAR HOSPITALITY OPERATING PARTNERSHIP, L.P., a Delaware limited partnership

By:	MeriStar Hospitality Corporation, a Maryland corporation, its general partner

By:	/s/ Donald D. Olinger
Name: Donald D. Olinger
Title: Authorized Signatory